Exhibit (a)(1)(A)
United States Offer to Purchase for Cash
By
ZHIHU INC.
Up to 46,921,448 of Its Class A Ordinary Shares (Including in the Form of American Depositary Shares)
At
HK$9.11 per Class A Ordinary Share
(Equivalent of US$3.50 per American Depositary Share)
ISIN Number of Class A Ordinary Shares: KYG989MJ1017
CUSIP Number of American Depositary Shares: 98955N 207

THE U.S. OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 4:00 A.M., NEW YORK CITY TIME, ON WEDNESDAY, OCTOBER 30, 2024, UNLESS THE U.S. OFFER IS EXTENDED.

Zhihu Inc., an exempted company with limited liability incorporated under the laws of the Cayman Islands, is making an all cash tender offer pursuant to this U.S. Offer to Purchase, which we refer to as the U.S. Offer, together with a concurrent separate all cash Non-U.S. Offer on equivalent terms pursuant to a separate Offer Document, to buy back up to 46,921,448 of its Class A Ordinary Shares (including in the form of ADSs) at an Offer Price of HK$9.11 per Class A Ordinary Share in cash (equivalent of US$3.50 per ADS), without interest, upon the terms and subject to the conditions set forth in this U.S. Offer to Purchase and the related materials, including the ADS Letter of Transmittal and the Form of Acceptance. Capitalized terms used but not specifically defined herein shall have the meanings ascribed to them in “Definitions.”
The Offers qualify for the “Tier II” cross-border tender offer exemption in accordance with Rule 13e-4(i) under the Exchange Act, and, as a result, are exempt from certain provisions of Regulation 14E under the Exchange Act or otherwise applicable U.S. statutes and rules relating to tender offers. Accordingly, the Offers have been structured as two separate offers, namely the U.S. Offer and Non-U.S. Offer. The U.S. Offer and the Non-U.S. Offer are being made on the same terms, and the U.S. Offer and the Non-U.S. Offer are respectively governed by U.S. laws and Hong Kong laws.
This U.S. Offer to Purchase relates to the U.S. Offer and is being sent to all ADS holders (wherever such ADS holders are located) and all holders of Class A Ordinary Shares that are residents of, or located in, the United States. The separate Offer Document relating to the Non-U.S. Offer is being published in Hong Kong and made available to all holders of Class A Ordinary Shares that are neither residents of, nor located in, the United States. IF YOU ARE NEITHER AN ADS HOLDER NOR A U.S. HOLDER OF CLASS A ORDINARY SHARES, YOU MAY NOT TENDER YOUR SECURITIES INTO THE U.S. OFFER. ADSS AND CLASS A ORDINARY SHARES OF U.S. HOLDERS MAY NOT BE TENDERED IN THE NON-U.S. OFFER.
The Offers are conditional upon the approval by more than 50% of the votes cast by the Independent Shareholders in attendance either in person or by proxy by way of a poll having been obtained at the EGM to be held at 10:00 a.m., Beijing time, on Wednesday, October 16, 2024 in respect of the Offers. This Condition cannot be waived. Accordingly, if this Condition is not satisfied on or before December 31, 2024, the Offers will not proceed. The U.S. Offer is not subject to any financing or minimum tender condition.
This U.S. Offer to Purchase, the ADS Letter of Transmittal, the Form of Acceptance, and other related materials will be distributed to all ADS holders (wherever such ADS holders are located) and U.S. holders of Class A Ordinary Shares and will be furnished to brokers, dealers, commercial banks, trust companies, and other nominees whose names appear on the Company’s stockholder list or, if applicable, who are listed as participants in a clearing agency’s security position listing for subsequent transmittal to beneficial owners of the ADSs and Class A Ordinary Shares.
THE OFFERS HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SEC OR ANY STATE SECURITIES COMMISSION, NOR HAS THE SEC OR ANY STATE SECURITIES

COMMISSION PASSED UPON THE MERITS OR FAIRNESS OF THE OFFERS OR DETERMINED THE ADEQUACY OR ACCURACY OF THE INFORMATION CONTAINED IN THIS U.S. OFFER TO PURCHASE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
The U.S. Offer commenced on Monday, September 9, 2024 and will expire at 4:00 a.m., New York City time, on Wednesday, October 30, 2024, as may be extended as set forth in this U.S. Offer to Purchase.
This U.S. Offer to Purchase, the ADS Letter of Transmittal, and the Form of Acceptance contain important information, and you should carefully read them in their entirety before making a decision with respect to the U.S. Offer.
If you have questions or need assistance, you should contact Broadridge Corporate Issuer Solutions, LLC, the Information Agent, the Tender Agent, and the Paying Agent, at +1 (855) 793-5068 (toll-free from the United States) and +1 (888) 789-8409 (from other countries) from 9:00 a.m. to 6:00 p.m., New York City time, Monday to Friday. The Information Agent will only be able to provide information contained in this U.S. Offer to Purchase and related materials and will be unable to give advice on the merits of the U.S. Offer or to provide financial, investment, or taxation advice. If you require additional copies of this U.S. Offer to Purchase, the ADS Letter of Transmittal, the Form of Acceptance, or other related materials, you should contact the Information Agent.
U.S. Offer to Purchase dated September 9, 2024

IMPORTANT
If you wish to tender all or any portion of your ADSs or Class A Ordinary Shares in the U.S. Offer, you must do one of the following.
Tenders by ADS Holders
If you are an ADS holder, regardless of where you are located, and if you intend to tender all or any portion of your ADSs in the U.S. Offer, you must follow the procedures below, as applicable.
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If you are a registered holder of ADRs evidencing ADSs, you must properly complete and duly execute the ADS Letter of Transmittal and all other documents required by the ADS Letter of Transmittal, and you should timely submit these documents bearing your original signature, together with your ADRs evidencing the ADSs that you intend to tender to Broadridge Corporate Issuer Solutions, LLC, the Tender Agent for the U.S. Offer, at the address set forth in the ADS Letter of Transmittal, such that the Tender Agent receives these documents before the Latest Acceptance Time. Do NOT send any ADRs, the ADS Letter of Transmittal, or any related documents to the Company, the Depositary, or the Registrar. Note that, in some circumstances, your signature on the ADS Letter of Transmittal or the signature of an endorser of the tendered ADRs must be guaranteed under the Securities Transfer Agents Medallion Program (STAMP), the NYSE Medallion Signature Program (SEMP), or the Stock Exchange Medallion Program (a signature guarantee of that kind, a “Medallion Guarantee”).

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If you are a registered holder of uncertificated ADSs on the books of the Depositary, which is JPMorgan Chase Bank, N.A., you must properly complete and duly execute the ADS Letter of Transmittal and timely deliver it bearing your original signature, together with all other documents required by the ADS Letter of Transmittal, to the Tender Agent at the address set forth in the ADS Letter of Transmittal, such that the Tender Agent receives these documents before the Latest Acceptance Time. Do NOT send the ADS Letter of Transmittal or any related documents to the Company, the Depositary, or the Registrar. Note that, in some circumstances, your signature on the ADS Letter of Transmittal must be guaranteed by a Medallion Guarantee.

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If you hold ADSs through a broker, dealer, commercial bank, trust company, or other nominee in the DTC system, you must contact your broker, dealer, commercial bank, trust company, or other nominee and have such nominee tender your ADSs on your behalf through DTC. In order for a book-entry transfer to constitute a valid tender of your ADSs in the U.S. Offer, the ADSs must be tendered by your broker, dealer, commercial bank, trust company, or other nominee before the Latest Acceptance Time. Further, before the Latest Acceptance Time, the Tender Agent must receive (i) a confirmation of such tender of the ADSs and (ii) a message transmitted by DTC that forms part of a book-entry confirmation and states that DTC has received an express acknowledgment from the participant tendering the ADSs that are the subject of such book-entry confirmation stating that such participant has received, and agrees to be bound by, the terms of this U.S. Offer to Purchase and the ADS Letter of Transmittal, and that the Company may enforce such agreement against such participant, which we refer to as an “Agent’s Message.” DTC, participants in DTC, and other nominees are likely to establish cut-off times and dates that are earlier than the Latest Acceptance Time for receipt of instructions to tender ADSs. Note that if your ADSs are held through a broker, dealer, commercial bank, trust company, or other nominee and such nominee tenders your ADSs as instructed by you, such nominee may charge you a transaction or service fee. You should consult your broker, dealer, commercial bank, trust company, or other nominee to determine the cut-off time and date applicable to you, and whether you will be charged any transaction or service fee.

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If you are a DTC participant and hold ADSs in a DTC account as a DTC participant, you must tender your ADSs through DTC’s ATOP system and follow the procedure for book-entry transfer by causing DTC to transfer the ADSs in your participant’s account to the Tender Agent. An Agent’s Message must be transmitted by DTC and received by the Tender Agent before the Latest Acceptance Time to validly tender ADSs pursuant to the U.S. Offer.

Please note that neither the ADSs nor the Class A Ordinary Shares may be tendered in the U.S. Offer by guaranteed delivery.

Although the Offer Price is denominated in Hong Kong dollars, the Offer Price for the ADSs accepted for payment pursuant to the U.S. Offer will be paid to ADS holders in U.S. dollars and will be distributed, less the amount of any fees, expenses, and withholding taxes that may be applicable, to such ADS holders. The Offer Price per ADS was determined on the same basis as the Offer Price per Class A Ordinary Share and was calculated based on the ADS to Class A Ordinary Share ratio and an exchange rate of US$1.00 : HK$7.8073, the exchange rate prevailing on the date of the Announcement set forth in the H.10 statistical release of the Federal Reserve Board. The converted amounts will be deposited by the Company with Broadridge Corporate Issuer Solutions, LLC, the Paying Agent for the U.S. Offer, for payment to ADS holders. All U.S. dollar payments to tendering ADS holders pursuant to the U.S. Offer will be rounded to the nearest whole U.S. cent.
Detailed instructions are contained in this U.S. Offer to Purchase and the ADS Letter of Transmittal. If you have questions or need assistance, you should contact Broadridge Corporate Issuer Solutions, LLC, the Information Agent, the Tender Agent, and the Paying Agent, at +1 (855) 793-5068 (toll-free from the United States) and +1 (888) 789-8409 (from other countries) from 9:00 a.m. to 6:00 p.m., New York City time, Monday to Friday. Do NOT send any ADRs, the ADS Letter of Transmittal, or any related documents to the Company, the Registrar, or the Depositary. Delivery of any ADRs, the ADS Letter of Transmittal, or any related documents to the Company, the Registrar, or the Depositary does not constitute a valid tender of ADSs.
Tenders by U.S. Holders of Class A Ordinary Shares
If you are a U.S. Qualifying Shareholder, you hold Class A Ordinary Shares that are not represented by ADSs, and you wish to tender all or a portion of your Class A Ordinary Shares in the U.S. Offer, you must contact Computershare Hong Kong Investor Services Limited, the Registrar. If you are not a U.S. Qualifying Shareholder, you may not tender your Class A Ordinary Shares into the U.S. Offer.
In order for the Class A Ordinary Shares to be validly tendered, a U.S. Qualifying Shareholder participating in the U.S. Offer must either:
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complete and return the Form of Acceptance, together with the Title Documents for not less than the number of Class A Ordinary Shares in respect of which the U.S. Qualifying Shareholder wishes to accept the U.S. Offer, by post or by hand to the Registrar, Computershare Hong Kong Investor Services Limited, at Shops 1712-1716, 17th Floor, Hopewell Centre, 183 Queen’s Road East, Wan Chai, Hong Kong in an envelope marked “Zhihu Inc. — Buy-back Offer” in accordance with the instructions set forth in this U.S. Offer to Purchase and the Form of Acceptance before the Latest Acceptance Time, provided that only one Form of Acceptance may be accepted from each U.S. Qualifying Shareholder by the Registrar, or

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if the Title Documents in respect of a U.S. Qualifying Shareholder’s Class A Ordinary Shares are in the name of a nominee (including those Class A Ordinary Shares held in CCASS) or some name other than such U.S. Qualifying Shareholder’s own, (i) lodge the Title Documents with the nominee with instructions authorizing it to accept the U.S. Offer on behalf of the U.S. Qualifying Shareholder and requesting it to deliver the Form of Acceptance duly completed together with the Title Documents to the Registrar, on or before such deadline (which may be earlier than the Latest Acceptance Time) as may be stipulated by the nominee, (ii) arrange for the Class A Ordinary Shares to be registered in the U.S. Qualifying Shareholder’s name by the Company through the Registrar and send the Form of Acceptance duly completed together with the Title Documents to the Registrar, (iii) where the U.S. Qualifying Shareholder’s Class A Ordinary Shares have been maintained with a licensed securities dealer or custodian bank through CCASS, instruct such licensed securities dealer or custodian bank to authorize HKSCC to accept the U.S. Offer on behalf of the U.S. Qualifying Shareholder on or before the deadline set by HKSCC (which may be earlier than the Latest Acceptance Time), or (iv) if the U.S. Qualifying Shareholder’s Class A Ordinary Shares have been lodged with the U.S. Qualifying Shareholder’s investor participant account with CCASS, authorize the U.S. Qualifying Shareholder’s instruction via the CCASS phone system or CCASS internet system before the deadline set by HKSCC (which may be earlier than the Latest Acceptance Time).

Shareholders whose names do not appear on the Register on the Record Date (including Shareholders whose Class A Ordinary Shares are held through CCASS or otherwise in the name of a nominee) and who have not notified the Company that they are residents of, or located in, the United States on the Record Date cannot qualify as U.S. Qualifying Shareholders and may only tender in the Non-U.S. Offer. If such Shareholders who are residents of, or located in, the United States nevertheless wish to tender in the U.S. Offer, such Shareholders must contact their broker, dealer, commercial bank, trust company, or other nominee to withdraw their Class A Ordinary Shares from CCASS, if applicable, and to have their own names appear on the Register on the Record Date to qualify as U.S. Qualifying Shareholders. It is the responsibility of each Shareholder who is a resident of, or located in, the United States and who wishes to tender in the U.S. Offer to qualify as a U.S. Qualifying Shareholder. Shareholders should consult their professional advisers if in doubt.
U.S. Qualifying Shareholders should not send any Form of Acceptance, Title Documents, or other documentation to the Company, the Tender Agent, the Information Agent, the Paying Agent, or the Depositary. The delivery of any Form of Acceptance, Title Documents, or other documentation to the Company, the Tender Agent, the Information Agent, the Paying Agent, or the Depositary does not constitute a valid tender of Class A Ordinary Shares.
You should consult your broker, dealer, commercial bank, trust company, or other nominee or participant to determine the cut-off time and date applicable to you and whether you will be charged any transaction or service fee. Such nominees and participants are likely to establish cut-off times and dates that are earlier than the Latest Acceptance Time for receipt of instructions to tender Class A Ordinary Shares.

No person has been authorized to give any information or to make any representation other than those contained in this U.S. Offer to Purchase and, if given or made, such information or representation must not be relied upon as having been authorized. You should not assume that the information contained in this U.S. Offer to Purchase is accurate as of any date other than the date on the front of this U.S. Offer to Purchase. This U.S. Offer to Purchase does not constitute an offer to buy or the solicitation of an offer to sell securities in any circumstances or jurisdiction in which such offer or solicitation is unlawful. The delivery of this U.S. Offer to Purchase shall not under any circumstances create any implication that the information contained in this U.S. Offer to Purchase is current as of any time subsequent to the date of such information. Other than as expressly contained herein, none of the Company, its board of directors, or its executive officers is making any representation or recommendation to any holder as to whether or not to tender in the U.S. Offer. You should consult your own financial and tax advisers and must make your own decision as to whether to tender in the U.S. Offer and, if so, the amount of securities to be tendered.

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SUMMARY TERM SHEET
This summary term sheet includes answers to some of the questions that you may have about the U.S. Offer and has been prepared for your convenience. The information contained herein is a summary only and is not meant to be a substitute for the more detailed description and information contained in the remainder of this U.S. Offer to Purchase and other related materials. To understand the U.S. Offer fully and for a more complete description of the terms of the U.S. Offer, we urge you to read carefully the remainder of this U.S. Offer to Purchase, the ADS Letter of Transmittal, the Form of Acceptance, and other related materials that constitute part of the U.S. Offer in their entirety, because the information in this summary term sheet is not complete. We have included cross references to the sections of this U.S. Offer to Purchase to direct you to a more complete description of the topics in this summary term sheet.
Who is offering to purchase my securities?
Zhihu Inc., an exempted company with limited liability incorporated under the laws of the Cayman Islands and the issuer of the securities, is offering to buy back the securities. See “The U.S. Offer — Information Concerning the Company.”
What securities is the Company offering to purchase?
The Company is offering to buy back up to 46,921,448 of its Class A Ordinary Shares (including in the form of ADSs) upon the terms and subject to the conditions set forth in this U.S. Offer to Purchase, the ADS Letter of Transmittal, the Form of Acceptance, and other related materials. See “Introduction” and “The U.S. Offer — Terms and Conditions of the U.S. Offer — Number of Securities and Purchase Price.”
What is the purpose of the U.S. Offer?
The Company believes that the Offers, including the U.S. Offer, are in the best interest of the Company and its Shareholders and ADS holders as a whole. The Offers will provide the Shareholders and ADS holders with an opportunity to realize part of their investments. In addition, the Offers will improve the trading dynamics and refresh the Company’s shareholders’ structure. Furthermore, the Company believes that making the Offers is the best use of the Company’s financial resources. See “The U.S. Offer — Purpose of the U.S. Offer.”
How much is the Company offering to pay and what is the form of payment?
The Company is offering to pay HK$9.11 per Class A Ordinary Share in cash or, in the U.S. Offer with respect to ADSs only, US$3.50 per ADS in cash, upon the terms and subject to the conditions set forth in this U.S. Offer to Purchase, the ADS Letter of Transmittal, the Form of Acceptance, and other related materials.
All U.S. dollar payments to tendering ADS holders pursuant to the U.S. Offer will be rounded to the nearest whole cent. The Company will not pay interest on the Offer Price for Class A Ordinary Shares or ADSs pursuant to the U.S. Offer. See “The U.S. Offer — Terms and Conditions of the U.S. Offer — Number of Securities and Purchase Price” and “The U.S. Offer — Acceptance for Payment and Payment for Securities.”
Will I have to pay any brokerage fees, commissions, or other fees or charges?
If you are a record holder of ADSs or Class A Ordinary Shares and you tender your securities in the U.S. Offer, you will not have to pay brokerage fees or similar expenses. If you beneficially own ADSs or Class A Ordinary Shares through a broker, dealer, commercial bank, trust company, or other nominee, and your broker, dealer, commercial bank, trust company, or other nominee tenders your securities on your behalf, you will be responsible for any fees or commissions that they may charge you in connection with such tender. In addition, you will be responsible for all government charges and taxes payable in connection with tendering your ADSs or Class A Ordinary Shares.
An ADS holder tendering ADSs in the U.S. Offer will have to pay ADS cancellation fees, but not ADS cash distribution fees, payable to the Depositary. You should consult your broker, dealer, commercial bank, trust company, or other nominee to determine whether any additional charges will apply.

See “Introduction” and “The U.S. Offer — Acceptance for Payment and Payment for Securities — ADSs.”
Does the Company have the financial resources to make payment?
Yes. The Company has sufficient financial resources available to it to make the payment for your securities. The Company estimates that the maximum amount of funds necessary for the buy-back pursuant to the Offers to be HK$427.5 million (US$54.8 million), excluding applicable transaction fees, costs, and expenses.
The Company intends to finance the U.S. Offer with cash on hand. It does not currently have alternative financing plans or arrangements as it has sufficient cash on hand to pay the maximum amount of the consideration for the buy-backs pursuant to the Offers. See “The U.S. Offer — Source and Amount of Funds.”
Is the Company’s financial condition material to my decision to tender in the U.S. Offer?
No. The Company’s financial condition is not material to your decision whether to tender your securities into the U.S. Offer because:
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you will receive payment solely in cash for any ADSs or Class A Ordinary Shares that you tender into the U.S. Offer,

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the U.S. Offer is not subject to any financing condition, and

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the Company as an offeror is a public reporting company under Section 13(a) or 15(d) of the Exchange Act that files reports electronically on EDGAR.

See “The U.S. Offer — Terms and Conditions of the U.S. Offer — Number of Securities and Purchase Price” and “The U.S. Offer — Source and Amount of Funds.”
What are the conditions, if any, to the U.S. Offer?
The Offers, including the U.S. Offer, are conditional upon the approval by more than 50% of the votes cast by the Independent Shareholders in attendance either in person or by proxy by way of a poll having been obtained at the EGM to be held at 10:00 a.m., Beijing time, on Wednesday, October 16, 2024 in respect of the Offers. This Condition cannot be waived. Accordingly, if this Condition is not satisfied on or before December 31, 2024, the Offers will not proceed. The U.S. Offer is not subject to any financing or minimum tender condition. See “The U.S. Offer — Condition to the U.S. Offer.”
How can I determine the market value of my securities?
The Company’s ADSs are traded on the NYSE under the ticker symbol “ZH,” and its Class A Ordinary Shares are traded on the Main Board of the Hong Kong Stock Exchange under the stock code “2390.” Prices of these securities may fluctuate widely depending on trading volume, the balance between buy and sell orders, prevailing interest rates, the Company’s results of operations, and the market for similar securities. Holders of these securities are urged to obtain current market quotations for the applicable securities before deciding whether to tender in the U.S. Offer. See “The U.S. Offer — Price Range of ADSs and Class A Ordinary Shares.”
What does the board of directors of the Company think of the Offers?
Taking into account the letter from the Independent Board Committee and the purpose of the Offers as a whole, the Board is of the opinion that the terms of the Offers are fair and reasonable so far as the Independent Shareholders are concerned. See “Letter from the Board.”
Taking into account the factors and reasons considered by, and the opinion of, the Independent Financial Adviser, the Independent Board Committee is of the opinion that the Offers are on balance fair and reasonable so far as the Independent Shareholders are concerned and that the Offers are in the interests of the Company and the Shareholders as a whole. The Independent Board Committee therefore recommends the Independent Shareholders to vote in favor of the resolution to approve the Offers at the EGM. The Independent Board Committee also concurs with the advice of Independent Financial Adviser that the Offers should be accepted. However, the Shareholders and ADS holders are reminded to monitor the market price of the Class A Ordinary Shares and ADSs during the Offer Period and decide whether to tender in the Offers. See “Letter from the Independent Board Committee.”
When does the U.S. Offer expire?
You will have until 4:00 a.m., New York City time, on Wednesday, October 30, 2024 to tender your ADSs or Class A Ordinary Shares, unless the U.S. Offer is extended. See “The U.S. Offer — Procedures for Accepting the U.S. Offer and Tendering Securities — Acceptance Period.”
Please be aware that if your ADSs or Class A Ordinary Shares are beneficially owned through a broker, dealer, commercial bank, trust company, or other nominee, they may require advance notification before the Latest Acceptance Time of the U.S. Offer in order to be able to tender your ADSs or Class A Ordinary Shares before the expiration of the U.S. Offer. Accordingly, such beneficial owners of ADSs or Class A Ordinary Shares wishing to participate in the U.S. Offer should contact their broker, dealer, commercial bank, trust company, or other nominee as soon as possible in order to determine the times by which such beneficial owner must take action in order to participate in the U.S. Offer. See “The U.S. Offer — Acceptance for Payment and Payment for Securities” and “The U.S. Offer — Procedures for Accepting the U.S. Offer and Tendering Securities.”
Can the U.S. Offer be extended, and if so, under what circumstances?
Yes. If the Condition of the U.S. Offer has not been satisfied before the Latest Acceptance Time, the Company may extend the U.S. Offer for one or more periods to permit the Condition of the U.S. Offer to be satisfied. In addition, the Company may be required to extend the U.S. Offer for the minimum period required by any rule, regulation, interpretation, or position of the SEC or its staff or by any rule, regulation, or position of the NYSE or by any applicable U.S. federal securities law. If the Company extends the U.S. Offer, the Company will inform the Tender Agent of that fact and will publicly disclose the extension by issuing a press release not later than 9:00 a.m., New York City time, on the first U.S. Business Day after the previously scheduled Expiration Date and filing an amendment to the Schedule TO. See “The U.S. Offer — Extension of the U.S. Offer.”
Can I tender my ADSs or Class A Ordinary Shares in the U.S. Offer?
If you are an ADS holder or are a U.S. Qualifying Shareholder, you can tender your ADSs or Class A Ordinary Shares in the U.S. Offer, and you will receive the Offer Price upon the terms and subject to the conditions set forth in this U.S. Offer to Purchase and other related materials. If you are a neither an ADS holder nor a U.S. Qualifying Shareholder, you cannot tender in the U.S. Offer and will instead need to tender in the Non-U.S. Offer.
Can I tender my ADSs or Class A Ordinary Shares in the Non-U.S. Offer?
No. ADS holders and U.S. Qualifying Shareholders may only tender in the U.S. Offer and cannot tender in the Non-U.S. Offer.
How do I participate in the U.S. Offer?
If you wish to tender all or any portion of your ADSs or Class A Ordinary Shares in the U.S. Offer, you must do one of the following.
Tenders by ADS Holders
If you are an ADS holder, regardless of where you are located, and if you intend to tender all or any portion of your ADSs in the U.S. Offer, you must follow the procedures below, as applicable.
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If you are a registered holder of ADRs evidencing ADSs, you must properly complete and duly execute the ADS Letter of Transmittal and all other documents required by the ADS Letter of

Transmittal, and you should timely submit these documents bearing your original signature, together with your ADRs evidencing the ADSs that you intend to tender to the Tender Agent at the address set forth in the ADS Letter of Transmittal, such that the Tender Agent receives these documents before the Latest Acceptance Time. Do NOT send any ADRs, the ADS Letter of Transmittal, or any related documents to the Company, the Depositary, or the Registrar. Note that, in some circumstances, your signature on the ADS Letter of Transmittal or the signature of an endorser of the tendered ADRs must be guaranteed by a Medallion Guarantee.
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If you are a registered holder of uncertificated ADSs on the books of the Depositary, you must properly complete and duly execute the ADS Letter of Transmittal and timely deliver it bearing your original signature, together with all other documents required by the ADS Letter of Transmittal, to the Tender Agent at the address set forth in the ADS Letter of Transmittal, such that the Tender Agent receives these documents before the Latest Acceptance Time. Do NOT send the ADS Letter of Transmittal or any related documents to the Company, the Depositary, or the Registrar. Note that, in some circumstances, your signature on the ADS Letter of Transmittal must be guaranteed by a Medallion Guarantee

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If you hold ADSs through a broker, dealer, commercial bank, trust company, or other nominee in the DTC system, you must contact your broker, dealer, commercial bank, trust company, or other nominee and have such nominee tender your ADSs on your behalf through DTC. In order for a book-entry transfer to constitute a valid tender of your ADSs in the U.S. Offer, the ADSs must be tendered by your broker, dealer, commercial bank, trust company, or other nominee before the Latest Acceptance Time. Further, before the Latest Acceptance Time, the Tender Agent must receive (i) a confirmation of such tender of the ADSs and (ii) an Agent’s Message. DTC, participants in DTC, and other nominees are likely to establish cut-off times and dates that are earlier than the Latest Acceptance Time for receipt of instructions to tender ADSs. Note that if your ADSs are held through a broker, dealer, commercial bank, trust company, or other nominee and such nominee tenders your ADSs as instructed by you, such nominee may charge you a transaction or service fee. You should consult your broker, dealer, commercial bank, trust company, or other nominee to determine the cut-off time and date applicable to you, and whether you will be charged any transaction or service fee.

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If you are a DTC participant and hold ADSs in a DTC account as a DTC participant, you must tender your ADSs through DTC’s ATOP system and follow the procedure for book-entry transfer by causing DTC to transfer the ADSs in your participant’s account to the Tender Agent. An Agent’s Message must be transmitted by DTC and received by the Tender Agent before the Latest Acceptance Time to validly tender ADSs pursuant to the U.S. Offer.

Please note that neither the ADSs nor the Class A Ordinary Shares may be tendered in the U.S. Offer by guaranteed delivery.
Although the Offer Price is denominated in Hong Kong dollars, the Offer Price for the ADSs accepted for payment pursuant to the U.S. Offer will be paid to ADS holders in U.S. dollars and will be distributed, less the amount of any fees, expenses, and withholding taxes that may be applicable, to such ADS holders. The Offer Price per ADS was determined on the same basis as the Offer Price per Class A ordinary share and was calculated based on the ADS to Class A Ordinary Share ratio and an exchange rate of US$1.00 : HK$7.8073, the exchange rate prevailing on the date of the Announcement set forth in the H.10 statistical release of the Federal Reserve Board. The converted amounts will be deposited by the Company with the Paying Agent for payment to ADS holders. All payments to tendering ADS holders pursuant to the U.S. Offer will be rounded to the nearest whole U.S. cent.
Detailed instructions are contained in the ADS Letter of Transmittal and in “The U.S. Offer —  Procedures for Accepting the U.S. Offer and Tendering Securities — Tender of ADSs.” Do NOT send any ADRs, the ADS Letter of Transmittal, or any related documents to the Company, the Registrar, or the Depositary. Delivery of any ADRs, the ADS Letter of Transmittal, or any related documents to the Company, the Registrar, or the Depositary does not constitute a valid tender of ADSs.

Tenders by U.S. Holders of Class A Ordinary Shares
If you are a U.S. Qualifying Shareholder, you hold Class A Ordinary Shares that are not represented by ADSs, and you wish to tender all or a portion of your Class A Ordinary Shares in the U.S. Offer, you must contact the Registrar. If you are not a U.S. Qualifying Shareholder, you may not tender your Class A Ordinary Shares into the U.S. Offer.
In order for the Class A Ordinary Shares to be validly tendered, a U.S. Qualifying Shareholder participating in the U.S. Offer must either:
•
complete and return the Form of Acceptance, together with the Title Documents for not less than the number of Class A Ordinary Shares in respect of which the U.S. Qualifying Shareholder wishes to accept the U.S. Offer, by post or by hand to the Registrar, Computershare Hong Kong Investor Services Limited, at Shops 1712-1716, 17th Floor, Hopewell Centre, 183 Queen’s Road East, Wan Chai, Hong Kong in an envelope marked “Zhihu Inc. — Buy-back Offer” in accordance with the instructions set forth in this U.S. Offer to Purchase and the Form of Acceptance before the Latest Acceptance Time, provided that only one Form of Acceptance may be accepted from each U.S. Qualifying Shareholder by the Registrar, or

•
if the Title Documents in respect of a U.S. Qualifying Shareholder’s Class A Ordinary Shares are in the name of a nominee (including those Class A Ordinary Shares held in CCASS) or some name other than such U.S. Qualifying Shareholder’s own, (i) lodge the Title Documents with the nominee with instructions authorizing it to accept the U.S. Offer on behalf of the U.S. Qualifying Shareholder and requesting it to deliver the Form of Acceptance duly completed together with the Title Documents to the Registrar, on or before such deadline (which may be earlier than the Latest Acceptance Time) as may be stipulated by the nominee, (ii) arrange for the Class A Ordinary Shares to be registered in the U.S. Qualifying Shareholder’s name by the Company through the Registrar and send the Form of Acceptance duly completed together with the Title Documents to the Registrar, (iii) where the U.S. Qualifying Shareholder’s Class A Ordinary Shares have been maintained with a licensed securities dealer or custodian bank through CCASS, instruct such licensed securities dealer or custodian bank to authorize HKSCC to accept the U.S. Offer on behalf of the U.S. Qualifying Shareholder on or before the deadline set by HKSCC (which may be earlier than the Latest Acceptance Time), or (iv) if the U.S. Qualifying Shareholder’s Class A Ordinary Shares have been lodged with the U.S. Qualifying Shareholder’s investor participant account with CCASS, authorize the U.S. Qualifying Shareholder’s instruction via the CCASS phone system or CCASS internet system before the deadline set by HKSCC (which may be earlier than the Latest Acceptance Time).

Shareholders whose names do not appear on the Register on the Record Date (including Shareholders whose Class A Ordinary Shares are held through CCASS or otherwise in the name of a nominee) and who have not notified the Company that they are residents of, or located in, the United States on the Record Date cannot qualify as U.S. Qualifying Shareholders and may only tender in the Non-U.S. Offer. If such Shareholders who are residents of, or located in, the United States nevertheless wish to tender in the U.S. Offer, such Shareholders must contact their broker, dealer, commercial bank, trust company, or other nominee to withdraw their Class A Ordinary Shares from CCASS, if applicable, and to have their own names appear on the Register on the Record Date to qualify as U.S. Qualifying Shareholders. It is the responsibility of each Shareholder who is a resident of, or located in, the United States and who wishes to tender in the U.S. Offer to qualify as a U.S. Qualifying Shareholder. Shareholders should consult their professional advisers if in doubt.
U.S. Qualifying Shareholders should not send any Form of Acceptance, Title Documents, or other documentation to the Company, the Tender Agent, the Information Agent, the Paying Agent, or the Depositary. The delivery of any Form of Acceptance, Title Documents, or other documentation to the Company, the Tender Agent, the Information Agent, the Paying Agent, or the Depositary does not constitute a valid tender of Class A Ordinary Shares.
You should consult your broker, dealer, commercial bank, trust company, or other nominee or participant to determine the cut-off time and date applicable to you and whether you will be charged any transaction or service fee. Such nominees and participants are likely to establish cut-off times and dates that are earlier than the Latest Acceptance Time for receipt of instructions to tender Class A Ordinary Shares.

For more information, see “The U.S. Offer — Procedures for Accepting the U.S. Offer and Tendering Securities — Tender of Class A Ordinary Shares.”
When and how will I be paid for my tendered securities?
Upon the terms and subject to the conditions of the U.S. Offer, including the satisfaction of the Condition of the U.S. Offer, and provided that the U.S. Offer has not been extended or terminated by the Expiration Date, the Company will, promptly after the Latest Acceptance Time, accept for payment all ADSs and Class A Ordinary Shares validly tendered and not properly withdrawn before the Latest Acceptance Time pursuant to the U.S. Offer. The Company will pay for such ADSs (through the Paying Agent) and Class A Ordinary Shares (through the Registrar) promptly (and in any event within 7 Business Days) after the Expiration Date.
The buy-back of tendered ADSs or Class A Ordinary Shares pursuant to the U.S. Offer will be made only after timely receipt by the Tender Agent (in the case of ADSs) or Registrar (in the case of Class A Ordinary Shares) of the proper tender documents with respect to the ADSs or Class A Ordinary Shares, as applicable. See “The U.S. Offer — Procedures for Accepting the U.S. Offer and Tendering Securities.”
The Offer Price for the ADSs accepted for payment pursuant to the U.S. Offer will be US$3.50 per ADS in cash and will be settled in U.S. dollars. The payment will be made, less the amount of any fees, expenses, and withholding taxes that may be applicable, to such ADS holders. The amounts will be deposited by the Company with the Paying Agent for payment to ADS holders. All payments to tendering ADS holders pursuant to the U.S. Offer will be rounded to the nearest whole U.S. cent.
The Offer Price for the Class A Ordinary Shares accepted for payment pursuant to the U.S. Offer will be HK$9.11 per share in cash and will be settled in Hong Kong dollars. The payment will be made through the Registrar by ordinary post at the holders’ risk, subject to deduction of seller’s ad valorem stamp duty due on the buy-back of the Class A Ordinary Shares from the amount payable in cash, as soon as possible, but in any event within 7 Business Days after the Expiration Date.
See “The U.S. Offer — Acceptance for Payment and Payment for Securities.”
Until what time may I withdraw previously tendered ADSs or Class A Ordinary Shares?
You may withdraw ADSs or Class A Ordinary Shares tendered in the U.S. Offer at any time prior to the Latest Acceptance Time and, if we have not accepted your ADSs or Class A Ordinary Shares for payment by Tuesday, November 5, 2024 (which is the 40th U.S. Business Day after the date of the commencement of the U.S. Offer), you may withdraw them at any time after that date until we accept your ADSs or Class A Ordinary Shares for payment. See “The U.S. Offer — Withdrawal Rights.”
How do I withdraw previously tendered ADSs or Class A Ordinary Shares?
To withdraw ADSs tendered in the U.S. Offer, you must deliver a duly completed Form of Withdrawal with the required information to the Tender Agent while you still have the right to withdraw the previously tendered ADSs. If you tendered your ADSs via DTC’s ATOP system, you need to contact your broker, dealer, commercial bank, trust company, or other nominee and have such nominee process your withdrawal.
To withdraw Class A Ordinary Shares tendered in the U.S. Offer, you must submit a duly completed Form of Withdrawal or cause the applicable nominee (which may be licensed securities dealer or custodian bank) through which you tendered your Class A Ordinary Shares to submit a duly completed Form of Withdrawal to the Registrar while you still have the right to withdraw the previously tendered Class A Ordinary Shares.
See “The U.S. Offer — Withdrawal Rights.”
Do I need to do anything if I do not wish to tender my ADSs or Class A Ordinary Shares?
No. If you do not tender any ADSs or Class A Ordinary Shares before the Latest Acceptance Time, the Company will not buy back your ADSs or Class A Ordinary Shares and such securities will remain outstanding. ADSs holders and U.S. Qualifying Shareholders who decide not to tender may beneficially own a greater percentage of interest in the Company’s outstanding equity following the completion of the U.S. Offer, assuming that at least some ADSs or Class A Ordinary Shares are bought back pursuant to the U.S. Offer.
Generally, what are the U.S. federal income tax consequences of tendering my ADSs or Class A Ordinary Shares?
Generally, if you are a U.S. Holder, the sale of your ADSs or Class A Ordinary Shares pursuant to the U.S. Offer will be a taxable transaction for U.S. federal income tax purposes. See “The U.S. Offer — U.S. Federal Income Tax Considerations.” We urge ADS holders and U.S. Qualifying Shareholders to consult their tax advisers about the tax consequences of the U.S. Offer in light of their particular circumstances.
Who is the Tender Agent and Paying Agent?
Broadridge Corporate Issuer Solutions, LLC is serving as the Tender Agent and the Paying Agent in connection with the U.S. Offer. Its address and telephone number are set forth in the ADS Letter of Transmittal.
Who is the Registrar?
Computershare Hong Kong Investor Services Limited is serving as the Registrar and is located at Shops 1712-1716, 17th Floor, Hopewell Centre, 183 Queen’s Road East, Wan Chai, Hong Kong. U.S. Shareholders may contact the Registrar at its hotline at +852 2862-8555 from 9:00 a.m. to 6:00 p.m., Hong Kong time, Monday to Friday (other than public holidays in Hong Kong). The Registrar cannot and will not provide any information not available in the public domain nor any advice on the merits or risks of the Offers or give any financial or legal advice.
Who should I contact if I have questions about the U.S. Offer?
You may contact Broadridge Corporate Issuer Solutions, LLC, the Information Agent, for questions and requests for assistance in connection with the U.S. Offer at +1 (855) 793-5068 (toll-free from the United States) and +1 (888) 789-8409 (from other countries) from 9:00 a.m. to 6:00 p.m., New York City time, Monday to Friday. The Information Agent will only be able to provide information contained in this U.S. Offer to Purchase and the ADS Letter of Transmittal and will be unable to give advice on the merits of the U.S. Offer or to provide financial, investment, or taxation advice.

FORWARD-LOOKING STATEMENT
This Offer to Purchase contains forward-looking statements. These statements are made under the “safe harbor” provisions of the U.S. Private Securities Litigation Reform Act of 1995. Statements that are not historical facts, including statements about the Company’s beliefs and expectations, are forward-looking statements. In some cases, forward-looking statements can be identified by words or phrases such as “may,” “will,” “expect,” “anticipate,” “target,” “aim,” “estimate,” “intend,” “plan,” “believe,” “potential,” “continue,” “is/are likely to,” or other similar expressions. Examples of forward-looking statements in this U.S. Offer to Purchase include those regarding our ability to complete the Offers on the timelines anticipated, our belief in the reasons for and benefit of the Offers, our expectation that we will fund any purchases under the Offers from cash on hand, the sufficiency of our financial resources and working capital after completion of the Offers, our financial position or future liquidity needs, among others.
Forward-looking statements involve inherent risks and uncertainties, some of which cannot be predicted or quantified and some of which are beyond our control. A number of factors could cause actual results to differ materially from those contained in any forward-looking statement. Therefore, you are cautioned not to place any undue reliance on the forward-looking statements contained in this U.S. Offer, which speak only as of the date hereof. The events and circumstances reflected in our forward-looking statements may not be achieved or occur and actual results could differ materially from those projected in the forward-looking statements. We operate in an evolving environment and new risk factors and uncertainties may emerge from time to time. It is not possible for the management to predict all risk factors and uncertainties. Further information regarding these and other risks, uncertainties, or factors is included in the Company’s filings with the SEC and the Hong Kong Stock Exchange. The Company does not undertake any duty to update such information, except as required under applicable law.

INTRODUCTION
Zhihu Inc., an exempted company with limited liability incorporated under the laws of the Cayman Islands, hereby offers to buy back up to 46,921,448 of its Class A Ordinary Shares (including in the form of ADSs) for HK$9.11 per share (equivalent of US$3.50 per ADS) in cash, upon the terms and subject to the conditions set forth in this U.S. Offer to Purchase and the related materials, including the ADS Letter of Transmittal and the Form of Acceptance. All U.S. dollar payments to tendering ADS holders pursuant to the U.S. Offer will be rounded to the nearest whole cent. The Company will not pay interest on the Offer Price for ADSs or Class A Ordinary Shares pursuant to the U.S. Offer.
The U.S. Offer is addressed to ADS holders, wherever located, and holders of Class A Ordinary Shares that are residents of, or located in, the United States. A separate Offer Document and related materials relating to the concurrent Non-U.S. Offer are being published in Hong Kong and made available to all holders of Class A Ordinary Shares that are neither residents of, nor located in, the United States. The Offers qualify for the “Tier II” cross-border tender offer exemption in accordance with Rule 13e-4(i) under the Exchange Act, and, as a result, are exempt from certain provisions of Regulation 14E under the Exchange Act or otherwise applicable U.S. statutes and rules relating to tender offers. Accordingly, the Offers have been structured as two separate offers, namely the U.S. Offer and Non-U.S. Offer. The U.S. Offer and the Non-U.S. Offer are being made on the same terms, and the U.S. Offer and the Non-U.S. Offer are respectively governed by U.S. laws and Hong Kong laws. If you are neither an ADS holder nor a U.S. holder of Class A Ordinary Shares, you may not tender your securities into the U.S. Offer. ADSs and Class A Ordinary Shares of U.S. holders may not be tendered in the Non-U.S. Offer.
An ADS holder tendering ADSs in the U.S. Offer will have to pay ADS cancellation fees, but not ADS cash distribution fees, payable to the Depositary. You should consult your broker, dealer, commercial bank, trust company, or other nominee to determine whether any additional charges will apply.
Tendering holders who are the record holders of ADSs or Class A Ordinary Shares would not be obligated to pay brokerage fees or commissions on the buy-back of ADSs or Class A Ordinary Shares by the Company pursuant to the U.S. Offer. Holders who beneficially own ADSs or Class A Ordinary Shares through broker, dealer, commercial bank, trust company, or other nominee should check with such broker, dealer, commercial bank, trust company, or other nominee as to whether they will charge any service fees. In addition, if you fail to provide an IRS Form W-9 or the appropriate IRS Form W-8, as applicable, you may be subject to U.S. backup withholding. The Company will pay all charges and expenses of the Tender Agent, the Paying Agent, and the Information Agent incurred in connection with the U.S. Offer and in accordance with the terms of the agreements entered into by and between the Company or its affiliate and each such person.
The U.S. Offer commenced on Monday, September 9, 2024 and will expire at 4:00 a.m., New York City time, on Wednesday, October 30, 2024 (as may be extended as set forth in this U.S. Offer to Purchase).
The Offers are conditional upon the approval by more than 50% of the votes cast by the Independent Shareholders in attendance either in person or by proxy by way of a poll having been obtained at the EGM to be held at 10:00 a.m., Beijing time, on Wednesday, October 16, 2024 in respect of the Offers. This Condition cannot be waived. Accordingly, if this Condition is not satisfied on or before December 31, 2024, the Offers will not proceed. The U.S. Offer is not subject to any financing or minimum tender condition.
This U.S. Offer to Purchase and the related materials, including the ADS Letter of Transmittal and the Form of Acceptance, contain important information and should be read carefully before any decision is made with respect to the U.S. Offer.
This U.S. Offer to Purchase does not constitute a solicitation of a proxy, consent, or authorization for or with respect to any meeting of, or action by written consent by, the Company’s shareholders.

THE U.S. OFFER
1.
Information Concerning the Company

The Company is a leading online content community in China where people come to find solutions, make decisions, seek inspiration, and have fun. The Company was incorporated with limited liability under the laws of the Cayman Islands in May 2011. The Company’s principal executive offices are located at 18 Xueqing Road, Haidian District, Beijing 100083, People’s Republic of China and its telephone number at this address is +86 (10) 8271-6603. The Company’s registered office in the Cayman Islands is located at offices of Maples Corporate Services Limited, PO Box 309, Ugland House, Grand Cayman KY1-1104, Cayman Islands.
The ADSs commenced trading on the NYSE under the ticker symbol “ZH” in March 2021. The Class A Ordinary Shares commenced trading on the Main Board of the Hong Kong Stock Exchange under the stock code “2390.”
The Company has commenced the U.S. Offer as an issuer tender offer pursuant to Rule 13e-4 under the Exchange Act and has filed with the SEC a Tender Offer Statement on Schedule TO pursuant to Section 13(e) of the Exchange Act and Rule 13e-4 promulgated thereunder.
2.
Purpose of the U.S. Offer

The Company believes that the Offers, including the U.S. Offer, are in the best interest of the Company and its Shareholders and ADS holders as a whole for the following reasons.
(i)
The Offers will provide the Shareholders and ADS holders with an opportunity to realize part of their investments:   The Offer Price for Class A Ordinary Share represents a premium of approximately 9.6% over HK$8.31, which is the average closing price per Class A Ordinary Share as quoted on the Hong Kong Stock Exchange for the ten consecutive trading days up to and including the Last Trading Day, and a premium of approximately 14.9% over HK$7.93, which is the average closing price per Share as quoted on the Hong Kong Stock Exchange for the thirty consecutive trading days up to and including the Last Trading Day. The Offer Price for ADS represents a premium of approximately 10.8% over US$3.16, which is the average closing price per ADS as quoted on the NYSE for the ten consecutive trading days up to and including the NYSE trading day prior to the Last Trading Day, and a premium of approximately 14.8% over US$3.05, which is the average closing price per ADS as quoted on the NYSE for the thirty consecutive trading days up to and including the NYSE trading day prior to the Last Trading Day.

The Offers will provide an opportunity for the Shareholders and ADS holders either to tender Class A Ordinary Shares (including in the form of ADSs) to realize part of their investments in the Company at a premium to recent market prices, or to increase their proportionate equity interests in the Company by retaining their shareholdings and participating in the future prospects of the Group. Therefore, the Offers provide the Shareholders and ADS holders a mechanism that allows them to decide their preferred investment level in the Company and allows those who wish to stay to benefit from enhanced Shareholder value.
(ii)
The Offers will improve the trading dynamics and refresh the Company’s shareholders’ structure: Considering the thin liquidity of the Class A Ordinary Shares traded on the Hong Kong Stock Exchange and in the form of ADSs traded on the NYSE, the Company believes that the Offers, if completed, will improve the trading dynamics and refresh the Company’s shareholders’ structure.

(iii)
Making the Offers is the best use of the Company’s financial resources:   The Company had audited consolidated net assets attributable to the Shareholders of RMB4,599.81 million (HK$5,075.82 million) as of December 31, 2023 and an aggregate of cash and cash equivalents, term deposits and short-term investments was RMB5,462.93 million (HK$6,028.26 million) as of December 31, 2023. Additionally, the Company had unaudited consolidated net assets attributable to the Shareholders of RMB4,312.29 million (HK$4,758.55 million) as of June 30, 2024 and an aggregate of cash and cash equivalents, term deposits and short-term investments of

RMB5,009.71 million (HK$5,528.14 million) as of June 30, 2024. After evaluating its cash position, the Company believes that making the Offers is the best use of the Company’s cash and is in the best interest of the Company and its Shareholders as a whole.
3.
Terms and Conditions of the U.S. Offer

3.1
Number of Securities and Purchase Price

The U.S. Offer is part of the Offers. The Company will buy back Class A Ordinary Shares (including in the form of ADSs) up to the Maximum Number at the Offer Price in the Offers. The Maximum Number that will be bought back by the Company pursuant to the Offers in aggregate is 46,921,448 Class A Ordinary Shares (including in the form of ADSs), representing approximately 15.9% of the total Shares (on a one share one vote basis) in issue and outstanding as of the Latest Practicable Date.
3.2
Condition to the U.S. Offer

The Offers are conditional upon the approval by more than 50% of the votes cast by the Independent Shareholders in attendance either in person or by proxy by way of a poll having been obtained at the EGM in respect of the Offers on or before the Long Stop Date.
The Condition cannot be waived. Accordingly, if the Condition is not satisfied on or before the Long Stop Date, the Offers will not proceed.
The Offers are not conditional upon a minimum number of Class A Ordinary Shares (including in the form of ADSs) being tendered for buy-backs.
3.3
ADS Holder and U.S. Qualifying Shareholders

The U.S. Offer is available to all ADS holders as of the Record Date and all U.S. Qualifying Shareholders as of the Record Date.
ADS holders (wherever such ADS holders are located) and U.S. Qualifying Shareholders may only tender in the U.S. Offer. Non-U.S. Qualifying Shareholders may only tender in the Non-U.S. Offer.
Shareholders whose names do not appear on the Register on the Record Date (including Shareholders whose Class A Ordinary Shares are held through CCASS or otherwise in the name of a nominee) and who have not notified the Company that they are residents of, or located in, the United States on the Record Date cannot qualify as U.S. Qualifying Shareholders and may only tender in the Non-U.S. Offer. If such Shareholders who are residents of, or located in, the United States nevertheless wish to tender in the U.S. Offer, such Shareholders must contact their broker, dealer, commercial bank, trust company, or other nominee to withdraw their Class A Ordinary Shares from CCASS, if applicable, and to have their own names appear on the Register on the Record Date to qualify as U.S. Qualifying Shareholders. It is the responsibility of each Shareholder who is a resident of, or located in, the United States and who wishes to tender in the U.S. Offer to qualify as a U.S. Qualifying Shareholder. Shareholders should consult their professional advisers if in doubt.
3.4
Buy-back Under the U.S. Offer

U.S. Qualifying Shareholders and ADS holders may accept the U.S. Offer in respect of some or all of their respective shareholdings and ADS holdings. If valid acceptances are received for the Maximum Number or fewer Class A Ordinary Shares (including in the form of ADSs) in the Offers, all Class A Ordinary Shares (including in the form of ADSs) validly accepted in the U.S. Offer will be bought back. If valid acceptances received in the Offers exceed the Maximum Number, the total number of Class A Ordinary Shares (including in the form of ADSs) to be bought back by the Company from each Accepting Shareholder and each Accepting ADS holder will be determined in accordance with the following formula, save that the Company may in its absolute discretion round such figure up or down with the intention of avoiding (as far as practicable) Class A Ordinary Shares (including in the form of ADSs) being held by Accepting Shareholders and Accepting ADS holders in fractional entitlements:

A = 46,921,448 Class A Ordinary Shares (including in the form of ADSs), being the Maximum Number
B = Total number of Class A Ordinary Shares (including in the form of ADSs) tendered by all Accepting Shareholders and Accepting ADS holders in the Offers
C = Total number of Class A Ordinary Share (including in the form of ADSs) tendered by the relevant individual Accepting Shareholder or Accepting ADS holder in the Offers
As a result, it is possible that not all of such Class A Ordinary Shares (including in the form of ADSs) tendered by an Accepting Shareholder or Accepting ADS holder will ultimately be bought back. The total number of Class A Ordinary Shares (including in the form of ADSs) that will be bought back by the Company under the Offers will not exceed the Maximum Number. The decision of the Company as to any scaling down of acceptances in accordance with the above formula and as to the treatment of fractions will be conclusive and binding on all Accepting Shareholders and Accepting ADS holders.
3.5
Odd Lots

The Class A Ordinary Shares are currently traded in board lot of 100 Class A Ordinary Shares each on the Hong Kong Stock Exchange. There is no intention to change the board lot size as a result of the Offers. Accepting Shareholders should note that acceptance of the Offers may result in their holding of odd lots of Class A Ordinary Shares.
For this purpose, Computershare Hong Kong Investor Services Limited, whose address is at 17M Floor, Hopewell Centre, 183 Queen’s Road East, Wan Chai, Hong Kong (telephone number: +852 2862-8555, prior appointment required) has been appointed by the Company as the designated agent to, on a best effort basis, match sales and purchases of odd lot holdings of Class A Ordinary Shares in the market for a period of three weeks from the completion of the Offers to enable Accepting Shareholders to dispose of their odd lots or to top up their odd lots to whole board lots. Accepting Shareholders who would like to match odd lots are recommended to make an appointment in advance by dialing the telephone number of Computershare Hong Kong Investor Services Limited set out above. Such Accepting Shareholders should note that the matching of odd lots is not guaranteed. Further details of the related arrangements will be announced after the Offers have become unconditional, as and if appropriate.
4.
Procedures for Accepting the U.S. Offer and Tendering Securities

4.1
Tender of ADSs

An ADS holder that intends to accept the U.S. Offer for all or any portion of such holder’s ADSs may validly tender such ADSs by following the instructions below and in the ADS Letter of Transmittal.
Registered Holders of ADRs
If you are a registered holder of ADRs, you must properly complete and duly execute the ADS Letter of Transmittal and all other documents required by the ADS Letter of Transmittal, and you should timely submit these documents bearing your original signature, together with the ADRs evidencing the ADSs that you intend to tender, to the Tender Agent at the address set forth in the ADS Letter of Transmittal, such that the Tender Agent receives these documents before the Latest Acceptance Time. Do NOT send any ADRs, the ADS Letter of Transmittal, or any related documents to the Company, the Depositary, or the Registrar. Note that, in some circumstances, your signature on the ADS Letter of Transmittal or the signature of an endorser of the tendered ADRs must be guaranteed by a Medallion Guarantee.
Registered Holders of Uncertificated ADSs on the Books of the Depositary
If you are a registered holder of uncertificated ADSs on the books of the Depositary, you must properly complete and duly execute the ADS Letter of Transmittal and timely deliver it bearing your original signature, together with all other documents required by the ADS Letter of Transmittal, to the Tender Agent at the address set forth in the ADS Letter of Transmittal, such that the Tender Agent receives these documents before the Latest Acceptance Time. Do NOT send the ADS Letter of Transmittal or any related documents to the Company, the Depositary, or the Registrar. Note that, in some circumstances, your signature on the ADS Letter of Transmittal must be guaranteed by a Medallion Guarantee.
ADSs Held through a Broker, Dealer, Commercial Bank, Trust Company, or Other Nominee in the DTC System
If you hold ADSs through a broker, dealer, commercial bank, trust company, or other nominee in the DTC system, you should promptly contact your broker, dealer, commercial bank, trust company, or other nominee and request that such nominee tender your ADSs on your behalf through DTC. In order for a book-entry transfer to constitute a valid tender of your ADSs into the U.S. Offer, the ADSs must be tendered by your nominee before the Latest Acceptance Time. Further, before the Latest Acceptance Time, the Tender Agent must receive (i) a confirmation of such tender of your ADSs and (ii) an Agent’s Message.
DTC, participants in DTC, and other securities intermediaries are likely to establish cut-off times and dates that are earlier than the Latest Acceptance Time to receive instructions to tender ADSs. Note that if your ADSs are held through a broker, dealer, commercial bank, trust company, or other nominee and your broker, dealer, commercial bank, trust company, or other nominee tenders your ADSs as instructed by you, your nominee may charge you a transaction or service fee. You should consult your nominee to determine the cut-off time and date applicable to you, and whether you will be charged any transaction or service fee.
The method of delivery of the ADS Letter of Transmittal and all other required documents, including delivery through DTC, is at the option and sole risk of the tendering ADS holder, and delivery will be considered made only when the Tender Agent actually receives the ADS Letter of Transmittal and all other required documents. If delivery is by mail, registered mail with return receipt requested, properly insured, is encouraged and strongly recommended. In all cases, sufficient time should be allowed to ensure timely delivery before the Latest Acceptance Time.
DO NOT DELIVER ANY DOCUMENTS TO THE COMPANY, THE DEPOSITARY, OR THE REGISTRAR. DELIVERY OF THE ADS LETTER OF TRANSMITTAL OR ANY OTHER REQUIRED DOCUMENTS TO THE COMPANY, THE DEPOSITARY, OR THE REGISTRAR DOES NOT CONSTITUTE A VALID TENDER.
Surrendering ADSs for Class A Ordinary Shares to Tender Class A Ordinary Shares in the U.S. Offer
As an alternative to tendering ADSs into the U.S. Offer, an ADS holder may surrender its ADSs, withdraw the Class A Ordinary Shares from the ADS program in which they are deposited, and participate directly in the U.S. Offer as a U.S. Qualifying Shareholder or otherwise participate directly in the Non-U.S. Offer. The ADS holder should surrender to the Depositary the ADSs representing Class A Ordinary Shares that it wishes to tender into the U.S. Offer, pay a fee to the Depositary at a rate of US$5.00 per 100 ADS for the surrender of those ADSs, pay any taxes and government charges or other charges payable in connection with such surrender and withdrawal, and otherwise comply with the terms and conditions of the Deposit Agreement. Then such Shareholder should follow the procedures for tendering Class A Ordinary Shares.
These procedures could take a significant amount of time, possibly weeks, to complete and you should allow ample time for these procedures to be completed before the Latest Acceptance Time.
Signature Guarantees
No signature guarantee is required on the ADS Letter of Transmittal if the (i) ADS Letter of Transmittal is signed by the registered holder (which term, for purposes of this paragraph, includes any participant in DTC’s (as the book-entry transfer facility) systems whose name appears on a security position listing as the owner of the ADSs) of the ADSs tendered therewith, unless such holder has completed either the box entitled “Special Payment Instructions” on the ADS Letter of Transmittal or (ii) ADSs are tendered for the account of a financial institution (including most commercial banks, savings and loans associations, and brokerage houses) that is a member in good standing of a recognized Medallion Program approved by the

Securities Transfer Association, Inc., including the Securities Transfer Agents Medallion Program (STAMP), the NYSE Medallion Signature Program (SEMP), and the Stock Exchanges Medallion Program (each, an “Eligible Institution,” and collectively, “Eligible Institutions”). In all other cases, all signatures on an ADS Letter of Transmittal must be guaranteed by an Eligible Institution. See the instructions of the ADS Letter of Transmittal. If an ADS is registered in the name of a person other than the signatory of the ADS Letter of Transmittal, or if payment is to be made to a person other than the registered holder, then the ADR must be endorsed or transferred by the registered holder or a proper separate instrument of transfer signed by the registered holder must be provided, and the signature on the endorsement or instrument of transfer must be guaranteed by a Medallion Guarantee.
No Guaranteed Delivery
Please note that neither the ADSs nor the Class A Ordinary Shares may be tendered in the U.S. Offer by guaranteed delivery.
The method of delivery of the ADS Letter of Transmittal and all other required documents, including delivery through DTC as the book-entry transfer facility, is at the option and risk of the tendering ADS holder, and the delivery will be deemed made only when actually received by the Tender Agent (including, in the case of a book-entry transfer, receipt of a book-entry confirmation). If delivery is by mail, registered mail with return receipt requested, properly insured, is recommended. In all cases, sufficient time should be allowed to ensure timely delivery.
Determination of Validity
All questions as to the validity, form, eligibility (including time of receipt) and acceptance for payment of any tender of ADSs, including questions as to the proper completion of any ADS Letter of Transmittal or other required documents, will be determined by the Company in its sole and absolute discretion (which may be delegated to the Tender Agent), which determination will be final and binding on all parties. The Company reserves the absolute right to reject any and all tenders of ADSs determined by it not to be in proper form or the acceptance for payment of, or payment for, which may, in the opinion of its counsel, be unlawful. The Company also reserves the absolute right to waive any defect or irregularity in the tender of any ADSs of any particular ADS holder, whether or not similar defects or irregularities are waived in the case of other ADS holders. No tender of ADSs will be deemed to have been validly made until all defects and irregularities have been cured or waived to the satisfaction of the Company. The Company and the Tender Agent will make reasonable efforts to notify any person of any defect in any ADS Letter of Transmittal submitted to the Tender Agent. However, neither the Company nor any of its affiliates or assigns nor any other person will be under any duty to give notification of any defects or irregularities in tenders or incur any liability for failure to give any such notification.
If you are in any doubt about the procedure for tendering ADSs into the U.S. Offer, please contact the Information Agent.
Other Requirements
By executing the ADS Letter of Transmittal as set forth above, a tendering ADS holder irrevocably appoints designees of the Company as such ADS holder’s attorneys-in-fact and proxies, each with full power of substitution, in the manner set forth in the ADS Letter of Transmittal, to the full extent of such ADS holder’s rights with respect to the ADSs tendered by such ADS holder and accepted for payment by the Company (including, with respect to any and all other ADSs or other securities issued or issuable in respect of such ADSs, on or after the date of this U.S. Offer to Purchase). All such powers of attorney and proxies will be irrevocable and considered coupled with an interest in the tendered ADSs. Such appointment will be effective when, and only to the extent that, the Company accepts such ADSs for payment. Upon such acceptance for payment, all prior powers of attorney, proxies, and consents given by such ADS holder with respect to such ADSs (and such other rights and securities) will be revoked without further action, and no subsequent powers of attorney, proxies, consents, or revocations may be given nor any subsequent written consent executed by such ADS holder (and, if given or executed, will not be deemed to be effective) with respect thereto. The designees of the Company will, with respect to the ADSs and other securities for which the appointment is effective, be empowered to exercise all voting and other rights of such ADS holder as they in their sole discretion may deem proper at any annual or special meeting of the Company’s shareholders or any adjournment or postponement thereof, by written consent in lieu of any such meeting or otherwise. The Company reserves the right to require that, in order for ADSs to be deemed validly tendered, immediately upon the Company’s acceptance for payment for such ADSs, the Company must be able to exercise full voting, consent, and other rights with respect to such ADSs or rights, including voting at any meeting of shareholders or executing a written consent concerning any matter.
The tender of ADSs pursuant to any one of the procedures described above will constitute the tendering ADS holders’ acceptance of the U.S. Offer, as well as the tendering ADS holder’s representation and warranty that such holder has the full power and authority to tender and assign the ADSs tendered, as specified in the ADS Letter of Transmittal. The Company’s acceptance for payment of ADSs tendered pursuant to the U.S. Offer will constitute a binding agreement between the tendering ADS holder and the Company upon the terms and subject to the conditions of the U.S. Offer (and if the U.S. Offer is extended or amended, the terms of or the conditions to any such extension or amendment).
4.2
Tender of Class A Ordinary Shares

General Procedures for Acceptance
In order to accept the U.S. Offer, U.S. Qualifying Shareholders should complete and return a Form of Acceptance in accordance with the instructions set forth in this U.S. Offer to Purchase and on the Form of Acceptance. The instructions in this U.S. Offer to Purchase should be read together with the instructions on the Form of Acceptance (which instructions form part of the terms and conditions of the U.S. Offer).
In order to be valid, the completed Form of Acceptance should be forwarded, together with the Title Documents for not less than the number of Class A Ordinary Shares in respect of which the relevant U.S. Qualifying Shareholder wishes to accept the U.S. Offer, by post or by hand to the Registrar, Computershare Hong Kong Investor Services Limited, at Shops 1712-1716, 17th Floor, Hopewell Centre, 183 Queen’s Road East, Wan Chai, Hong Kong, in an envelope marked “Zhihu Inc. — Buy-back Offer” as soon as possible after receipt of the Form of Acceptance but in any event so as to reach the Registrar by no later than 4:00 a.m., New York City time, on Wednesday, October 30, 2024, or such later time and date as the Company may, subject to applicable laws and regulations, decide and announce.
Unless the U.S. Offer is extended or revised in accordance with applicable laws and regulations, no Form of Acceptance received after the Latest Acceptance Time will be accepted.
If the Form of Acceptance is executed by a person other than the registered holder, appropriate evidence of authority (such as a grant of probate or certified copy of a power of attorney) must be delivered to the Registrar with the completed Form of Acceptance.
No acknowledgement of receipt of any Form of Acceptance or Title Documents will be given.
The Company reserves the right, at its sole discretion, to investigate, in relation to any acceptance, whether the required representations and warranties could have been properly given by the relevant Qualifying Shareholder and, if such investigation is made and as a result the Company determines (for any reason) that any such representation and warranty could not have been properly given, such acceptance may be rejected as invalid.
Only one Form of Acceptance may be accepted from each U.S. Qualifying Shareholder by the Registrar. Each Class A Ordinary Share may only be accepted for buy-back by the Company once, except that Class A Ordinary Shares withdrawn from the U.S. Offer may be re-tendered at any time before the Latest Acceptance Time by again following the procedures for acceptance and settlement set forth herein.
Shareholders whose names do not appear on the Register on the Record Date (including Shareholders whose Class A Ordinary Shares are held through CCASS or otherwise in the name of a nominee) and who have not notified the Company that they are residents of, or located in, the United States on the Record Date cannot qualify as U.S. Qualifying Shareholders and may only tender in the Non-U.S. Offer. If such Shareholders who are residents of, or located in, the United States nevertheless wish to tender in the U.S. Offer, such Shareholders must contact their broker, dealer, commercial bank, trust company, or other nominee to withdraw their Class A Ordinary Shares from CCASS, if applicable, and to have their own names appear on the Register on the Record Date to qualify as U.S. Qualifying Shareholders. It is the responsibility of each Shareholder who is a resident of, or located in, the United States and who wishes to tender in the U.S. Offer to qualify as a U.S. Qualifying Shareholder. Shareholders should consult their professional advisers if in doubt.
U.S. QUALIFYING SHAREHOLDERS SHOULD NOT SEND ANY FORM OF ACCEPTANCE, TITLE DOCUMENTS, OR OTHER DOCUMENTATION TO THE COMPANY, THE TENDER AGENT, THE INFORMATION AGENT, THE PAYING AGENT, OR THE DEPOSITARY. THE DELIVERY OF ANY FORM OF ACCEPTANCE, TITLE DOCUMENTS, OR OTHER DOCUMENTATION TO THE COMPANY, THE TENDER AGENT, THE INFORMATION AGENT, THE PAYING AGENT, OR THE DEPOSITARY DOES NOT CONSTITUTE A VALID TENDER OF CLASS A ORDINARY SHARES.
You should consult your broker, dealer, commercial bank, trust company, or other nominee or participant to determine the cut-off time and date applicable to you and whether you will be charged any transaction or service fee. Such nominees and participants are likely to establish cut-off times and dates that are earlier than the Latest Acceptance Time for receipt of instructions to tender Class A Ordinary Shares.
Nominee Holdings
If the Title Documents in respect of a U.S. Qualifying Shareholder’s Class A Ordinary Shares are in the name of a nominee (including those Class A Ordinary Shares held in CCASS) or some name other than such U.S. Qualifying Shareholder’s own, and such U.S. Qualifying Shareholder wishes to accept the U.S. Offer (either in full or in respect of part of such U.S. Qualifying Shareholder’s holding of Class A Ordinary Shares), such U.S. Qualifying Shareholder must either:
(i)
lodge the Title Documents with the nominee with instructions authorizing it to accept the U.S. Offer on behalf of the U.S. Qualifying Shareholder and requesting it to deliver the Form of Acceptance duly completed together with the Title Documents to the Registrar, on or before such deadline (which may be earlier than the Latest Acceptance Time) as may be stipulated by the nominee; or

(ii)
arrange for the Class A Ordinary Shares to be registered in the U.S. Qualifying Shareholder’s name by the Company through the Registrar, and deliver the Form of Acceptance duly completed together with the Title Documents to the Registrar; or

(iii)
where the U.S. Qualifying Shareholder’s Class A Ordinary Shares have been maintained with a licensed securities dealer or custodian bank through CCASS, instruct the licensed securities dealer or custodian bank to authorize HKSCC to accept the U.S. Offer on behalf of the U.S. Qualifying Shareholder on or before the deadline set by HKSCC, and, in order to meet the deadline set by HKSCC, the U.S. Qualifying Shareholder should check with the licensed securities dealer or custodian bank for the timing on processing of the instruction, and submit such instruction to the licensed securities dealer or custodian bank as required by them (which may be earlier than the Latest Acceptance Time); or

(iv)
if the U.S. Qualifying Shareholder’s Class A Ordinary Shares have been lodged with the U.S. Qualifying Shareholder’s investor participant account with CCASS, authorize the U.S. Qualifying Shareholder’s instruction via the CCASS phone system or CCASS internet system on or before the deadline set by HKSCC (which may be earlier than the Latest Acceptance Time).

U.S. Qualifying Shareholders with such a nominee holding of Class A Ordinary Shares should ensure that they undertake the above applicable course of action promptly so as to allow their nominees sufficient time to complete the acceptance procedure on their behalf by the Latest Acceptance Time.
Recent Transfers
If a U.S. Qualifying Shareholder has lodged transfers of Class A Ordinary Shares for registration in the U.S. Qualifying Shareholder’s name and has not yet received the Share certificates and wishes to accept the U.S. Offer, the U.S. Qualifying Shareholder should nevertheless complete the Form of Acceptance and deliver it to the Registrar together with the transfer receipts duly signed at or before the Latest Acceptance Time. Such action will be deemed to be an irrevocable authority to the Company and its agents to collect from the Company or the Registrar on behalf of the U.S. Qualifying Shareholder the relevant Share certificates when issued and to deliver such Share certificates, subject to the terms of the U.S. Offer, as if they were delivered to the Registrar with the Form of Acceptance.
Lost or Unavailable Share Certificates
If the Title Documents are not readily available or are lost and a U.S. Qualifying Shareholder wishes to accept the U.S. Offer, the Form of Acceptance should nevertheless be completed and delivered to the Registrar so as to reach the Registrar no later than the Latest Acceptance Time and the Title Documents should be forwarded to the Registrar as soon as possible thereafter and in any event before the Latest Acceptance Time.
Acceptances of the U.S. Offer may, at the discretion of the Company, be treated as valid even if not accompanied by the Title Documents but, in such cases, the cash consideration due will not be dispatched until the relevant Title Documents have been received by the Registrar or in the case of loss of Title Documents, such Title Documents have been cancelled and the Register has been updated.
If a U.S. Qualifying Shareholder has lost Title Documents, the U.S. Qualifying Shareholder should write to the Registrar and request a form of letter of indemnity in respect of the lost Title Documents (as the case may be) which, when completed in accordance with the instructions given, should be returned, together with the Form of Acceptance and any Title Documents that are available, to the Registrar either by post or by hand, so as to arrive no later than the Latest Acceptance Time. In such cases, the U.S. Qualifying Shareholder will be informed of the fees payable to the Registrar for which the U.S. Qualifying Shareholder will be responsible.
Additional Form of Acceptance
If a U.S. Qualifying Shareholder has lost the Form of Acceptance or such original has become unusable, and requires a replacement of such form, the U.S. Qualifying Shareholder should write to the Registrar or visit the Registrar at its office and request an additional Form of Acceptance for completion by such U.S. Qualifying Shareholder. Alternatively, the Qualifying Shareholder could download the Form of Acceptance from the website of the Hong Kong Stock Exchange at https://www.hkexnews.hk or the Company’s website at https://ir.zhihu.com.
4.3
Acceptance Period

The U.S. Offer is open for acceptance from the date of this U.S. Offer to Purchase and will remain open until the expiration of (i) at least 20 U.S. Business Days from its commencement and (ii) at least 10 U.S. Business Days from the date that notice of an increase or decrease in the percentage of the class of securities being sought or the consideration offered or the dealer’s soliciting fee to be given is first published, sent, or given to security holders. If the Condition is satisfied, the U.S. Offer will be open for acceptance for a further 14 days from the date of satisfaction of the Condition.
The Latest Acceptance Time is currently expected to be 4:00 a.m., New York City time, or 4:00 p.m., Hong Kong time, on Wednesday, October 30, 2024, or such later date as the Company may decide and announce in accordance with applicable laws and regulations.
The date when the Condition is expected to be satisfied is Wednesday, October 16, 2024, being the date of the EGM (or any adjournment or postponement thereof, as the case may be). Such date may be deferred by the Company in accordance with applicable laws and regulations.
5.
Withdrawal Rights

ADSs and Class A Ordinary Shares tendered pursuant to the U.S. Offer may be withdrawn at any time prior to the Latest Acceptance Time and, if the Company has not accepted your ADSs or Class A Ordinary Shares for payment by Tuesday, November 5, 2024 (which is the 40th U.S. Business Day after the date of the commencement of the U.S. Offer), you may withdraw them at any time after that date until the Company accepts your ADSs or Class A Ordinary Shares for payment. If you hold your ADSs or Class A Ordinary Shares through a broker, dealer, commercial bank, trust company, or other nominee, you should be aware that your broker, dealer, commercial bank, trust company, or other nominee is likely to establish a cut-off time and date for receipt of instructions to withdraw previously tendered ADSs and Class A Ordinary Shares that is earlier than the Latest Acceptance Time. You should consult your broker, dealer, commercial bank, trust company, or other nominee to determine the specific cut-off times and dates that apply to you.
For a withdrawal by ADS holders to be effective, a written or facsimile transmission of Form of Withdrawal must be timely received by the Tender Agent at its address set forth the ADS Letter of Transmittal. If the ADRs to be withdrawn have been delivered or otherwise identified to the Tender Agent, then, prior to the physical release of such ADRs, the serial numbers shown on such ADRs must be submitted to the Tender Agent and the signatures on the Form of Withdrawal must be guaranteed by an Eligible Institution, unless such ADRs have been tendered for the account of an Eligible Institution. If ADSs have been tendered pursuant to the procedure for book-entry transfer as discussed in “The U.S. Offer — Procedures for Accepting the U.S. Offer and Tendering Securities,” the Form of Withdrawal must also specify the name and number of the account at DTC (as the book-entry transfer facility) to be credited with the withdrawn ADSs. If you tendered your ADSs via DTC’s ATOP system, you need to contact your broker, dealer, commercial bank, trust company, or other nominee, and have such nominee process your withdrawal.
U.S. Qualifying Shareholders that wish to withdraw all of their tendered Class A Ordinary Shares must contact the Registrar or their nominee, as applicable, to process the withdrawal. A Form of Withdrawal must be duly completed and submitted to the Registrar before the Latest Acceptance Time in order for the Class A Ordinary Shares to be validly withdrawn from the U.S. Offer. U.S. Qualifying Shareholders should not send any Form of Withdrawal to the Tender Agent.
All questions as to the form and validity (including time of receipt) of any Form of Withdrawal will be determined by the Company, in its sole discretion, whose determination will be final and binding. None of the Company, the Tender Agent, or the Registrar will be under duty to give notification of any defects or irregularities in any Form of Withdrawal nor incur any liability for failure to give any such notification.
Withdrawals of tendered ADSs and Class A Ordinary Shares may not be rescinded. Any ADSs and Class A Ordinary Shares properly withdrawn will thereafter be deemed not to have been validly tendered for purposes of the U.S. Offer. However, withdrawn ADSs and Class A Ordinary Shares may be re-tendered at any time before the Latest Acceptance Time by again following one of the procedures described in “The U.S. Offer — Procedures for Accepting the U.S. Offer and Tendering Securities.”
If we extend the U.S. Offer, are delayed in our buy-back of ADSs and Class A Ordinary Shares, or are unable to buy back ADSs and Class A Ordinary Shares pursuant to the U.S. Offer for any reason, then, without prejudice to our rights under the U.S. Offer, the Tender Agent may, subject to applicable law, retain tendered ADSs on our behalf, and the ADSs may not be withdrawn except to the extent tendering security holders are entitled to withdrawal rights as described herein. Our reservation of the right to delay payment for ADSs and Class A Ordinary Shares that we have accepted for payment is limited by Rule 13e-4(f)(5) under the Exchange Act, which requires that we must pay the consideration offered or return the ADSs and Class A Ordinary Shares tendered promptly after termination or withdrawal of the U.S. Offer.
6.
Acceptance for Payment and Payment for Securities

6.1
General

Upon the terms and subject to the conditions of the U.S. Offer, including the satisfaction of the Condition of the U.S. Offer, and provided that the U.S. Offer has not been terminated by the Expiration Date, the Company will, promptly after the Latest Acceptance Time, accept for payment all ADSs and Class A Ordinary Shares validly tendered and not properly withdrawn before the Latest Acceptance Time pursuant to the U.S. Offer. The Company will pay for such ADSs (through the Paying Agent) and Class A Ordinary Shares (through the Registrar) promptly (and in any event within 7 Business Days) after the Expiration Date.

The buy-back of tendered ADSs or Class A Ordinary Shares pursuant to the U.S. Offer will be made only after timely receipt by the Tender Agent (in the case of ADSs) or Registrar (in the case of Class A Ordinary Shares) of the proper tender documents with respect to the ADSs or Class A Ordinary Shares, as applicable. See “The U.S. Offer — Procedures for Accepting the U.S. Offer and Tendering Securities.”
6.2
ADSs

The Offer Price for the ADSs accepted for payment pursuant to the U.S. Offer is US$3.50 per ADS in cash and will be settled in U.S. dollars. The payment will be made, less the amount of any fees, expenses, and withholding taxes that may be applicable, to such ADS holders. The amounts will be deposited by the Company with the Paying Agent for payment to ADS holders. All payments to tendering ADS holders pursuant to the U.S. Offer will be rounded to the nearest whole U.S. cent.
Payment for ADSs tendered by book-entry transfer will be made by crediting the account of the nominee holding the ADSs on behalf an ADS holder with DTC. If the ADSs are tendered by means of DTC’s book-entry confirmation facilities, the Paying Agent will deliver the applicable amount of consideration in U.S. dollars to DTC, which will further allocate the applicable amount of consideration in U.S. dollars to the account of the DTC participant who tendered the ADSs on behalf of the ADS holder. If the ADSs are tendered in certificated form with a duly completed ADS Letter of Transmittal or in uncertificated form on the books of the Depositary with a duly completed ADS Letter of Transmittal, the Paying Agent will issue a check for the applicable amount of consideration in U.S. dollars.
Payment of the Offer Price in respect of ADSs will be made by the Paying Agent only to the person identified on the ADS Letter of Transmittal as the seller of the tendered ADSs, and any of said persons will be treated both by the Company and by the Paying Agent as the sole owner and seller of the tendered ADSs. The Paying Agent will act as agent for tendering holders of ADSs, for the purpose of receiving payments from the Company and transmitting payments to such tendering holders of ADSs whose ADSs have been accepted for payment.
An ADS holder tendering ADSs in the U.S. Offer will have to pay ADS cancellation fees, but not ADS cash distribution fees, payable to the Depositary. You should consult your broker, dealer, commercial bank, trust company, or other nominee to determine whether any additional charges will apply.
6.3
Class A Ordinary Shares

The Offer Price for the Class A Ordinary Shares accepted for payment pursuant to the U.S. Offer is HK$9.11 per share in cash and will be settled in Hong Kong dollars. The payment will be made through the Registrar by ordinary post at the holders’ risk, subject to deduction of seller’s ad valorem stamp duty due on the buy-back of the Class A Ordinary Shares from the amount payable in cash, as soon as possible, but in any event within 7 Business Days after the Expiration Date.
If the Class A Ordinary Shares of an Accepting U.S. Shareholder have not been bought back by the Company in full, the Title Documents in respect of the balance of such Class A Ordinary Shares or a replaced certificate therefor will be returned or sent to the Accepting U.S. Shareholder by ordinary post at the Accepting U.S. Shareholder’s own risk, as soon as possible, but in any event within 7 Business Days after the Expiration Date.
If the U.S. Offer does not become unconditional, the Title Documents will be returned or sent to the registered address of each Accepting U.S. Shareholder by ordinary post at the Accepting U.S. Shareholder’s own risk no later than 7 Business Days after the lapse of the U.S. Offer. Where any Accepting U.S. Shareholder has sent one or more transfer receipts and in the meantime one or more Share certificates have been collected on behalf of the Accepting U.S. Shareholder in respect thereof, the Accepting U.S. Shareholder will be sent by ordinary post at that Accepting U.S. Shareholder’s own risk such Share certificates in lieu of the transfer receipts.
6.4
Use of Securities Acquired

The Company may hold certain Class A Ordinary Shares bought back (including those converted from the ADSs bought back and cancelled) in treasury and if so, such Class A Ordinary Shares (including those converted from the ADSs bought back and cancelled) will be treated as redeemed and will not be entitled to any dividend declared for any record date set subsequent to the date of their redemption, and, accordingly, the issued and outstanding share capital of the Company will be diminished by the nominal value of the Class A Ordinary Shares bought back (including those converted from the ADSs bought back and cancelled). In that case, the voting rights attached to those Class A Ordinary Shares bought back (including those converted from the ADSs bought back and cancelled) and held in treasury will be suspended. For those Class A Ordinary Shares bought back that will not be held in treasury, they will be cancelled and will not be entitled to any dividend declared for any record date set subsequent to the date of their cancellation.
7.
Extension of the U.S. Offer

Subject to applicable law, the period during which the U.S. Offer remains open may be extended at any time and from time to time. The Company will also extend the U.S. Offer for any period or periods required by applicable law or applicable rules, regulations, interpretations, or positions of the SEC or its staff or any of the rules and regulations, including listing standards, of the NYSE.
All Accepting ADS holders and Accepting U.S. Shareholders that validly tender, and do not withdraw, their securities in the U.S. Offer before the Latest Acceptance Time will be subject to the same Offer Price regardless of whether they tendered before or during any extension period of the U.S. Offer. In the event of an extension, all of the ADSs and Class A Ordinary Shares validly tendered in and not properly withdrawn from the U.S. Offer will remain subject to the U.S. Offer. Under such extension, each Accepting ADS holder and Accepting U.S. Shareholder will continue to have the right to withdraw their securities previously tendered.
If the Company extends the U.S. Offer, the Company will notify the Tender Agent and will make a public announcement of the extension by press release or other public announcement, no later than 9:00 a.m., New York City time, on the next U.S. Business Day after the day on which the U.S. Offer was scheduled to expire. At the start of any extension period, the Company will file with the SEC an amendment to this U.S. Offer to Purchase, setting forth the new expiration date of the U.S. Offer.
In addition, if the Company makes a material change in the terms of the U.S. Offer or the information concerning the U.S. Offer, the Company will promptly disseminate such change to all Shareholders of the Company (including ADS holders) in a manner reasonably designed to inform them of such change and extend the U.S. Offer to the extent required by Rule 14e-1 under the Exchange Act. The minimum period during which the U.S. Offer must remain open following material changes in the terms of the U.S. Offer or information concerning the U.S. Offer, other than a change in price or a change in the percentage of the Class A Ordinary Shares (including in the form of ADSs) sought, will depend upon the facts and circumstances then existing, including the relative materiality of the changed terms or information. The Company understands that in the SEC’s view, an offer should remain open for a minimum of 5 U.S. Business Days from the date the material change is first published, sent, or given to shareholders, and with respect to a change in price or a change in the percentage of securities sought, a minimum period of 10 U.S. Business Days is generally required to allow for adequate dissemination to shareholders and investor response. If, prior to the Expiration Date, the Company increases the consideration being paid for the securities accepted for payment pursuant to the U.S. Offer, such increased consideration will be paid to all Accepting ADS holders and Accepting U.S. Shareholders whose securities are bought back pursuant to the U.S. Offer, whether or not such securities were tendered before the announcement of the increase in consideration.
If the Company is delayed in its acceptance for payment of, or payment (whether before or after the acceptance for payment for the ADSs or the Class A Ordinary Shares) for, the ADSs or the Class A Ordinary Shares or is unable to accept for payment, or pay for, the ADS or the Class A Ordinary Shares pursuant to the U.S. Offer for any reason, then, without prejudice to the Company’s rights under the U.S. Offer and subject to compliance with Rule 14e-1(c) under the Exchange Act, the Tender Agent an the Registrar, as applicable, may retain tendered ADSs and Class A Ordinary Shares on behalf of the Company, and such ADSs and Class A Ordinary Shares may not be withdrawn except to the extent that the Accepting ADS holders and Accepting U.S. Shareholders are entitled to withdrawal rights as described in “The U.S. Offer — Withdrawal Rights.”

However, the ability of the Company to delay the payment for the ADSs and Class A Ordinary Shares accepted for payment is limited by Rule 14e-1(c) under the Exchange Act, which requires an offeror to pay the consideration offered or return the securities deposited by, or on behalf of, security holders promptly after the termination or withdrawal of a tender offer.
We expect to conduct the U.S. Offer and the Non-U.S. Offer concurrently and therefore the U.S. Offer and the Non-U.S. Offer will expire on the same day and at the same time. If the U.S. Offer is extended for any reason, we will extend the Non-U.S. Offer for the same period. Similarly, if the Non-U.S. Offer is extended for any reason, we will extend the U.S. Offer for the same period. Therefore, we expect that the U.S. Offer and the Non-U.S. Offer will remain open, including any extensions, for the same period of time.
8.
Price Range of ADSs and Class A Ordinary Shares

The ADSs are listed and traded on the NYSE under the ticker symbol “ZH.” The following table sets forth, for the fiscal quarters indicated, the high and low sales prices of the ADSs as reported on the NYSE. On May 10, 2024, we effected a change in the ratio of ADSs to Class A Ordinary Shares from two ADSs representing one Class A Ordinary Share to a new ratio of one ADS representing three Class A Ordinary Shares. The sale prices per ADS have been retrospectively adjusted to reflect this ADS ratio change for all periods presented.
Quarter Ended	High	Low
	(US$)
Third Quarter 2024 (through September 6, 2024)	3.48	2.65
Second Quarter 2024	4.59	2.55
First Quarter 2024	5.74	4.05
Fourth Quarter 2023	6.36	3.91
Third Quarter 2023	7.50	5.52
Second Quarter 2023	8.13	5.41
First Quarter 2023	12.66	6.72
Fourth Quarter 2022	10.02	5.34
Third Quarter 2022	11.28	6.12
As of the Latest Practicable Date, there were 48,717,662 ADSs outstanding, excluding bulk issuance of ADSs reserved for future issuances upon the exercise or vesting of awards granted under our stock incentive plans, and the closing price of the ADSs on the NYSE was US$3.21 per ADS.
The Class A Ordinary Shares are listed and traded on the Main Board of the Hong Kong Stock Exchange under the stock code “2390.” The following table sets forth, for the fiscal quarters indicated, the high and low sales prices of the Class A Ordinary Shares as reported on the Main Board of the Hong Kong Stock Exchange.
Quarter Ended	High	Low
	(HK$)
Third Quarter 2024 (through September 5, 2024)	8.90	6.65
Second Quarter 2024	11.84	6.72
First Quarter 2024	14.46	9.99
Fourth Quarter 2023	16.96	11.34
Third Quarter 2023	20.00	15.06
Second Quarter 2023	20.60	15.62
First Quarter 2023	36.60	17.24
Fourth Quarter 2022	24.60	13.66
Third Quarter 2022	28.55	15.68

As of the Latest Practicable Date, there were 294,753,259 Shares issued and outstanding, which comprised 277,359,593 Class A Ordinary Shares and 17,393,666 Class B Ordinary Shares, excluding the Class A Ordinary Shares issued to the Depositary for bulk issuance of ADSs reserved for future issuances upon the exercise or vesting of awards granted under our stock incentive plans. As of the last trading day of the Hong Kong Stock Exchange prior to the Latest Practicable Date, the closing price of the Class A Ordinary Shares on the Main Board of the Hong Kong Stock Exchange was HK$8.37 per Class A Ordinary Share.
We urge you to obtain current market information for the ADSs and Class A Ordinary Shares before making any decision to tender in the U.S. Offer.
9.
Dividend

The Board did not recommend the payment of dividends for (i) the six months ended June 30, 2023, (ii) the year ended December 31, 2023, and (iii) the six months ended June 30, 2024. As of the Latest Practicable Date, the Company had no outstanding dividend that remained unpaid. As of the Latest Practicable Date, the Company had no intention to declare any dividends or make any other distributions during the Offer Period.
The Board of the Company may from time to time declare and authorize the payment of dividends on the Ordinary Shares subject to applicable Cayman Islands law, and such dividends will depend on the Company’s profitability, the terms of any applicable financing agreements and the Company’s financial condition, capital requirements, statutory and contractual restrictions, future prospects, and other factors that the Board deems relevant. Under the Articles of Association, Shareholders may by ordinary resolution declare dividends, but no dividend can exceed the amount recommended by the Board.
10.
Source and Amount of Funds

The Offers are not subject to any financing condition. Assuming that the Maximum Number of Class A Ordinary Shares (including in the form of ADSs) are tendered and accepted, the aggregate purchase price payable by the Company upon the consummation of the Offers would be approximately HK$427.5 million or US$54.8 million, excluding related transaction fees, costs, and expenses. The Company intends to finance the Offers with cash on hand. The Company has sufficient cash on hand to finance the consummation of the Offers and currently does not have any alternative financing arrangements or alternative financing plans.
The Company’s financial condition is not material to your decision whether to tender your securities into the U.S. Offer because:
•
you will receive payment solely in cash for any ADSs or Class A Ordinary Shares that you tender into the U.S. Offer,

•
the U.S. Offer is not subject to any financing condition, and

•
the Company as an offeror is a public reporting company under Section 13(a) or 15(d) of the Exchange Act that files reports electronically on EDGAR.

11.
Agreement to Be Bound by the Terms of the U.S. Offer

By tendering ADSs or Class A Ordinary Shares in the U.S. Offer, you irrevocably acknowledge and agree, represent and warrant, and otherwise undertake as follows:
•
you agree to all of the terms and conditions of the U.S. Offer;

•
you represent and warrant that you have full power and authority to tender, sell, assign, and transfer all the securities specified in either the ADS Letter of Transmittal or the Form of Acceptance, as applicable, for buy-back and that the securities are fully paid, free from all liens, charges, options, claims, equities, adverse interests, rights of pre-emption, or third party rights or encumbrances whatsoever and are sold together with all rights accruing or attaching thereto, including, without limitation, the right to receive dividends and other distributions declared, made or paid, if any, on or after the date the securities are redeemed or canceled (as the case may be);
•
the execution of the ADS Letter of Transmittal or the Form of Acceptance, as applicable, constitutes (i) irrevocable appointment of any director or officer of the Company or such other person as any of them may direct, as your agent, and (ii) an irrevocable instruction to the agent to complete and execute the ADS Letter of Transmittal or the Form of Acceptance, as applicable, and any other document at the agent’s discretion on your behalf and to do any other acts or things as may in the opinion of the agent be necessary, expedient, or desirable for the purpose of the Company buying back some or all of your securities (as the Company may in its absolute discretion determine);

•
you agree to ratify and confirm each and every act or thing that may be done or effected by the Company or any agent in the proper exercise of your powers and/or authorities under the terms of the U.S. Offer;

•
you undertake to deliver to the Tender Agent or the Registrar the necessary tender documents in respect of the securities for which the U.S. Offer is accepted, or an indemnity or indemnities acceptable to the Company in lieu thereof, or to procure the delivery of such document(s) to the Tender Agent or the Registrar as soon as possible thereafter and, in any event, no later than the Latest Acceptance Time;

•
you accept that the provisions of the ADS Letter of Transmittal or the Form of Acceptance and the other terms and conditions in this U.S. Offer to Purchase are deemed to be incorporated into the terms and conditions of the U.S. Offer;

•
you undertake to execute any further documents, take any further action, and give any further assurances that may be required in connection with the acceptance of the U.S. Offer as the Company may consider to be necessary, expedient, or desirable, including without limitation, to complete the buy-back of any securities in respect of which you have accepted the U.S. Offer free from all liens, charges, options, claims, equities, adverse interests, rights of pre-emption, or third-party rights or encumbrances whatsoever and such securities are sold together with all rights accruing or attaching thereto, including, without limitation, the right to receive dividends and other distributions declared, made or paid, if any, on or after the date the securities are redeemed or cancelled (as the case may be) and/or to perfect any of the authorities expressed to be given hereunder;

•
where applicable to Accepting U.S. Shareholders, you authorize the Company or the agent to procure the dispatch by ordinary post of the consideration to which you are entitled at your own risk to the first-named holder at the registered address in Box 4 of the Form of Acceptance; and

•
you agree to submit to the jurisdiction of the federal or state courts of New York County, New York in relation to all matters arising out of or in connection with the U.S. Offer.

12.
Plans or Proposals of the Company

Except as publicly disclosed on or prior to the date of this U.S. Offer to Purchase, neither the Company nor its directors and executive officers currently have any plans, proposals, or negotiations that relate to or would result in:
•
any extraordinary transaction, such as a merger, reorganization, or liquidation, involving the Company or any of its subsidiaries;

•
any purchase, sale, or transfer of a material amount of assets of the Company or any of its subsidiaries;

•
any material change in the present dividend rate or policy, or indebtedness or capitalization of the Company;

•
any change in the present board of directors or management of the Company, including, but not limited to, any plans or proposals to change the number or the term of directors or to fill any existing vacancies on the board or to change any material term of the employment contract of any executive officer;

•
any other material change in the Company’s corporate structure or business;

•
any class of equity securities of the Company to be delisted from a national securities exchange or cease to be authorized to be quoted in an automated quotations system operated by a national securities association;

•
any class of equity securities of the Company becoming eligible for termination of registration under Section 12(g)(4) of the Exchange Act;

•
the suspension of the Company’s obligation to file reports under Section 15(d) of the Exchange Act;

•
the acquisition by any person of additional securities of the Company, or the disposition of securities of the Company; or

•
any changes in the Company’s charter, bylaws, or other governing instruments or other actions that could impede the acquisition of control of the Company.

As of the date of this U.S. Offer to Purchase, the Company has two share repurchase programs effective until June 26, 2025. The remaining maximum number of shares (including in the form of ADSs) that can be repurchased under these programs will not exceed 10% of the total number of issued shares of the Company (excluding any treasury shares) as of June 26, 2024, the date of the resolution granting the general unconditional mandate to purchase the Company’s own shares approved by shareholders.
While we have no definitive plans or proposals regarding any of the foregoing as of the date of this U.S. Offer to Purchase, our management considers from time to time, and may undertake or plan actions that relate to or could result in, one or more of the matters listed above. We reserve the right to change our plans and intentions at any time after the date of this U.S. Offer to Purchase, subject to our obligation to update this U.S. Offer to Purchase to reflect material changes in the information contained herein. Accepting ADS holders and Accepting U.S. Shareholders may run the risk of foregoing the benefit of any appreciation in the market price of the ADSs or Class A Ordinary Shares resulting from such potential future events.
13.
Interests of Directors and Executive Officers of the Company

Securities Outstanding
For the number of ADSs and Class A Ordinary Shares issued and outstanding as of the Latest Practicable Date, see “The U.S. Offer — Price Range of ADSs and Class A Ordinary Shares.”
Beneficial Ownership in Securities
For beneficial ownership in Shares (including in the form of ADSs) by Directors and executive officers of the Company, see “Letter of the Board” and “General Information.”
The Directors and executive officers of the Company are entitled to participate in the U.S. Offer on the same basis as other security holders. However, as of the Latest Practicable Date, the Company was aware, after reasonable inquiry, that none of the Directors and executive officers of the Company who hold Shares or persons acting in concert with any of them will accept the U.S. Offer. As a result, the U.S. Offer will increase the proportional holdings of the Directors and executive officers of the Company, assuming that at least some ADSs or Class A Ordinary Shares are bought back pursuant to the U.S. Offer.
In addition, after the expiration or termination of the U.S. Offer, the Directors and executive officers of the Company may sell their ADSs or Class A Ordinary Shares, subject to applicable law and applicable policies and practices of the Company, from time to time in open market transactions at prices that may be more or less favorable than the Offer Price to be paid pursuant to the U.S. Offer.
Recent Securities Transactions
Based on the Company’s records and on information provided to the Company by the Directors and executive officers of the Company, neither the Company nor any of the Directors or executive officers of the Company has effected any transactions involving the ADSs or Class A Ordinary Shares during the 60 days prior to September 9, 2024, except as disclosed in this U.S. Offer to Purchase. The Company did not repurchase ADSs or Class A Ordinary Shares during the 60 days prior to September 9, 2024 under the existing share repurchase programs. See also “Letter of the Board” and “General Information.”
Share Repurchase Programs
As of the date of this U.S. Offer to Purchase, the Company has two share repurchase programs effective until June 26, 2025. The remaining maximum number of shares (including in the form of ADSs) that can be repurchased under these programs will not exceed 10% of the total number of issued shares of the Company (excluding any treasury shares) as of June 26, 2024, the date of the resolution granting the general unconditional mandate to purchase the Company’s own shares approved by shareholders.
The Company repurchased 31.1 million Class A Ordinary Shares (including in the form of ADSs) for a total price of US$66.5 million on both the NYSE and the Hong Kong Stock Exchange under the Company’s existing share repurchase programs, and did not repurchase ADSs or Class A Ordinary Shares during the 60 days prior to September 9, 2024 thereunder. See also “Letter of the Board” and “General Information.”
14.
Agreements Involving The Company’s Securities

The Company has entered into the Deposit Agreement relating to the ADSs. See “Item 12.D Description of Securities Other Than Equity Securities — American Depositary Shares” in the Company’s annual report on Form 20-F for the fiscal year ended December 31, 2023, which is incorporated herein by reference.
Except as otherwise described or incorporated by reference in this U.S. Offer to Purchase, there are no agreements between the Company and any other person with respect to the securities issued by the Company that are material to the U.S. Offer. The Company is not aware of any agreements between any Directors or executive officers of the Company and any other person with respect to any other securities issued by the Company that are material to the U.S. Offer.
15.
U.S. Federal Income Tax Considerations

The following discussion is a summary of U.S. federal income tax considerations generally applicable to the tender of the ADSs or Class A Ordinary Shares pursuant to the U.S. Offer by a U.S. Holder (as defined below) that acquired the ADSs and holds the ADSs as “capital assets” (generally, property held for investment) under the U.S. Internal Revenue Code of 1986, as amended (the “Code”). This discussion is based upon existing U.S. federal tax law, which is subject to differing interpretations or change, possibly with retroactive effect. There can be no assurance that the IRS or a court will not take a contrary position. This discussion, moreover, does not address the U.S. federal estate, gift, minimum tax, and other non-income tax considerations, the Medicare tax on certain net investment income or any state, local, or non-U.S. tax considerations, relating to the tender of the ADSs or Class A Ordinary Shares pursuant to the U.S. Offer. The following summary does not address all aspects of U.S. federal income taxation that may be important to particular investors in light of their individual circumstances or to persons in special tax situations such as:
•
banks and other financial institutions;

•
insurance companies;

•
pension plans;

•
cooperatives;

•
regulated investment companies;

•
real estate investment trusts;

•
broker-dealers;

•
traders that elect to use a mark-to-market method of accounting;

•
certain former U.S. citizens or long-term residents;

•
tax-exempt entities (including private foundations);

•
holders who acquire their ADSs or Class A Ordinary Shares pursuant to any employee share option or otherwise as compensation;

•
investors that will hold their ADSs or Class A Ordinary Shares as part of a straddle, hedge, conversion, constructive sale, or other integrated transaction for U.S. federal income tax purposes;

•
investors that have a functional currency other than the U.S. dollar;

•
persons that actually or constructively own 10% or more of our stock (by vote or value); or

•
partnerships or other entities taxable as partnerships for U.S. federal income tax purposes, or persons holding ADSs or Class A Ordinary Shares through such entities;

all of whom may be subject to tax rules that differ significantly from those discussed below.
Each U.S. Holder is urged to consult its tax advisor regarding the application of U.S. federal taxation to its particular circumstances, and the state, local, non-U.S. and other tax considerations of the tender of ADSs or Class A Ordinary Shares pursuant to the U.S. Offer.
General
For purposes of this discussion, a “U.S. Holder” is a beneficial owner of the ADSs or Class A Ordinary Shares that is, for U.S. federal income tax purposes:
•
an individual who is a citizen or resident of the United States;

•
a corporation (or other entity treated as a corporation for U.S. federal income tax purposes) created in, or organized under the law of the United States or any state thereof or the District of Columbia;

•
an estate the income of which is includible in gross income for U.S. federal income tax purposes regardless of its source; or

•
a trust (A) the administration of which is subject to the primary supervision of a U.S. court and which has one or more U.S. persons who have the authority to control all substantial decisions of the trust or (B) that has otherwise validly elected to be treated as a U.S. person under the Code.

If a partnership (or other entity treated as a partnership for U.S. federal income tax purposes) is a beneficial owner of the ADSs or Class A Ordinary Shares, the tax treatment of a partner in the partnership will generally depend upon the status of the partner and the activities of the partnership. Partnerships holding the ADSs or Class A Ordinary Shares and their partners are urged to consult their tax advisors regarding the tender of the ADSs or Class A Ordinary Shares pursuant to the U.S. Offer.
For U.S. federal income tax purposes, it is generally expected that a U.S. Holder of ADSs will be treated as the beneficial owner of the underlying shares represented by the ADSs. The remainder of this discussion assumes that a U.S. Holder of ADSs will be treated in this manner. Accordingly, deposits or withdrawals of Class A Ordinary Shares for ADSs will generally not be subject to U.S. federal income tax.
EACH U.S. HOLDER SHOULD CONSULT ITS TAX ADVISOR AS TO THE PARTICULAR TAX CONSEQUENCES TO IT OF THE U.S. OFFER, INCLUDING THE APPLICATION AND EFFECT OF UNITED STATES FEDERAL, STATE, LOCAL, AND NON-UNITED STATES TAX LAWS AND POSSIBLE CHANGES IN TAX LAWS.
Sale or Exchange of ADSs or Class A Ordinary Shares
The receipt of cash for ADSs or Class A Ordinary Shares pursuant to the U.S. Offer by a U.S. Holder will be a taxable transaction for United States federal income tax purposes. In general, a U.S. Holder that sells ADSs or Class A Ordinary Shares pursuant to the U.S. Offer will recognize gain or loss for United States federal income tax purposes equal to the difference (if any) between the amount of cash received and the U.S. Holder’s adjusted tax basis in the ADSs or Class A Ordinary Shares sold pursuant to the U.S. Offer. If a U.S. Holder acquired different blocks of ADSs or Class A Ordinary Shares at different times or different prices, such holder must determine its tax basis and holding period separately with respect to each block.

Passive Foreign Investment Company Considerations
A non-U.S. corporation, such as our company, will be classified as a PFIC for United States federal income tax purposes for any taxable year, if either (i) 75% or more of its gross income for such year consists of certain types of “passive” income (the “income test”) or (ii) 50% or more of the value of its assets (generally determined on the basis of a quarterly average) during such year is attributable to assets that produce or are held for the production of passive income (the “asset test”). For this purpose, cash and assets readily convertible into cash are categorized as passive assets and the company’s goodwill and other unbooked intangibles are taken into account. Passive income generally includes, among other things, dividends, interest, rents, royalties, and gains from the disposition of passive assets. We will be treated as owning a proportionate share of the assets and earning a proportionate share of the income of any other corporation in which we own, directly or indirectly, at least 25% (by value) of the stock.
Based upon the nature and composition of our income and assets, and the market price of our ADSs, we believe that we were a PFIC for United States federal income tax purposes for the taxable years ended December 31, 2022 and 2023, and we will likely be a PFIC for our current taxable year unless the market price of the ADSs increases and/or we invest a substantial amount of the cash and other passive assets we hold in assets that produce or are held for the production of active income.
If we are classified as a PFIC for any taxable year during which a U.S. Holder holds the ADSs or Class A Ordinary Shares, and unless the U.S. Holder makes a mark-to-market election (as described below), the U.S. Holder will generally be subject to special tax rules on (i) any excess distribution that we make to the U.S. Holder (which generally means any distribution paid during a taxable year to a U.S. Holder that is greater than 125 percent of the average annual distributions paid in the three preceding taxable years or, if shorter, the U.S. Holder’s holding period for the ADSs or Class A Ordinary Shares), and (ii) any gain realized on the sale or other disposition of ADSs or Class A Ordinary Shares. Under the PFIC rules:
•
the excess distribution or gain will be allocated ratably over the U.S. Holder’s holding period for the ADSs or Class A Ordinary Shares;

•
the amount allocated to the current taxable year and any taxable years in the U.S. Holder’s holding period prior to the first taxable year in which we are classified as a PFIC (each, a “pre-PFIC year”), will be taxable as ordinary income;

•
the amount allocated to each prior taxable year, other than a pre-PFIC year, will be subject to tax at the highest tax rate in effect for individuals or corporations, as appropriate, for that year; and

•
an additional tax equal to the interest charge generally applicable to underpayments of tax will be imposed on the tax attributable to each prior taxable year, other than a pre-PFIC year.

As an alternative to the foregoing rules, a U.S. Holder of “marketable stock” in a PFIC may make a mark-to-market election with respect to such stock, provided that such stock is regularly traded on a qualified exchange or other market, as defined in applicable United States Treasury regulations. For those purposes, the ADSs, but not the Class A Ordinary Shares, are currently listed on the NYSE, which is a qualified exchange.
If a U.S. Holder has made a timely mark-to-market election (on or before the due date of such U.S. Holder’s U.S. federal income tax return for a year in which such U.S. Holder owns the ADSs on the last day of such taxable year and we were classified as a PFIC), then, in lieu of being subject to the PFIC tax and interest charge rules discussed above, any gain such U.S. Holder recognizes upon the tender of the ADSs pursuant to the U.S. Offer will be treated as ordinary income and any loss will be treated as ordinary loss, but such loss will only be treated as ordinary loss to the extent of the net amount previously included in income as a result of the mark-to-market election.
If a U.S. Holder owns the ADSs or Class A Ordinary Shares during any taxable year that we are a PFIC, the holder must generally file an annual IRS Form 8621. You should consult your tax advisors regarding the U.S. federal income tax consequences of tendering the ADSs or Class A Ordinary Shares pursuant to the U.S. Offer if we are a PFIC.

16.
Parties Engaged in Solicitations or Recommendations

The Company has retained Broadridge Corporate Issuer Solutions, LLC to act as Information Agent, Tender Agent, and Paying Agent in connection with the U.S. Offer. The Information Agent may contact registered holders of ADSs by USPS First Class Mail. If your ADSs are registered in the name of a broker, dealer, commercial bank, trust company, or other nominee, the Information Agent may contact beneficial holders of ADSs through methods directed by their broker, dealer, commercial bank, trust company, or other nominee, which will be either USPS First Class Mail or email. The Information Agent, the Tender Agent, and the Paying Agent will receive reasonable and customary compensation for the services, will be reimbursed by us for reasonable out-of-pocket expenses, and will be indemnified against certain liabilities in connection with the U.S. Offer.
The Company has appointed Altus Capital Limited, a corporation licensed to carry out Type 4 (advising on securities), Type 6 (advising on corporate finance), and Type 9 (asset management) regulated activities under the SFO of Hong Kong, as the Independent Financial Adviser to advise the Independent Board Committee in connection with the Offers as to the fairness and reasonableness of the Offers, as to voting by the Independent Shareholders, and as to whether the Offers should be accepted. Such appointment has been approved by the Independent Board Committee pursuant to Rule 2.1 of the Takeovers Code of Hong Kong. The Independent Financial Adviser will receive reasonable and customary compensation for the services.
Except as discussed above, the Company will not pay any fees or commissions to brokers, dealers, commercial banks, trust companies, or other nominees for soliciting tenders of ADSs or Class A Ordinary Shares pursuant to the U.S. Offer. However, the Company will, upon request, reimburse brokers, dealers, commercial banks, trust companies, or other nominees for customary mailing and handling expenses incurred by them in forwarding this U.S. Offer to Purchase, the ADS Letter of Transmittal, and other related materials to the beneficial owners of ADSs or Class A Ordinary Shares held by them as a nominee or in a fiduciary capacity. No broker, dealer, commercial bank, trust company, or other nominee has been authorized to act as our agent or the agent of the Information Agent or the Tender Agent for purposes of the U.S. Offer.
17.
Certain Regulatory and Legal Matters

The Company is not aware of (i) any license or regulatory permit that appears to be material to the business of the Company that might be adversely affected by the buy-back of ADSs and Class A Ordinary Shares by the Company pursuant to the U.S. Offer or otherwise, or (ii) except as discussed herein, any approval or other action by any regulatory authority that would be required prior to the buy-back of ADSs and Class A Ordinary Shares by the Company pursuant to the U.S. Offer or otherwise. Should any such approval or other action be required, the Company presently contemplates that such approval or other action will be sought. There can be no assurance that any such approval or other action, if required, would be obtained without substantial conditions, or that adverse consequences to the Company’s business might not result. Except as otherwise described in this U.S. Offer to Purchase, although we do not presently intend to delay the acceptance for payment of or payment for ADSs and Class A Ordinary Shares tendered in the U.S. Offer pending the outcome of any such matter, there can be no assurance that any such approval or other action, if needed, would be obtained or would be obtained without substantial conditions or that the failure to obtain any such approval or other action might not result in consequences adverse to the Company’s business or other substantial conditions complied with in the event that such approvals were not obtained or such other actions were not taken or in order to obtain any such approval or other action.
The Company is not aware of any pending legal proceeding relating to the U.S. Offer.
18.
Additional Information

The Company is subject to the reporting and other informational requirements of the Exchange Act and, in accordance therewith, files reports and other information with the SEC. Such reports and other information can be accessed electronically by means of the SEC’s website on the internet at http://www.sec.gov.
The Company has filed with the SEC a Tender Offer Statement on Schedule TO, pursuant to Section 13(e) of the Exchange Act and Rule 13e-4 promulgated thereunder, furnishing certain information with respect to the U.S. Offer to Purchase. The Tender Offer Statement on Schedule TO, together with any exhibits and any amendments thereto, may be examined and accessed electronically at the same places and in the same manner as set forth above.
The rules of the SEC allow the Company to incorporate by reference information that was filed prior to the date of this U.S. Offer to Purchase into this U.S. Offer to Purchase, which means that the Company can disclose important information to you by referring you to another document filed separately with the SEC. The following document has been previously filed with the SEC and contains important information about the Company, and is incorporated herein by reference:
•
the annual report on Form 20-F for the fiscal year ended December 31, 2023, filed with the SEC on April 26, 2024.

The Schedule TO to which this U.S. Offer to Purchase relates does not permit forward incorporation by reference. Accordingly, if a material change occurs in the information set forth in this U.S. Offer to Purchase, we will amend the Schedule TO accordingly.
The Company is not aware of any jurisdiction where the making of the U.S. Offer is not in compliance with applicable law. If the Company becomes aware of any jurisdiction where the making of the U.S. Offer or the acceptance of ADSs or Class A Ordinary Shares pursuant to the U.S. Offer is not in compliance with any applicable law, the Company will make a good faith effort to comply with the applicable law. If, after a good faith effort, the Company cannot comply with the applicable law, the U.S. Offer will not be made to, nor will tenders be accepted from or on behalf of, the holders of ADSs and Class A Ordinary Shares residing in that jurisdiction.
Rule 13e-4(f) under the Exchange Act prohibits the Company from purchasing any ADSs or Class A Ordinary Shares other than in the U.S. Offer until at least 10 U.S. Business Days after the Expiration Date. Accordingly, any additional buy-backs outside of the U.S. Offer may not be consummated until at least 10 U.S. Business Days after the Expiration Date.
NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION ON BEHALF OF THE COMPANY NOT CONTAINED HEREIN OR IN THE ADS LETTER OF TRANSMITTAL OR THE FORM OF ACCEPTANCE AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED.
ZHIHU INC.
September 9, 2024

EXPECTED TIMETABLE
The following timetable is indicative and may be subject to changes. Any change to the timetable will be announced by the Company as and when appropriate.
Announcement of launch of Offers, dispatch of the Offer Document, the U.S. Offer to Purchase, the Form of Acceptance, the ADS Letter of Transmittal, and the notice and form of proxy for the EGM	Monday, September 9, 2024
Commencement of the Offers	Monday, September 9, 2024
Latest time and date for lodging transfer of Class A Ordinary Shares to qualify for attendance at the EGM	4:30 p.m. on Monday, September 23, 2024 Hong Kong time
Share EGM Record Date	Monday, September 23, 2024 Hong Kong time
ADS EGM Record Date	Monday, September 23, 2024 New York City time
Latest time and date for receipt by the Depositary of voting instructions in respect of ADSs for the EGM	9:00 a.m. on Wednesday, October 9, 2024 New York City time
Latest time and date for lodging form of proxy for the EGM	10:00 a.m. on Monday, October 14, 2024 Hong Kong time
Date of EGM	10:00 a.m. on Wednesday, October 16, 2024 Beijing time
Announcement of results of the EGM and whether the Offers have become unconditional	by 7:00 p.m. on Wednesday, October 16, 2024 Hong Kong time
Latest time and date for lodging the Form of Acceptance and latest time for determining Shareholders’ entitlement to participate in the Offers based on the records of the Register (Notes 1 to 3)	4:00 p.m. on Wednesday, October 30, 2024 Hong Kong time
Latest time and date for receipt by the Tender Agent of ADS Letters of Transmittal and other applicable documents required for tendering ADSs (Note 4)	4:00 a.m. on Wednesday, October 30, 2024 New York City time
Latest time and date for withdrawal of acceptance of the Non-U.S. Offer (Note 5)	4:00 p.m. on Wednesday, October 30, 2024 Hong Kong time
Latest time and date for withdrawal of acceptance of the U.S. Offer (Note 5)	4:00 a.m. on Wednesday, October 30, 2024 New York City time
Expiration Date of the Offers	Wednesday, October 30, 2024
Record Date	Wednesday, October 30, 2024
Announcement of results of the Offers	by 7: 00 p.m. on Wednesday, October 30, 2024 Hong Kong time

Latest date for (i) dispatch of cheques to the Accepting
Shareholders in respect of Offer Price for Class A
Ordinary Shares (Note 6) and (ii) if applicable, return of
the Share certificates for those Class A Ordinary Shares
tendered but not bought back under the Offers	Friday, November 8, 2024 Hong Kong time
Latest date for credit of proceeds in respect of book-entry transfer of ADSs	Friday, November 8, 2024 New York City time
Latest date for dispatch of cheques in respect of Offer Price for ADSs held in certificated form or on the books of the Depositary	Friday, November 8, 2024 New York City time
Latest date for dispatch of balance of ADSs	Friday, November 8, 2024 New York City time

Notes:
(1)
Assuming that the resolution relating to the Offers will be approved by the Independent Shareholders and the Offers have become unconditional on Wednesday, October 16, 2024, being the date of the EGM, the Offers will remain open for acceptance for a period of 14 days thereafter, subject to any extension as permitted under applicable laws and regulations.

(2)
In order to accept the Offers, U.S. Qualifying Shareholders are required to submit to the Registrar the duly completed Form of Acceptance in accordance with the instructions as set forth in this U.S. Offer to Purchase and on the Form of Acceptance (which instructions form part of the terms and conditions of the Offers) at or before 4:00 p.m., Hong Kong time, on Wednesday, October 30, 2024.

(3)
Beneficial owners of the Class A Ordinary Shares who hold their Shares in CCASS directly as an investor participant or indirectly via a broker or custodian participant should note the timing requirements for causing instructions to be made to CCASS in accordance with the General Rules of CCASS and CCASS Operational Procedures.

(4)
Please be aware that if your ADSs are beneficially owned through a broker, dealer, commercial bank, trust company, or other nominee, they may require advance notification before the Latest Acceptance Time of the U.S. Offer in order to be able to tender your ADSs before the expiration of the U.S. Offer. Accordingly, such beneficial owners of ADSs wishing to participate in the U.S. Offer should contact their broker, dealer, commercial bank, trust company, or other nominee as soon as possible in order to determine the times by which such beneficial owner must take action in order to participate in the U.S. Offer.

(5)
The Offers will be deemed not to have been validly accepted in respect of any Class A Ordinary Shares or ADSs for which an acceptance has been validly withdrawn. However, the Offers may be accepted again in respect of any withdrawn Class A Ordinary Shares or ADSs by following the procedures described in this U.S. Offer to Purchase at any time prior to the expiration of the Offers.

(6)
Remittance for the total amounts in Hong Kong dollars due to Accepting Shareholders under the Offers (subject to deduction of seller’s ad valorem stamp duty payable on the Class A Ordinary Shares bought back from such Accepting Shareholders) will be made by the Company no later than 7 Business Days after the Expiration Date.

Effect of Severe Weather Conditions in Hong Kong
If there is a tropical cyclone warning signal number 8 or above, a “black” rainstorm warning signal, or “extreme conditions” announced by the Government of Hong Kong (collectively, “severe weather conditions”) in force in Hong Kong on any of the following deadlines (the “Key Deadlines”):
(i)
the Expiration Date and the Latest Acceptance Time, and the submission and publication deadline for a closing announcement under Rule 19.1 of the Takeovers Code,

(ii)
the latest date for the amounts due under the Offers in respect of valid acceptances, and

(iii)
if applicable, return of the Share certificates for those Class A Ordinary Shares tendered but not bought back under the Offers,

at any local time at 12:00 noon and/or thereafter, such Key Deadline will be rescheduled to the following Business Day that does not have any of those warnings in force at any time at 12:00 noon and/or thereafter or such other day as the Executive of the SFC may approve in accordance with the Takeovers Code of Hong Kong. In case any severe weather condition is in force in Hong Kong at any local time before 12:00 noon but no longer in force at 12:00 noon and/or thereafter on any Key Deadline, such Key Deadline will remain on the same Business Day. The Company will make announcements on the respective websites of the Hong Kong Stock Exchange, the SEC, and the Company in this regard as and when appropriate.

LETTER FROM THE BOARD
Zhihu Inc.
(A company controlled through weighted voting rights and incorporated in the Cayman Islands with limited liability)
(NYSE: ZH; HKEX: 2390)

Executive Director:
Mr. Yuan Zhou
(Chairman and Chief Executive Officer)
Non-executive Directors:
Mr. Dahai Li
Mr. Zhaohui Li
Mr. Bing Yu
Independent Non-executive Directors:
Mr. Hanhui Sam Sun
Ms. Hope Ni
Mr. Derek Chen

Registered Office:
PO Box 309
Ugland House
Grand Cayman KY1-1104
Cayman Islands
Head Office and Principal Place of Business in the People’s Republic of China:
18 Xueqing Road
Haidian District, Beijing 100083
People’s Republic of China
Principal Place of Business in Hong Kong:
5/F, Manulife Place
348 Kwun Tong Road
Kowloon
Hong Kong

September 9, 2024
To the Shareholders
Dear Sir or Madam,
CONDITIONAL VOLUNTARY CASH OFFERS OF THE COMPANY TO BUY BACK UP TO 46,921,448 CLASS A ORDINARY SHARES (INCLUDING IN THE FORM OF AMERICAN DEPOSITARY SHARES) AT A PRICE OF HK$9.11 PER CLASS A ORDINARY SHARE (EQUIVALENT OF US$3.50 PER ADS)
Introduction
Reference is made to the Announcement of the Company dated July 19, 2024. The Company is hereby making Offers to buy back, subject to fulfilment of the Condition, up to the Maximum Number, being 46,921,448 Class A Ordinary Shares (including in the form of ADSs), representing approximately 15.9% of the total Shares (on a one share one vote basis) in issue and outstanding as of the Latest Practicable Date at a cash consideration of HK$9.11 per Class A Ordinary Share (equivalent of US$3.50 per ADS).
The Class A Ordinary Shares (including in the form of ADSs) to be bought back by the Company will not exceed the Maximum Number and the Offers are not conditional upon a minimum number of Class A Ordinary Shares (including in the form of ADSs) being tendered for buy-backs. Shareholders and ADS holders are not required to tender any or all of their Class A Ordinary Shares (including in the form of ADSs) if they do not wish to do so.
The Offers are structured as two separate offers, namely the Non-U.S. Offer and the U.S. Offer, in light of the following considerations:
(i)
Dual Primarily Listed Issuer and Tier II Cross-Border Tender Offer Exemption:   The Company is dual primarily listed on both the Hong Kong Stock Exchange and the NYSE, and a tender offer to buy back Class A Ordinary Shares and ADSs requires compliance with both Hong Kong and

U.S. laws and regulations. As the Company’s U.S. Shareholders hold more than 10% and no more than 40% of the Class A Ordinary Shares (including in the form of ADSs), it has relied on the “Tier II” cross-border tender offer exemption in accordance with Rule 13e-4(i) under the Exchange Act, which only allows limited exceptions to the filing, disclosure, and dissemination requirements for tender offers under the applicable U.S. laws and regulations. The separate Non-U.S. Offer and U.S. Offer are permitted for “Tier II” cross-border tender offers, and this separation enables the Company to accommodate the requirements of both U.S. and non-U.S. jurisdictions without causing confusion to investors.
(ii)
Procedures Specific to ADS Holders:   A substantial number of Class A Ordinary Shares are represented by the ADSs listed on the NYSE. While the principal terms and conditions of the Non-U.S. Offer and U.S. Offer are the same, including the Maximum Number, the Offer Price, the period during which the Offers remain open for acceptance, the withdrawal rights, and the settlement period, there is a separate set of procedures for ADS tendering activities and their settlement in light of the different natures and clearing institutions between Class A Ordinary Shares and ADSs, which only concern ADS holders. The separate U.S. Offer includes such additional procedural matters for the attention of ADS holders without unnecessarily causing confusion to Non-U.S. Shareholders.

(iii)
Separate Governing Laws:   The Company believes that it is necessary to structure the Offers into Non-U.S. Offer and U.S. Offer, which are subject to Hong Kong and U.S. laws, respectively, to facilitate the understanding and regulate tendering activities by non-U.S. and U.S. Shareholders and ADS holders. The Non-U.S. Offer, all acceptances of it, and all actions taken or made or deemed to be taken or made pursuant to these terms will be governed by and construed in accordance with Hong Kong laws, whereas the U.S. Offer, all acceptances of it, and all actions taken or made or deemed to be taken or made pursuant to these terms will be governed by and construed in accordance with U.S. laws. This can also facilitate both non-U.S. and U.S. Shareholders and ADS holders to comply with applicable legal requirements to which they respectively are subject.

Based on the foregoing considerations, the Company believes that the interests of the Non-U.S. Qualifying Shareholders, U.S. Qualifying Shareholders, and ADS holders will not be prejudiced by the dual offer structure.
Non-U.S. Qualifying Shareholders may only tender in the Non-U.S. Offer. U.S. Qualifying Shareholders and ADS holders (wherever such ADS holders are located) may only tender in the U.S. Offer.
The Company is making the U.S. Offer pursuant to the U.S. Offer to Purchase. Deutsche Bank, as the financial adviser to the Company and for and on behalf of the Company, is making the Non-U.S. Offer pursuant to Rule 3 of the Share Buy-backs Code on the basis of the principal terms of the Non-U.S. Offer set forth in the Offer to Purchase.
The purpose of the Offer Document or the U.S. Offer to Purchase, as applicable, is to provide you with, among other things:
(i)
the expected timetable relating to the Offers,

(ii)
the details of the Non-U.S. Offer as set forth in the Offer Document,

(iii)
the details of the U.S. Offer as set forth in the U.S. Offer to Purchase,

(iv)
the recommendation from the Independent Board Committee with respect to the Offers,

(v)
the advice of the Independent Financial Adviser to the Independent Board Committee in connection with the Offers, and

(vi)
the notice of EGM to consider and approve, if thought fit, the Offers.

The Form of Acceptance accompanying both the Offer Document and the U.S. Offer to Purchase is for use by the Qualifying Shareholders who wish to accept the Offers, including both Non-U.S. Qualifying Shareholders and U.S. Qualifying Shareholders.

U.S. Qualifying Shareholders and ADS holders should refer to the U.S. Offer to Purchase for the details of the U.S. Offer. The ADS holders who wish to accept the U.S. Offer should use the ADS Letter of Transmittal accompanying the U.S. Offer to Purchase.
Although Non-U.S. Qualifying Shareholders may not tender into the U.S. Offer, certain information relevant to U.S. Shareholders and ADS holders, but not relevant to Non-U.S. Qualifying Shareholders, has been included in this Offer Document to ensure equality of information. The U.S. Offer to Purchase does not contain any material information that is not included in this Offer Document.
The Offer Price
The Offer Price of HK$9.11 values the entire issued and outstanding share capital of the Company as of the Latest Practicable Date (being 294,753,259 Shares) at approximately HK$2.69 billion.
The Offer Price of HK$9.11 in cash per Class A Ordinary Share represents:
(i)
a premium of approximately 8.8% over the closing price of HK$8.37 per Class A Ordinary Share as quoted on the Hong Kong Stock Exchange on September 5, 2024, being the last trading day of the Hong Kong Stock Exchange prior to the Latest Practicable Date,

(ii)
a premium of approximately 7.2% over the closing price of HK$8.50 per Class A Ordinary Share as quoted on the Hong Kong Stock Exchange on the Last Trading Day,

(iii)
a premium of approximately 10.0% over HK$8.28, which is the average closing price per Class A Ordinary Share as quoted on the Hong Kong Stock Exchange for the five consecutive trading days up to and including the Last Trading Day,

(iv)
a premium of approximately 9.6% over HK$8.31, which is the average closing price per Class A Ordinary Share as quoted on the Hong Kong Stock Exchange for the ten consecutive trading days up to and including the Last Trading Day,

(v)
a premium of approximately 14.9% over HK$7.93, which is the average closing price per Class A Ordinary Share as quoted on the Hong Kong Stock Exchange for the thirty consecutive trading days up to and including the Last Trading Day,

(vi)
a discount of approximately 47.1% to the consolidated net asset value of the Company as of December 31, 2023 of approximately RMB15.61 per Share (equivalent to approximately HK$17.22 per Share) pursuant to the latest audited consolidated financial statements of the Company, calculated based on the audited consolidated net asset value attributable to the Shareholders of RMB4,599.81 million as of December 31, 2023 and the total Shares in issue and outstanding as of the date of the Announcement,

(vii)
a discount of approximately 43.6% to the consolidated net asset value of the Company as of June 30, 2024 of approximately RMB14.63 per Share (equivalent to approximately HK$16.14 per Share) pursuant to the unaudited condensed interim consolidated financial information of the Group for the six months ended June 30, 2024, calculated based on the unaudited consolidated net asset value attributable to the Shareholders of RMB4,312.29 million as of June 30, 2024 and the total Shares in issue and outstanding as of the Latest Practicable Date.

The Offer Price of US$3.50 in cash per ADS represents:
(i)
a premium of approximately 2.0% over the closing price of US$3.43 per ADS as quoted on the NYSE on September 5, 2024, New York City time (being the NYSE trading day prior to the Latest Practicable Date),

(ii)
a premium of approximately 14.4% over the closing price of US$3.06 per ADS as quoted on the NYSE on July 18, 2024, New York City time (being the NYSE trading day prior to the Last Trading Day),

(iii)
a premium of approximately 11.5% over US$3.14, which is the average closing price per ADS as quoted on the NYSE for the five consecutive trading days up to and including the NYSE trading day prior to the Last Trading Day,
(iv)
a premium of approximately 10.8% over US$3.16, which is the average closing price per ADS as quoted on the NYSE for the ten consecutive trading days up to and including the NYSE trading day prior to the Last Trading Day, and

(v)
a premium of approximately 14.8% over US$3.05, which is the average closing price per ADS as quoted on the NYSE for the thirty consecutive trading days up to and including the NYSE trading day prior to the Last Trading Day.

The Offer Price per Class A Ordinary Share was determined after taking into account, among other things, the historical prices of the Class A Ordinary Shares traded on the Hong Kong Stock Exchange and the ADSs traded on the NYSE, historical financial information of the Group and the prevailing market and sentiments, and with reference to the share buy-back transactions of companies listed on the Main Board of the Hong Kong Stock Exchange or on the NYSE in recent years. The Offer Price per ADS was determined on the same basis as the Offer Price per Class A Ordinary Share and was calculated based on the ADS to Class A Ordinary Share ratio (i.e., every one representing three Class A Ordinary Shares) and an exchange rate of US$1.00 : HK$7.8073, the exchange rate prevailing on the date of the Announcement set forth in the H.10 statistical release of the Federal Reserve Board.
Terms, Accepting Procedures, Settlement, and Withdrawal Rights of the Offers
For terms, accepting procedures, settlement, and withdrawal rights of the Offers, ADS holders and U.S. Shareholders may refer to the U.S. Offer to Purchase, and Non-U.S. Shareholders may refer to the Offer Document.
Confirmation of Financial Resources
The maximum amount of consideration for the Offers, being approximately HK$427,454,392 if the Offers are accepted in full, will be paid in cash and will be funded fully by internal cash resources of the Group. Deutsche Bank, being the financial adviser to the Company in respect of the Offers, is satisfied that sufficient financial resources are available to the Company to satisfy the consideration for the full acceptance of the Offers as described above. On this basis, sufficient financial resources are available to the Company to satisfy the consideration for the full acceptance of the U.S. Offer as described above.
Condition of the Offers
The Offers are conditional upon the approval by more than 50% of the votes cast by the Independent Shareholders in attendance either in person or by proxy by way of a poll having been obtained at the EGM in respect of the Offers on or before the Long Stop Date.
The Condition cannot be waived. Accordingly, if the Condition is not satisfied on or before the Long Stop Date, the Offers will not proceed.
Odd Lots of Class A Ordinary Shares
The Class A Ordinary Shares are currently traded in board lot of 100 Class A Ordinary Shares each on the Hong Kong Stock Exchange. There is no intention to change the board lot size as a result of the Offers. Accepting Shareholders should note that acceptance of the Offers may result in their holding of odd lots of Class A Ordinary Shares.
Computershare Hong Kong Investor Services Limited, whose address is at 17M Floor, Hopewell Centre, 183 Queen’s Road East, Wan Chai, Hong Kong (telephone number: +852 2862-8555, prior appointment required) has been appointed by the Company as the designated agent to, on a best effort basis, match sales and purchases of odd lot holdings of Class A Ordinary Shares in the market for a period of three weeks from the completion of the Offers to enable, among others, the Accepting Shareholders to dispose of their odd lots or to top up their odd lots to whole board lots. Such Accepting Shareholders should note that the matching of odd lots is not guaranteed. Further details of the related arrangements will be announced after the Offers have become unconditional, as and if appropriate.
Nominee Registration of Shares
To ensure equality of treatment of all Qualifying Shareholders, those who hold Class A Ordinary Shares as nominees for more than one beneficial owner should, as far as practicable, treat the holding of each beneficial owner separately. In order for beneficial owners of the Class A Ordinary Shares, whose investments are registered in nominee names (including those whose interests in Class A Ordinary Shares are held through CCASS), to accept the Offers, it is essential that they provide instructions to their nominee agents of their intentions with regard to the Offers.
Tax Implications
Shareholders and ADS holders are recommended to consult their own professional advisers if they are in any doubt as to the tax implications of their acceptance of the Offers, in particular regarding their individual tax position and the exemptions or reductions of applicable withholding tax that may be available to them. It is emphasized that none of the Company, its ultimate beneficial owners, and parties acting in concert with any of them, Deutsche Bank, the Independent Financial Adviser, the Registrar, or any of their respective directors or any persons involved in the Offers accepts responsibility for any taxation effects on, or liabilities of, any person or persons as a result of acceptance of the Offers.
The Irrevocable Undertakings
Each of Innovation Works Shareholders, Qiming Shareholders, and SAIF Shareholder has irrevocably undertaken to the Company that (i) it will, and will procure the holders of Class A Ordinary Shares and/or ADSs whose Class A Ordinary Shares and/or ADSs it is deemed to be interested in by virtue of Part XV of the SFO to, accept the Offers in respect of part of such Class A Ordinary Shares and/or ADSs; (ii) it will, and will procure the holders of Class A Ordinary Shares whose Class A Ordinary Shares it is deemed to be interested in by virtue of Part XV of the SFO to, vote in favor of the resolution in connection with the Offers at the EGM; and (iii) prior to the earlier of the Offers closing or lapsing: (a) it will not, and will procure any party acting in concert with it not to, acquire any Class A Ordinary Share or ADS or other securities of the Company; and (b) it will not, and will procure any party acting in concert with it not to, sell, transfer, assign, charge, encumber, grant any option over, or otherwise dispose of or permit the sale, transfer, charging, or other disposition or creation or grant of any other encumbrance or option of or over all or any Class A Ordinary Shares and/or ADSs. The Irrevocable Undertakings are binding until the closing, lapse, or withdrawal of the Offers.
Pursuant to the Irrevocable Undertakings,
(i)
Innovation Works Shareholders, Qiming Shareholders, and SAIF Shareholder have irrevocably undertaken to the Company to tender 9,000,000, 5,891,994, and 3,000,000 Class A Ordinary Shares (including in the form of ADSs) for acceptance of the Offers, respectively, representing approximately 3.1%, 2.0%, and 1.0% of the total Shares (on a one share one vote basis) in issue and outstanding as of the Latest Practicable Date; and

(ii)
in respect of the undertaking to vote in favor of the resolution in connection with the Offers at the EGM, Innovation Works Shareholders, Qiming Shareholders, and SAIF Shareholder together hold a total of 34,120,714 Class A Ordinary Shares (including in the form of ADSs), representing approximately 7.6% of the voting rights in the Company as of the Latest Practicable Date.

As of the Latest Practicable Date, Innovation Works Shareholders, Qiming Shareholders, and SAIF Shareholder held 11,889,945, 10,201,891, and 12,028,878 Class A Ordinary Shares (including in the form of ADSs), representing approximately 4.0%, 3.5%, and 4.1% of the total Shares (on a one share one vote basis, and excluding the Class A Ordinary Shares issued to the Depositary for bulk issuance of ADSs reserved for future issuances upon the exercise or vesting of awards granted under the 2012 Plan and the 2022 Plan) and approximately 2.6%, 2.3%, and 2.7% of voting rights in the Company, respectively.

Mr. Zhou has indicated to the Company that he will procure MO Holding Ltd through which he holds his interests in the Company to vote in favor of the resolution in connection with the Offers at the EGM.
As of the Latest Practicable Date, the Company was aware, after reasonable inquiry, that (i) none of the Directors who hold Shares or persons acting in concert with any of them will accept the Offers, and (ii) save for Mr. Zhou who is a Director, there were no other Shareholders or ADS holders holding 10% or more of the voting rights of the Company.
As of the Latest Practicable Date, the trustee of the 2022 Plan held 10,109,451 Class A Ordinary Shares, which are held on trust for participants under the 2022 Plan to satisfy the future exercise or vesting of awards granted under the 2022 Plan. Under the trust deed in respect of the 2022 Plan, the trustee will not exercise the voting rights in respect of any Class A Ordinary Shares held under the 2022 Plan. Accordingly, such 10,109,451 Class A Ordinary Shares will not be voted at the EGM. In accordance with the trust deed in respect of the 2022 Plan, the Board has instructed the trustee not to accept the Offers.
As of the Latest Practicable Date, save for the Irrevocable Undertakings, (i) neither the Company nor parties acting in concert with it had received any irrevocable commitment not to accept the Offers; and (ii) neither the Company nor parties acting in concert with it had received any irrevocable commitment to accept the Offers.
Implications Under the Listing Rules and the Codes of Hong Kong
Implications Under the Listing Rules of Hong Kong
As of the Latest Practicable Date, Mr. Zhou, who is the WVR Beneficiary, beneficially owned an aggregate of 17,393,666 Class B Ordinary Shares and 19,460,912 Class A Ordinary Shares, representing approximately 42.9% of the voting rights in the Company with respect to shareholder resolutions relating to matters other than the Reserved Matters. Mr. Zhou holds his interests in the Company through MO Holding Ltd. More than 99% of the interest of MO Holding Ltd is held by South Ridge Global Limited, which is in turn wholly-owned by a trust that was established by Mr. Zhou (as the settlor) for the benefit of Mr. Zhou and his family. The remaining interest of MO Holding Ltd is held by Zhihu Holdings Inc., which is wholly-owned by Mr. Zhou.
Pursuant to Rule 8A.13 of the Listing Rules, a listed issuer with a WVR Structure must not increase the proportion of shares that carry weighted voting rights above the proportion in issue at the time of listing. Pursuant to Rule 8A.15 of the Listing Rules, if a listed issuer with a WVR Structure reduces the number of its shares in issue (such as through a purchase of its own shares), the beneficiaries of weighted voting rights must reduce their weighted voting rights in the issuer proportionately (such as through conversion of a proportion of their shareholding with those rights into shares without those rights), if the reduction in the number of shares in issue would otherwise result in an increase in the proportion of the listed issuer’s shares that carry weighted voting rights. Pursuant to Rule 8A.21 of the Listing Rules, any conversion of shares with weighted voting rights into ordinary shares must occur on a one to one ratio.
Upon completion of the Offers, Mr. Zhou, the WVR Beneficiary, will simultaneously reduce his WVR in the Company by way of converting his Class B Ordinary Shares into Class A Ordinary Shares, such that the proportion of shares carrying WVR of the Company will not be increased.
Implications Under the Codes of Hong Kong
Taking into account (i) the Maximum Number of Class A Ordinary Shares subject to the Offers and (ii) the fact that Mr. Zhou, the WVR Beneficiary, will simultaneously reduce his WVR in the Company by way of converting his Class B Ordinary Shares into Class A Ordinary Shares on a one to one ratio to the effect that the proportion of shares carrying WVR of the Company will not be increased, it is expected that full acceptance of the Offers will not result in change in control of the Company and will not result in acquisition of voting rights by any Shareholder that gives rise to an obligation to make a mandatory offer in accordance with Rule 26 of the Takeovers Code. The Company intends to maintain the listing status of the Class A Ordinary Shares on the Hong Kong Stock Exchange and the ADSs on the NYSE.

Pursuant to Rule 3.1 of the Share Buy-backs Code, a share buy-back by general offer must be approved by a majority of the votes cast by shareholders who do not have a material interest in such offer that is different from the interests of all other shareholders, in attendance in person or by proxy at a general meeting of the shareholders duly convened and held to consider such offer. The Offers are conditional upon the approval by more than 50% of the votes cast by the Independent Shareholders in attendance either in person or by proxy by way of a poll having been obtained at the EGM in respect of the Offers on or before the Long Stop Date.
If the Offers are not approved by the Independent Shareholders, the Offers will not proceed and will lapse immediately.
Changes in Shareholding Structure of the Company
The following table sets forth the shareholding structure of the Company as of the Latest Practicable Date and immediately after the completion of the Offers, assuming that (i) valid acceptances are received for the Maximum Number of Class A Ordinary Shares (including in the form of ADSs) and the Maximum Number of Class A Ordinary Shares are bought back under the Offers; (ii) Mr. Zhou will simultaneously reduce his WVR in the Company by way of converting his Class B Ordinary Shares into Class A Ordinary Shares on a one to one ratio pursuant to the Listing Rules to the effect that the proportion of shares carrying WVR of the Company will not be increased; (iii) no outstanding options or restricted share units granted pursuant to the 2012 Plan or the 2022 Plan will be exercised or vested from the Latest Practicable Date up to and including the date of completion of the Offers; and (iv) none of the Controlling Shareholders, Director who holds Shares, or parties acting in concert with the Company will accept the Offers.
	As of the Latest Practicable Date			Upon completion of the Offers
	Number of Shares	Approximate % of interest in the total issued and outstanding Shares (on a one share one vote basis)	Approximate % of voting rights	Number of Shares	Approximate % of interest in the total issued and outstanding Shares (on a one share one vote basis)	Approximate % of voting rights
Controlling Shareholders
— MO Holding Ltd(1)	19,460,912 Class A Ordinary Shares	6.6%	4.3%	22,227,776 Class A Ordinary Shares	9.0%	5.9%
	17,393,666 Class B Ordinary Shares	5.9%	38.5%	14,626,802 Class B Ordinary Shares	5.9%	38.5%
Sub-total	36,854,578 Shares	12.5%	42.9%	36,854,578 Shares	14.9%	44.4%
Director who holds Shares
— Mr. Dahai Li(2)	2,878,690 Class A Ordinary Shares	1.0%	0.6%	2,878,690 Class A Ordinary Shares	1.2%	0.8%
— Mr. Hanhui Sam Sun(3)	7,500 Class A Ordinary Shares	0.0%	0.0%	7,500 Class A Ordinary Shares	0.0%	0.0%
— Ms. Hope Ni(3)	7,500 Class A Ordinary Shares	0.0%	0.0%	7,500 Class A Ordinary Shares	0.0%	0.0%
— Mr. Derek Chen(3)	5,000 Class A Ordinary Shares	0.0%	0.0%	5,000 Class A Ordinary Shares	0.0%	0.0%
Parties acting in concert with the Company
— Deutsche Bank Concert Group(4)	—	—	—	—	—	—
Other Shareholders
Trustee of the 2022 Plan(5)	10,109,451 Class A Ordinary Shares	3.4%	2.2%	10,109,451 Class A Ordinary Shares	4.1%	2.7%
Innovation Works Shareholders(6)	11,889,945 Class A Ordinary Shares	4.0%	2.6%	2,889,945 Class A Ordinary Shares	1.2%	0.8%
Qiming Shareholders(6)	10,201,891 Class A Ordinary Shares	3.5%	2.3%	4,309,897 Class A Ordinary Shares	1.7%	1.1%

	As of the Latest Practicable Date			Upon completion of the Offers
	Number of Shares	Approximate % of interest in the total issued and outstanding Shares (on a one share one vote basis)	Approximate % of voting rights	Number of Shares	Approximate % of interest in the total issued and outstanding Shares (on a one share one vote basis)	Approximate % of voting rights
SAIF Shareholder(6)	12,028,878 Class A Ordinary Shares	4.1%	2.7%	9,028,878 Class A Ordinary Shares	3.6%	2.4%
Other shareholders	210,769,826 Class A Ordinary Shares	71.5%	46.7%	181,740,372 Class A Ordinary Shares	73.3%	47.9%
Total	294,753,259 Shares	100.0%	100.0%	247,831,811 Shares	100.0%	100.0%

Notes:
(1)
MO Holding Ltd is a company incorporated in the British Virgin Islands. As of the Latest Practicable Date, more than 99% of the interest of MO Holding Ltd is held by South Ridge Global Limited, which is in turn wholly-owned by a trust that was established by Mr. Zhou (as the settlor) for the benefit of Mr. Zhou and his family. The remaining interest of MO Holding Ltd is held by Zhihu Holdings Inc., which is wholly-owned by Mr. Zhou. Upon completion of the Offers, Mr. Zhou, the WVR Beneficiary, will simultaneously reduce his WVR in the Company by way of converting the Class B Ordinary Shares held by MO Holding Ltd into Class A Ordinary Shares on a one to one ratio pursuant to the Listing Rules, such that the proportion of shares carrying WVR of the Company will not be increased.

(2)
Including (i) 1,673,042 Class A Ordinary Shares held by Ocean Alpha Investment Limited, (ii) 1,106,198 Class A Ordinary Shares held by SEA & SANDRA Global Limited, and (iii) 99,450 Class A Ordinary Shares representing the ADSs held by Mr. Dahai Li. The entire interest in Ocean Alpha Investment Limited is held by a trust that was established by Mr. Dahai Li for the benefit of him and his family. SEA & SANDRA Global Limited is wholly-owned by Mr. Dahai Li. Mr. Dahai Li is therefore deemed to be interested in the Shares held by Ocean Alpha Investment Limited and SEA & SANDRA Global Limited.

(3)
The relevant Directors are entitled to receive 10,000 restricted shares (the underlying Shares of which are Class A Ordinary Shares) pursuant to their respective director agreements with the Company. As of the Latest Practicable Date, 75%, 75%, and 50% of the relevant restricted shares have become vested to Mr. Hanhui Sam Sun, Ms. Hope Ni, and Mr. Derek Chen, respectively.

(4)
Deutsche Bank has been appointed as the financial adviser to the Company in respect of the Offers. Accordingly, members of the Deutsche Bank Concert Group are presumed to be acting in concert with the Company in accordance with class 5 of the definition of “acting in concert” under the Takeovers Code.

As of the Latest Practicable Date, members of the Deutsche Bank group do not legally or beneficially own, control, or have direction over any Class A Ordinary Shares or ADSs (except in respect of Class A Ordinary Shares or ADSs held by exempt principal traders or exempt fund managers or Class A Ordinary Shares or ADSs held on behalf of non-discretionary investment clients of other parts of the Deutsche Bank group).
Notwithstanding that connected exempt principal traders within the Deutsche Bank group are not acting in concert with the Company:
(i)
Class A Ordinary Shares or ADSs held by any such connected exempt principal traders will not be voted at the EGM in accordance with the requirement of Rule 35.4 of the Takeovers Code, and the Class A Ordinary Shares or ADSs held by any member of the Deutsche Bank group in the capacity of an exempt principal trader for and on behalf of non-discretionary investment clients will not be voted at the EGM unless otherwise confirmed with the Executive.

(ii)
Class A Ordinary Shares or ADSs held by such exempt principal traders may, subject to consent of the Executive, be allowed to be voted at the EGM if: (a) the relevant connected exempt principal trader holds the relevant Class A Ordinary Shares or ADSs as a simple custodian for and on behalf of non-discretionary clients; (b) there are contractual arrangements in place between the relevant connected exempt principal trader and its client that strictly prohibit such member of the Deutsche Bank group from exercising any discretion over the relevant Class A Ordinary Shares or ADSs; (c) all instructions should originate from such non-discretionary client only (if no instructions are given, then no action should be taken on the relevant Class A Ordinary Shares or ADSs held by the relevant connected exempt principal trader); and (d) such non-discretionary client is not a party acting in concert with the Company and is an Independent Shareholder.

(5)
This represents the Class A Ordinary Shares, which were purchased at the cost of the Company, held by the trustee of the 2022 Plan on trust for participants under the 2022 Plan to satisfy the future exercise or vesting of awards granted under the 2022 Plan.

(6)
Pursuant to the Irrevocable Undertakings, Innovation Works Shareholders, Qiming Shareholders, and SAIF Shareholder have irrevocably undertaken to the Company to tender 9,000,000, 5,891,994, and 3,000,000 Class A Ordinary Shares (including in the form of ADSs) for acceptance of the Offers, respectively.

(7)
The calculation is based on a total number of 277,359,593 Class A Ordinary Shares and 17,393,666 Class B Ordinary Shares issued and outstanding as of the Latest Practicable Date (excluding the Class A Ordinary Shares issued to the Depositary for bulk issuance of ADSs reserved for future issuances upon the exercise or vesting of awards granted under the 2012 Plan and the 2022 Plan). In addition, percentage may not add up to 100% due to rounding.

Dealings in Shares
The Company repurchased 3,482,784 ADSs, representing a total of 1,741,392 Class A Ordinary Shares of the Company based on the then effective ADS to Class A Ordinary Share ratio of two ADSs representing one Class A Ordinary Share prior to May 10, 2024, in the Relevant Period in accordance with the general mandate to repurchase Shares and/or ADSs that has been granted by the Shareholders to the Board at the annual general meeting of the Company held on June 30, 2023. The Company will not conduct any on-market share buy-back from the Latest Practicable Date up to and including the date on which the Offers close, lapse, or are withdrawn, as the case may be.
Period of Repurchase	Number and Method of Repurchased Shares	Price Paid per Share				Average Price Paid per Share
		Highest		Lowest
January 19 to January 31, 2024	1,615,066 on the NYSE	US$	1.73	US$	1.56	US$	1.66
February 1 to February 29, 2024	—		—		—		—
March 1 to March 31, 2024	126,326 on the NYSE	US$	1.38	US$	1.35	US$	1.37
April 1 to April 30, 2024	—		—		—		—
May 1 to May 31, 2024	—		—		—		—
June 1 to June 30, 2024	—		—		—		—
July 1 to July 31, 2024	—		—		—		—
August 1 to August 31, 2024	—		—		—		—
September 1 to September 6, 2024	—		—		—		—
Other Arrangements
As of the Latest Practicable Date:
(i)
save for the Irrevocable Undertakings, there is no arrangement referred to in Note 8 to Rule 22 of the Takeovers Code (whether by way of option, indemnity, or otherwise) in relation to the Shares and other relevant securities of the Company that might be material to the Offer;

(ii)
there is no agreement or arrangement, to which the Company or any party acting in concert with it is a party, that relates to circumstances in which it may or may not invoke or seek to invoke a pre-condition or a condition to the Offers (save as those set out in the section headed “Condition of the Offers” above);

(iii)
neither the Company nor any party acting in concert with it has borrowed or lent any relevant securities (as defined in Note 4 to Rule 22 of the Takeovers Code) in the Company;

(iv)
save for the Irrevocable Undertakings, there is no understanding, arrangement, agreement, or special deal between any Shareholder, on the one hand, and any of the Company and any party acting in concert with it, on the other hand; and

(v)
apart from the Offer Price, there is no other consideration, compensation, or benefit in whatever form paid or to be paid by the Company or any party acting in concert with it to any Shareholder or any party acting in concert with any of them in connection with the Offers.

Information on the Company and the Group
The Company is an exempted company incorporated in Cayman Islands with limited liability, which is controlled through weighted voting rights. The Company’s ADSs have been listed on the NYSE under the ticker symbol “ZH” since March 26, 2021. The Company’s Class A Ordinary Shares have been listed on the Main Board of the Hong Kong Stock Exchange since April 22, 2022. The Group is a leading online content community in China where people come to find solutions, make decisions, seek inspiration, and have fun. Since the initial launch in 2010, the Group has grown from a Q&A community into one of the top comprehensive online content communities and the largest Q&A-inspired online content community in China.

The following tables set forth (i) a summary of the audited consolidated financial results of the Group for the years ended December 31, 2022 and 2023 as extracted from the annual report of the Company for the year ended December 31, 2023, and (ii) a summary of the unaudited condensed interim consolidated financial information of the Group for the six months ended June 30,2023 and 2024 as extracted from the interim results announcement of the Company for the six months ended June 30, 2024.
	For the Year Ended December 31,
	2023	2022
	RMB’000 (Audited)	RMB’000 (Audited)
Revenue	4,198,889	3,604,919
Loss before income tax	(827,696)	(1,564,220)
Net loss	(839,528)	(1,578,403)
Net loss attributable to the Company’s shareholders	(843,641)	(1,581,157)
	For the Six Months Ended June 30,
	2024	2023
	RMB’000 (Unaudited)	RMB’000 (Unaudited)
Revenue	1,894,673	2,038,429
Loss before income tax	(252,170)	(450,879)
Net loss	(246,391)	(458,038)
Net loss attributable to the Company’s shareholders	(247,585)	(461,196)
The audited consolidated net asset value attributable to the Shareholders as of December 31, 2023 was RMB4,599.81 million. The unaudited consolidated net asset value attributable to the Shareholders as of June 30, 2024 was RMB4,312.29 million.
Financial Effects of the Offers
The Directors confirm that the Group will have sufficient working capital to meet its normal operating requirements after completion of the Offers assuming full acceptance of the Offers.
Having considered the manner of funding of the consideration for the Offers, the Company considers that completion of the Offers will have no material adverse effect on the Group’s net loss per Share attributable to Shareholders, net assets per Share attributable to Shareholders, total liabilities, or working capital.
Reasons for and Benefits of the Offers
The Company believes that the Offers are in the best interest of the Company and its Shareholders and ADS holders as a whole for the following reasons:
(i)
The Offers will provide the Shareholders and ADS holders with an opportunity to realize part of their investments:   The Offer Price for Class A Ordinary Share represents a premium of approximately 9.6% over HK$8.31, which is the average closing price per Class A Ordinary Share as quoted on the Hong Kong Stock Exchange for the ten consecutive trading days up to and including the Last Trading Day, and a premium of approximately 14.9% over HK$7.93, which is the average closing price per Share as quoted on the Hong Kong Stock Exchange for the thirty consecutive trading days up to and including the Last Trading Day. The Offer Price for ADS represents a premium of approximately 10.8% over US$3.16, which is the average closing price per ADS as quoted on the NYSE for the ten consecutive trading days up to and including the NYSE trading day prior to the Last Trading Day, and a premium of approximately 14.8% over US$3.05, which is the average closing price per ADS as quoted on the NYSE for the thirty consecutive trading days up to and including the NYSE trading day prior to the Last Trading Day.

The Offers will provide an opportunity for the Shareholders and ADS holders either to tender Class A Ordinary Shares (including in the form of ADSs) to realize part of their investments in the Company at a premium to recent market prices, or to increase their proportionate equity interests in the Company by retaining their shareholdings and participating in the future prospects of the Group. Therefore, the Offers provide the Shareholders and ADS holders a mechanism that allows them to decide their preferred investment level in the Company and allows those who wish to stay to benefit from enhanced Shareholder value.
(ii)
The Offers will improve the trading dynamics and refresh the Company’s shareholders’ structure: Considering the thin liquidity of the Class A Ordinary Shares traded on the Hong Kong Stock Exchange and in the form of ADSs traded on the NYSE, the Company believes that the Offers, if completed, will improve the trading dynamics and refresh the Company’s shareholders’ structure.

(iii)
Making the Offers is the best use of the Company’s financial resources:   The Company had audited consolidated net assets attributable to the Shareholders of RMB4,599.81 million (HK$5,075.82 million) as of December 31, 2023 and an aggregate of cash and cash equivalents, term deposits and short-term investments was RMB5,462.93 million (HK$6,028.26 million) as of December 31, 2023. Additionally, the Company had unaudited consolidated net assets attributable to the Shareholders of RMB4,312.29 million (HK$4,758.55 million) as of June 30, 2024 and an aggregate of cash and cash equivalents, term deposits and short-term investments of RMB5,009.71 million (HK$5,528.14 million) as of June 30, 2024. After evaluating its cash position, the Company believes that making the Offers is the best use of the Company’s cash and is in the best interest of the Company and its Shareholders as a whole.

Further Intention in Relation to the Group
The Company intends to maintain the listing status of the Class A Ordinary Shares on the Hong Kong Stock Exchange and the ADSs on the NYSE. Assuming that the Offers are accepted in full, the Company expects to meet the minimum public float requirement as prescribed by the Hong Kong Stock Exchange and the NYSE upon completion of the Offers. It is the intention of the Company to continue with the existing businesses of the Group upon completion of the Offers. As of the Latest Practicable Date, the Company does not intend to introduce any major changes by reason only of the Offers to the existing operations, business, and management structure of the Group (including, without limitation, those set out under the section headed “Information on the Company and the Group” above), and the employment of the employees of the Group will be continued and the fixed assets of the Group will not be redeployed. Additionally, the Company has no intention to rely on sections 705, 711 to 716, and 718 to 721 of the Companies Ordinance (Chapter 622 of the Laws of Hong Kong) or any comparable provisions of the Companies Act (As Revised) in the Cayman Islands in relation to the right of compulsory acquisition of Shares held by minority Shareholders after the Offers.
Dividend
The Board did not recommend the payment of dividends for (i) the six months ended June 30, 2023, (ii) the year ended December 31, 2023, and (iii) the six months ended June 30, 2024. As of the Latest Practicable Date, the Company has no outstanding dividend that remains unpaid. As of the Latest Practicable Date, the Company has no intention to declare any dividends or make any other distributions during the Offer Period.
Extraordinary General Meeting
The EGM will be convened at Room Landing, Floor 1, Zone B, China Industry-Academy-Research Achievement Transformation Center, 18A Xueqing Road, Haidian District, Beijing 100083, People’s Republic of China at 10:00 a.m., Beijing time, on Wednesday, October 16, 2024 for the Independent Shareholders to consider and, if thought fit, approve the resolution in respect of the Offers
A notice convening the EGM is included in this U.S. Offer to Purchase and a form of proxy for use at the EGM is also enclosed.

Pursuant to the Irrevocable Undertakings, each of Innovation Works Shareholders, Qiming Shareholders, and SAIF Shareholder has irrevocably undertaken to the Company that, among other things, it will, and will procure the holders of Shares whose Shares it is deemed to be interested in by virtue of Part XV of the SFO to, vote in favor of the resolution in connection with the Offers at the EGM. Innovation Works Shareholders, Qiming Shareholders, and SAIF Shareholder together hold a total of 34,120,714 Class A Ordinary Shares (including in the form of ADSs), representing approximately 7.6% of the voting rights in the Company as of the Latest Practicable Date.
Mr. Zhou has indicated to the Company that he will procure MO Holding Ltd through which he holds his interests in the Company to vote in favor of the resolution in connection with the Offers at the EGM. As of the Latest Practicable Date, Mr. Zhou, who is the WVR Beneficiary, beneficially owned an aggregate 17,393,666 Class B Ordinary Shares and 19,460,912 Class A Ordinary Shares, representing approximately 42.9% of the voting rights in the Company with respect to shareholder resolutions relating to matters other than the Reserved Matters.
Pursuant to the trust deed in respect of the 2022 Plan, the trustee of the 2022 Plan will not exercise the voting rights attached to the Class A Ordinary Shares held by it. As of the Latest Practicable Date, the trustee of the 2022 Plan held 10,109,451 Class A Ordinary Shares (representing approximately 2.2% of the voting rights in the Company), which will not be voted on at the EGM.
Pursuant to Rule 2.9 of the Takeovers Code, any matter required by the Codes to be approved by shareholders in general meeting must be conducted by way of a poll. Under Rule 13.39(4) of the Listing Rules, any vote of shareholders at a general meeting must be taken by poll (except where the chairman of the meeting, in good faith, decides to allow a resolution which relates purely to a procedural or administrative matter to be voted on by a show of hands). Accordingly, the resolution to be proposed at the EGM as set out in the notice of EGM will be voted by poll.
Share EGM Record Date and ADS EGM Record Date
The Board has fixed the close of business on September 23, 2024, Hong Kong time, as the Share EGM Record Date. Holders of the Shares as of the Share EGM Record Date are entitled to attend and vote at the EGM and any adjourned meeting thereof.
Holders of record of ADSs as of the close of business on September 23, 2024, New York City time, or the ADS EGM Record Date, who wish to exercise their voting rights for the underlying Class A Ordinary Shares must give voting instructions to the Depositary.
Forms of Proxy and ADS Voting Cards
Whether or not you propose to attend and vote at the EGM, please complete, sign, date, and return the accompanying form of proxy to the Company’s share registrar in Hong Kong, the Registrar (for holders of Class A and Class B Ordinary Shares) or your voting instructions to the Depositary (for ADS holders) as promptly as possible and before the prescribed deadline if you wish to exercise your voting rights. The Registrar must receive the form of proxy by no later than 10:00 a.m., Hong Kong time, on Monday, October 14, 2024, and the Depositary must receive your voting instructions by the time and date specified in the ADS voting instruction card to enable the votes attaching to the Class A Ordinary Shares represented by the ADSs to be cast at the EGM. Such form of proxy for use at the EGM is also published on the respective websites of the Hong Kong Stock Exchange (https://www.hkexnews.hk) and the Company (https://ir.zhihu.com/). Completion and return of the form of proxy will not preclude you from attending and voting at the EGM or at any adjournment or postponement thereof (as the case may be) in person should you so wish.
Independent Board Committee and Independent Financial Adviser
Mr. Dahai Li, Mr. Zhaohui Li, and Mr. Bing Yu (each being a non-executive Director), and Mr. Hanhui Sam Sun, Ms. Hope Ni, and Mr. Derek Chen (each being an independent non-executive Director), comprising all the non-executive Directors who have no interest in the Offers other than as a Shareholder (only

Mr. Dahai Li, Mr. Hanhui Sam Sun, Ms. Hope Ni, and Mr. Derek Chen are Shareholders), have been appointed as members of the Independent Board Committee to advise the Independent Shareholders in respect of the Offers.
Altus Capital Limited, a corporation licensed to carry out Type 4 (advising on securities), Type 6 (advising on corporate finance), and Type 9 (asset management) regulated activities under the SFO, has been appointed as the Independent Financial Adviser to advise the Independent Board Committee in connection with the Offers as to the fairness and reasonableness of the Offers, as to voting by the Independent Shareholders, and as to whether the Offers should be accepted. Such appointment has been approved by the Independent Board Committee pursuant to Rule 2.1 of the Takeovers Code.
Recommendation
Your attention is drawn to the letter from the Independent Board Committee included in this U.S. Offer to Purchase and to the letter from the Independent Financial Adviser included in this U.S. Offer to Purchase. The latter contains, among other things, the advice of the Independent Financial Adviser to the Independent Board Committee and the Independent Shareholders in respect of the Offers and the principal factors and reasons considered by it in arriving at such advice. Taking into account the letter from the Independent Board Committee and all other factors as stated under the section headed “Reasons for and Benefits of the Offers” above as a whole, the Board is of the opinion that the terms of the Offers are fair and reasonable so far as the Independent Shareholders are concerned.
Further Information
Your attention is also drawn to the principal terms of the Offers and other information included in this U.S. Offer to Purchase.
Shareholders, ADS holders, and potential investors should note that the Offers are subject to the Condition being fulfilled and, therefore, may or may not become unconditional. Shareholders, ADS holders, and potential investors are advised to exercise caution when dealing in the securities of the Company and should consult their professional advisers when in doubt. The Company will publish an announcement on or about October 16, 2024 to inform the Shareholders and ADS holders as to whether or not the Offers have become unconditional.
Yours faithfully,
By order of the board of
Zhihu Inc.
Yuan Zhou
Chairman

LETTER FROM THE INDEPENDENT BOARD COMMITTEE
The following is the text of a letter from the Independent Board Committee to the Independent Shareholders in respect of the Offers for inclusion in this U.S. Offer to Purchase.
Zhihu Inc.
(A company controlled through weighted voting rights and incorporated in the Cayman Islands with limited liability)
(NYSE: ZH; HKEX: 2390)
September 9, 2024
To the Shareholders
Dear Sir or Madam,
CONDITIONAL VOLUNTARY CASH OFFERS OF THE COMPANY TO BUY BACK UP TO 46,921,448 CLASS A ORDINARY SHARES (INCLUDING IN THE FORM OF AMERICAN DEPOSITARY SHARES) AT A PRICE OF HK$9.11 PER CLASS A ORDINARY SHARE (EQUIVALENT OF US$3.50 PER ADS)
We have been appointed by the Board to form the Independent Board Committee to advise you in respect of the Offers, details of which are set forth in the “Letter from the Board” in this U.S. Offer to Purchase issued by the Company dated September 9, 2024, in which this letter is included. Capitalized terms used in this letter shall have the same meanings as defined in the U.S. Offer to Purchase unless the context requires otherwise.
Your attention is drawn to the “Letter from Altus Capital Limited” included in this U.S. Offer to Purchase, which contains its advice and recommendation to us and the Independent Shareholders in respect of the Offers as well as the principal factors and reasons for its advice and recommendation.
Having taken into account the factors and reasons considered by, and the opinion of, the Independent Financial Adviser as stated in the aforementioned letter of advice, we are of the opinion that the Offers are on balance fair and reasonable so far as the Independent Shareholders are concerned and that the Offers are in the interests of the Company and the Shareholders as a whole. We therefore recommend the Independent Shareholders to vote in favor of the resolution to approve the Offers at the EGM.
We also concur with the advice of Independent Financial Adviser that the Offers should be accepted. However, the Shareholders and ADS holders are reminded to monitor the market price of the Class A Ordinary Shares and ADSs during the Offer Period. If during the Offer Period, it transpires that the market price of any of the Class A Ordinary Shares and ADSs exceeds the Offer Price and the sale proceeds (net of the transaction costs) exceed the net proceeds to be received under the Offers, the Shareholders and ADS holders who wish to realize their investments in the Company in whole or in part should, if they are able to do so, seek to sell their Shares and ADSs in the market instead of accepting the Offers. On the other hand, for those Shareholders and ADS holders who, after considering the information contained in this U.S. Offer to Purchase, would like to participate in the future prospects of the Group following completion of the Offers, they should consider retaining all or part of their Class A Ordinary Shares and ADSs.
Yours faithfully,
The Independent Board Committee
Mr. Dahai Li Non-executive Director	Mr. Zhaohui Li Non-executive Director	Mr. Bing Yu Non-executive Director
Mr. Hanhui Sam Sun Independent Non-executive Director	Ms. Hope Ni Independent Non-executive Director	Mr. Derek Chen Independent Non-executive Director

LETTER FROM ALTUS CAPITAL LIMITED
The following is the text of a letter of advice from Altus Capital Limited, the Independent Financial Adviser to the Independent Board Committee in respect of the Offers for the purpose of inclusion in this U.S. Offer to Purchase.
Altus Capital Limited
21 Wing Wo Street
Central, Hong Kong
September 9, 2024
To the Independent Board Committee
Zhihu Inc.
18 Xueqing Road
Haidian District, Beijing 100083
People’s Republic of China
Dear Sir or Madam,
CONDITIONAL VOLUNTARY CASH OFFERS OF ZHIHU INC. TO BUY BACK UP TO 46,921,448 CLASS A ORDINARY SHARES (INCLUDING IN THE FORM OF AMERICAN DEPOSITARY SHARES) AT A PRICE OF HK$9.11 PER CLASS A ORDINARY SHARE (EQUIVALENT OF US$3.50 PER ADS)
Introduction
We refer to our appointment as the Independent Financial Adviser to advise the Independent Board Committee in respect of the Offers. Our appointment as the Independent Financial Adviser has been approved by the Independent Board Committee as set out in the Announcement dated July 19, 2024. Details of the Offers are set out in the “Letter from the Board” contained in the U.S. Offer to Purchase of the Company dated September 9, 2024. Terms used in this letter shall have the same meanings as those defined in the U.S. Offer to Purchase unless the context requires otherwise.
On July 19, 2024, the Company announced that the Offers will be made to buy back, subject to fulfilment of the Condition, up to the Maximum Number, being 46,921,448 Class A Ordinary Shares (including in the form of ADSs), representing approximately 15.9% of the total Shares (on a one share one vote basis) in issue and outstanding as of the date of the Announcement at a cash consideration of HK$9.11 per Class A Ordinary Shares (equivalent of US$3.50 per ADS). The consideration for the Offers, being approximately HK$427,454,392 if the Offers are accepted in full, will be settled in cash and will be funded fully by internal resources of the Group.
The Offers are conditional upon the approval by more than 50% of the votes cast by the Independent Shareholders in attendance either in person or by proxy by way of a poll having been obtained at the EGM in respect of the Offers on or before the Long Stop Date (i.e., December 31, 2024). The Condition cannot be waived. If the Condition is not satisfied on or before the Long Stop Date, the Offers will not proceed.
Implications Under the Listing Rules and the Codes of Hong Kong
The Listing Rules of Hong Kong
As of the Latest Practicable Date, Mr. Zhou, who is the WVR Beneficiary, beneficially owned an aggregate of 17,393,666 Class B Ordinary Shares and 19,460,912 Class A Ordinary Shares, representing approximately 42.9% of the voting rights in the Company with respect to shareholder resolutions relating to matters other than the Reserved Matters.
Pursuant to Rule 8A.13 of the Listing Rules, a listed issuer with a WVR structure must not increase the proportion of shares that carry weighted voting rights above the proportion in issue at the time of listing. Pursuant to Rule 8A.15 of the Listing Rules, if a listed issuer with a WVR structure reduces the number of its shares in issue (such as through a purchase of its own shares), the beneficiaries of weighted voting rights must reduce their weighted voting rights in the issuer proportionately (such as through conversion of a proportion of their shareholding with those rights into shares without those rights), if the reduction in the number of shares in issue would otherwise result in an increase in the proportion of the listed issuer’s shares that carry weighted voting rights. Pursuant to Rule 8A.21 of the Listing Rules, any conversion of shares with weighted voting rights into ordinary shares must occur on a one to one ratio.
Upon completion of the Offers, Mr. Zhou, the WVR Beneficiary, will simultaneously reduce his WVR in the Company by way of converting his Class B Ordinary Shares into Class A Ordinary Shares, such that the proportion of shares carrying WVR of the Company will not be increased.
The Codes of Hong Kong
Taking into account (i) the Maximum Number of Class A Ordinary Shares subject to the Offers and (ii) the fact that Mr. Zhou, the WVR Beneficiary, will simultaneously reduce his WVR in the Company by way of converting his Class B Ordinary Shares into Class A Ordinary Shares on a one to one ratio to the effect that the proportion of shares carrying WVR of the Company will not be increased, it is expected that full acceptance of the Offers will not result in change in control of the Company and will not result in acquisition of voting rights by any Shareholder that gives rise to an obligation to make a mandatory offer in accordance with Rule 26 of the Takeovers Code.
Pursuant to Rule 3.1 of the Share Buy-backs Code, a share buy-back by general offer must be approved by a majority of the votes cast by shareholders who do not have a material interest in such offer that is different from the interests of all other shareholders, in attendance in person or by proxy at a general meeting of the shareholders duly convened and held to consider such offer. The Offers are conditional upon the approval by more than 50% of the votes cast by the Independent Shareholders in attendance either in person or by proxy by way of a poll having been obtained at the EGM in respect of the Offers on or before the Long Stop Date.
If the Offers are not approved by the Independent Shareholders, the Offers will not proceed and will lapse immediately.
The Independent Board Committee
Mr. Dahai Li, Mr. Zhaohui Li, and Mr. Bing Yu (each being a non-executive Director), and Mr. Hanhui Sam Sun, Ms. Hope Ni, and Mr. Derek Chen (each being an independent non-executive Director), comprising all the non-executive Directors who have no interest in the Offers other than as a Shareholder (only Mr. Dahai Li, Mr. Hanhui Sam Sun, Ms. Hope Ni, and Mr. Derek Chen are Shareholders), have been appointed as members of the Independent Board Committee to advise the Independent Shareholders as to (i) whether the Offers are fair and reasonable; (ii) how the Independent Shareholders should vote in respect of the resolution relating to the Offers to be proposed at the EGM; and (iii) whether or not the Independent Shareholders should accept the Offers, taking into account the recommendation of the Independent Financial Adviser.
Independent Financial Adviser
As the Independent Financial Adviser to the Independent Board Committee, our role is to give an independent opinion to the Independent Board Committee as to (i) whether the Offers are fair and reasonable; (ii) how the Independent Shareholders should vote in respect of the resolution relating to the Offers to be proposed at the EGM; and (iii) whether or not the Independent Shareholders should accept the Offers.
We (i) are not associated or connected, financial or otherwise, with the Company, its controlling shareholders, or any parties acting, or presumed to be acting, in concert with any of them; and (ii) have not acted as the financial adviser or independent financial adviser in relation to any transaction of the Company, its controlling shareholders, or any parties acting in concert with any of them in the last two years prior to the commencement of the Offer Period.
Pursuant to Rule 13.84 of the Listing Rules and Rule 2 of the Takeovers Code, and given that (i) remuneration for our engagement to opine on the Offers is at market level and not conditional upon the outcome of the Offers; (ii) no arrangement exists whereby we will receive any fees or benefits from the

Company (other than our said remuneration), its controlling shareholders, or any parties acting in concert with any of them; and (iii) our engagement is on normal commercial terms and approved by the Independent Board Committee, we are independent of the Company, its controlling shareholders, or any parties acting in concert with any of them and can act as the Independent Financial Adviser to the Independent Board Committee in respect of the Offers.
Basis of Our Advice
In formulating our opinion, we have reviewed, amongst others (i) the Announcement, (ii) the annual reports of the Company for the years ended December 31, 2022 and 2023, respectively (the “2022 Annual Report” and “2023 Annual Report”), (iii) the interim results announcement for the six months ended June 30, 2024 (the “2024 Interim Results Announcement”), and (iv) other information as set out in the U.S. Offer to Purchase.
We have relied on the statements, information, opinions, and representations contained or referred to in the U.S. Offer to Purchase and/or provided to us by the Company, the Directors, and the management of the Company (collectively, the “Management”). We have assumed that all statements, information, opinions, and representations contained or referred to in the U.S. Offer to Purchase and/or provided to us were true, accurate, and complete in all material aspects at the time they were made and continued to be so as of the Latest Practicable Date. The Company will notify the Independent Shareholders of any material changes to information contained or referred to in the U.S. Offer to Purchase as soon as possible in accordance with Rule 9.1 of the Takeovers Code. The Independent Shareholders will also be informed as soon as possible when there are any material changes to the information contained or referred to herein as well as changes to our opinion, if any, after the Latest Practicable Date and up to the date of the EGM.
We have no reason to believe that any statements, information, opinions, or representations relied on by us in forming our opinion is untrue, inaccurate, or misleading, nor are we aware of any material fact the omission of which would render the statements, information, opinions, or representations provided to us untrue, inaccurate, or misleading. We have assumed that all the statements, information, opinions, and representations for matters relating to the Company contained or referred to in the U.S. Offer to Purchase, and information relating to the Company provided to us by the Company and the Management have been reasonably made after due and careful enquiry. We have relied on such statements, information, opinions, and representations and consider that we have been provided with and have reviewed sufficient information to reach an informed view and to provide a reasonable basis for our opinion. We have not conducted any independent investigation into the business, financial conditions and affairs, or the future prospects of the Group.
We have not considered the tax implications on the Independent Shareholders arising from acceptance or non-acceptance of the Offers, if any, and therefore we will not accept responsibility for any tax effect or liability that may potentially be incurred by the Independent Shareholders as a result of the Offers. In particular, the Independent Shareholders who are subject to Hong Kong or overseas taxation on dealings in securities are urged to seek their own professional adviser on tax matters.
Principal Factors and Reasons Considered
In formulating our recommendation, we have taken into consideration the principal factors and reasons set out below.
1.
Background and financial information of the Group

1.1
Background of the Group

The Company is principally engaged in the operation of a leading question-and-answer (“Q&A”) — inspired online community in China. It is principally engaged in the provision of marketing services, paid membership, vocational training, and other services. Its online community provides a platform for users to find solutions, make decisions, find inspiration, and have fun. The Company’s online community is an online content community based on user-generated content (“UGC”). In addition, its platform offers a range of contents such as daily life choices, esoteric knowledge content or unique experiences, and important life choices.

1.2
Historical financial performance of the Group

Set out below is a table summarising certain key financial information of the Group for the financial year (“FY”) ended December 31, 2022 and 2023 (“FY2022” and “FY2023”) and the six months ended June 30, 2023 and 2024, respectively (“1H2023” and “1H2024”), as extracted from the 2022 Annual Report, the 2023 Annual Report, and the 2024 Interim Results Announcement.
Consolidated statements of operations and comprehensive loss
RMB million	FY2022	FY2023	1H2023	1H2024
	(audited)	(audited)	(unaudited)	(unaudited)
Revenue	3,605	4,199	2,038	1,895
– Marketing services	1,957	1,653	805	675
– Paid membership	1,231	1,826	904	882
– Vocational training	248	566	251	279
– Others	169	154	78	59
Cost of revenues	(1,797)	(1,903)	(964)	(795)
Gross profit	1,808	2,296	1,074	1,100
Gross profit margin	50.2%	54.7%	52.7%	58.1%
Selling and marketing expenses	(2,027)	(2,048)	(986)	(895)
Research and development expenses	(763)	(901)	(419)	(407)
General and administrative expenses	(622)	(419)	(213)	(207)
Loss from operations	(1,604)	(1,072)	(544)	(409)
Other income	40	244	93	157
Loss before income tax	(1,564)	(828)	(451)	(252)
Income tax (expenses)/benefits	(14)	(12)	(7)	6
Net loss	(1,578)	(840)	(458)	(246)
FY2023 vs FY2022
Revenue increased by 16.5% in FY2023 compared with FY2022 driven mainly by higher revenues from paid membership and vocational training, which revenues increased by 48.3% and 128.2%, respectively. These were able to offset the lower revenue from the marketing services, which decreased by 15.5%. Due to enhancement in monetization efforts and improvement of cloud services and bandwidth utilization efficiency, gross profit margin was higher at 54.7% in FY2023 compared with 50.2% in FY2022. Consequently, gross profit increased by 27.0% from RMB1,808 million in FY2022 to RMB2,296 million in FY2023.
Selling and marketing expenses remained flat between FY2022 and FY2023 despite higher revenue while research and development (“R&D”) expenses increased in line with spending on technology innovation. General and administrative expenses decreased due to lower amount of share-based compensation expenses. Overall, total operating expenses remained relatively stable at RMB3,412 million and RMB3,368 million in FY2022 and FY2023, respectively.
Loss from operations narrowed from RMB1,604 million in FY2022 to RMB1,072 million in FY2023. Augmented by higher other income, net loss after tax further improved to RMB840 million.
1H2024 vs 1H2023
Revenue decreased by 7.1% in 1H2024 compared with 1H2023 mainly due to the decrease in marketing services revenue as the Group strategically refined its service offerings to enhance profit margins. Such decrease was partially mitigated by an 11.0% increase in vocational training revenue as the Group further enriched its online course offerings. Gross profit margin improved to 58.1% in 1H2024 compared with 52.7% in 1H2023, resulting in a 2.4% increase in gross profit despite lower revenue.
Selling and marketing expenses decreased by 9.2% in 1H2024 compared with 1H2023 as the Group adopted a more disciplined approach on promotional spending and reduced personnel-related expenses.

R&D expenses and general and administrative expenses also decreased slightly due to efficient spending in technology innovation and lower amount of personnel-related expenses. Overall, total operating expenses decreased by 6.8% from RMB1,618 million in 1H2023 to RMB1,509 million in 1H2024.
Hence, loss from operations narrowed from RMB544 million in 1H2023 to RMB409 million in 1H2024. Net loss after tax further decreased to RMB246 million in 1H2024 following higher other income and tax benefits compared with tax expenses in 1H2023.
Section conclusion
Overall, we observed that the Group’s business and financial performance had improved substantially from FY2022 to FY2023 underpinned by increased revenue and gross profit margin. In 1H2024, despite a decrease in revenue, the continued improvement in gross profit margins and lower operating expenses had positively contributed to the Group’s financial performance. It however remained loss making although net loss position had narrowed.
Consolidated balance sheets
RMB million	As of December 31, 2022	As of December 31, 2023	As of June 30, 2024
Current assets
Cash and cash equivalents	4,526	2,107	3,159
Term deposits	949	1,586	1,204
Short-term investments	787	1,770	646
Trade receivables	834	665	533
Others	224	250	295
	7,320	6,378	5,837
Non-current assets
Intangible assets, net and goodwill	206	314	188
Others	130	103	83
	336	417	271
Current liabilities
Accounts payable and accrued liabilities	(916)	(1,039)	(913)
Salary and welfare payables	(284)	(342)	(220)
Others	(625)	(564)	(547)
	(1,825)	(1,945)	(1,680)
Non-current liabilities
Non-current liabilities	(137)	(148)	(28)
Total shareholders’ equity	5,694	4,702	4,400
Noncontrolling interests	(40)	(102)	(88)
Total Zhihu Inc.’s shareholders’ equity	5,654	4,600	4,312
Net asset value attributable to the Shareholders per Share (RMB)(Note 1)	18.54	16.13	15.54
Gearing ratio(Note 2)	—	—	1.2%

Notes:
(1)
Net asset value attributable to the Shareholders per Share is calculated as total Zhihu Inc.’s shareholders’ equity divided by the total Shares outstanding as of the respective year/period end date.

(2)
Gearing ratio is calculated as total interest-bearing borrowings divided by total equity. The gearing ratios were zero as of December 31, 2022 and 2023, respectively as the Group did not have interest bearing borrowings as of the respective dates.

Current assets
The Group’s principal current assets are cash and cash equivalents and term deposits, which in aggregate had decreased from RMB5,475 million as of December 31, 2022 to RMB3,693 million as of

December 31, 2023 as it deployed cash towards operating activities, investing activities (primarily net purchase of short-term investments), and financing activities (primarily for repurchase of Shares). As of June 30, 2024, such aggregate amount increased to RMB4,363 million as the Group converted certain short-term investments into cash, partially offset by its ongoing deployment of cash towards operating activities.
Non-current assets
Goodwill and intangible assets, net made up a substantial portion of the Group’s non-current assets, while the other non-current assets mainly consisted of long-term investments, right-of-use assets, and property and equipment. Goodwill and intangible assets, net increased from RMB206 million as of December 31, 2022 to RMB314 million as of December 31, 2023 due to goodwill recognized in connection with the Group’s acquisition of Xi’an Zhifeng Network Technology Co., Ltd. in April 2023. As of June 30, 2024, it decreased to RMB188 million, a level below December 31, 2022, as the Group had disposed of a subsidiary in 1H2024.
Current liabilities
Current liabilities, which comprised mainly accounts payable and accrued liabilities, had remained largely stable between RMB1,825 million as of December 31, 2022 and RMB1,945 million as of December 31, 2023. It decreased to RMB1,680 million as of June 30, 2024 mainly due to the decrease in accounts payable and accrued liabilities, and salary and welfare payables.
Non-current liabilities
The Group had nominal non-current liabilities between December 31, 2022 and June 30, 2024. We understand from the Management that the decrease in non-current liabilities from RMB148 million as of December 31, 2023 to RMB28 million as of June 30, 2024 was mainly due to the decrease in fair value of contingent consideration payables associated with the Group’s acquired subsidiaries.
Composition of total Zhihu Inc.’s shareholders’ equity (“Net Asset Value”)
The Group’s Net Asset Value decreased from RMB5,654 million as of December 31, 2022 to RMB4,600 million as of December 31, 2023 and then to RMB4,312 million as of June 30, 2024 due mainly to (i) net losses recorded, and (ii) to a lesser extent, on-market share buy-back activities conducted, during this period.
As a result, Net Asset Value per Share decreased from RMB18.54 per Share (equivalent to HK$20.46 per Share) as of December 31, 2022 to RMB16.13 per Share (equivalent to HK$17.80 per Share) as of December 31, 2023 and then to RMB15.54 per Share (equivalent to HK$17.15 per Share) as of June 30, 2024, calculated based on the Net Asset Value divided by the total Shares outstanding as of the respective year/period end date.
The maximum amount of consideration for the Offers is approximately HK$427,454,392 if the Offers are accepted in full. Based on the above, we note that the Group has adequate resources to fully fund the Offers with its internal cash resources.
1.3
Dividends

As stated in the Company’s prospectus dated April 11, 2022, payment and amount of dividends from the Company will depend on the availability of dividends received from its subsidiaries, as the Company is incorporated under the laws of the Cayman Islands.
We note that given the Group’s continuous net losses recorded, the Company has not declared or paid any dividends to the Shareholders since its listing on the Main Board of the Hong Kong Stock Exchange on April 22, 2022 (the “Listing”). Given this, there is no certainty regarding when the Company will pay dividends in the future.
1.4
Outlook of the Group

The Company stated in the 2023 Annual Report and 2024 Interim Results Announcement that in the face of increasing competition in China’s internet industry, its key focus will be on motivating professional users and content creators to enhance community culture and content creation. The Company believes the empowerment of generative AI technology provides support to its business growth and enhances business efficiencies. It will also focus on refining its operating efficiency so as to expand operating margins.
The Company operates a leading online content community in China and it has recorded a 50% growth in the number of average monthly subscribing members from 9.8 million in FY2022 to 14.7 million in 1H2024, as noted in the 2022 Annual Report and 2024 Interim Results Announcement. Its vocational training business also recorded robust growth in terms of revenue in the past year as discussed in the paragraph headed “1.2 Historical financial performance of the Group” above, which continued into the first half of 2024. The process of monetization of the Group’s business appears to be ongoing necessitating continued and substantial spending of selling and marketing expenses as well as R&D expenses.
We therefore observed that the Company had continued to record net losses despite improvement in gross profit in FY2023 and 1H2024, and it appears uncertain when the Company will turn profitable amidst such development.
2.
The Offers

2.1
Principal terms of the Offers

On July 19, 2024, the Company announced that the Offers will be made to buy back, subject to fulfilment of the Condition, up to the Maximum Number, being 46,921,448 Class A Ordinary Shares (including in the form of ADSs), representing approximately 15.9% of the total Shares (on a one share one vote basis) in issue and outstanding as of the date of the Announcement at a cash consideration of HK$9.11 per Class A Ordinary Share (equivalent of US$3.50 per ADS). The consideration for the Offers, being approximately HK$427,454,392 if the Offers are accepted in full, will be paid in cash and will be funded fully by internal resources of the Group.
The Shareholders and ADS holders may accept the Offers in respect of any number of their Class A Ordinary Shares (including in the form of ADSs) at the Offer Price up to their entire shareholding (subject to scaling down procedures as described below). The Offers are not conditional upon a minimum number of Class A Ordinary Shares (including in the form of ADSs) being tendered for buy-backs.
The number of Class A Ordinary Shares (including in the form of ADSs) bought back by the Company in aggregate will not exceed the Maximum Number. If the number of Class A Ordinary Shares (including in the form of ADSs) validly tendered exceeds the Maximum Number, the number of Class A Ordinary Shares (including in the form of ADSs) to be bought back from each Accepting Shareholder and each Accepting ADS holder will be reduced proportionally in accordance to the procedures for scaling down as described in the paragraph headed “Other terms of the Offers” in the “Letter from the Board” of the U.S. Offer to Purchase.
The Offers are conditional upon the approval by more than 50% of the votes cast by the Independent Shareholders in attendance either in person or by proxy by way of a poll having been obtained at the EGM in respect of the Offers on or before the Long Stop Date. The Condition cannot be waived. Accordingly, if the Condition is not satisfied on or before the Long Stop Date, the Offers will not proceed.
For further details of principal terms of the Offers, please refer to the paragraph headed “Principal terms of the Offers” in the “Letter from the Board” of the U.S. Offer to Purchase.
2.2
The Company’s intention upon completion of the Offers

As noted in the U.S. Offer to Purchase, it is the intention of the Company to continue with the existing business of the Group upon completion of the Offers. As of the Latest Practicable Date, the Company did not intend to introduce any major changes by reason only of the Offers to the existing operations and management structure of the Group, and the employment of the employees of the Group will be continued and the material fixed assets of the Group will not be redeployed.
2.3
The Company’s previous Share/ADS repurchase activities

The Company has been conducting on-market Share/ADS repurchase since its Listing. More recently on June 30, 2023 and June 26, 2024, respectively, the then Shareholders renewed and granted the Company a general mandate (the “2023 Repurchase Mandate” and “2024 Repurchase Mandate”) to repurchase up to

10% of the Shares in issue as of the respective date of passing the ordinary resolution to approve the grant of the 2023 Repurchase Mandate and the 2024 Repurchase Mandate.
After obtaining the 2023 Repurchase Mandate, the Company had conducted a number of on-market Share/ADS repurchases on over 100 market days during the period from July 3, 2023 and March 28, 2024, acquiring a total of 18,141,552 Class A Ordinary Shares from the market, based on the then effective ADS to Class A Ordinary Share ratio. These on-market repurchases were conducted at prices between US$1.32 per Share (equivalent to HK$10.3 per Share) and US$2.40 per Share (equivalent to HK$18.7 per Share), at a volume weighted average price of approximately US$1.97 per Share (equivalent to HK$15.4 per Share). Up to the Latest Practicable Date, the Company had not utilized the 2024 Repurchase Mandate to conduct on-market Share/ADS repurchase.
The Offers are therefore consistent with the ongoing capital management strategy of the Company.
3.
Rationale of the Offers from the perspectives of the Company and the Independent Shareholders

We have considered the rationale of the Offers from the perspectives of the Independent Shareholders as well as the Company as follows.
3.1
From the perspective of the Independent Shareholders

Opportunity to realize investment in the Company at premium to prevailing market price, with flexibility to retain shareholding and participate in the future prospects of the Group
The Offers provide the Independent Shareholders with opportunity to realize part of their investments in the Company at a premium to prevailing market price.
Per our analysis on historical price trend of Class A Ordinary Share as discussed in the paragraph headed “4.1 Historical price performance of the Shares” below, the closing price of Class A Ordinary Share had exhibited a downward trend during the Review Period (defined below), which had dropped below the Offer Price since the end of May 2024. The Offer Price of HK$9.11 per Class A Ordinary Share represents premiums of approximately 7.2% and 8.8% over the closing prices of HK$8.50 and HK$8.37 per Class A Ordinary Share as of the Last Trading Day and September 5, 2024, being the last trading day prior to the Latest Practicable Date, respectively.
In addition, as mentioned above, Shareholders and ADS holders may accept the Offers for any number of their Class A Ordinary Shares (including in the form of ADSs), up to their entire shareholding (subject to any scaling down procedures, if applicable). Therefore, Independent Shareholders can decide to retain a portion or all of their shareholdings, such that they would continue to participate in the future development and prospects of the Group.
Overall, subject to their individual circumstances and investment objectives, the Offers provide Independent Shareholders with the flexibility to balance between meeting their immediate liquidity needs and benefiting from the Group’s future development and potential growth.
Opportunity to realize investments in the Company with the certainty of return
The trading liquidity of Class A Ordinary Shares has generally been low, making it difficult for Independent Shareholders to execute substantial on-market disposals without adversely affecting their prices.
Per our analysis on the trading liquidity of the Shares as discussed in the paragraph headed “4.2 Trading liquidity of the Class A Ordinary Shares” below, we noted that the trading activities of the Class A Ordinary Shares, especially on the Hong Kong Stock Exchange, were generally illiquid over the Review Period and we concur that Independent Shareholders may experience difficulty in disposing of their Shares, and any sale of a significant number of Shares on the market may result in downward pressure on the market price.
In this respect, the Offers represent opportunity for the Independent Shareholders to realize part of their investments in the Company with the certainty of price.
3.2
From the perspective of the Company

Improve trading dynamics and reflect the Company’s confidence in its prospects
As noted in the paragraph headed “Reasons for and benefits of the Offers” in the “Letter from the Board” of the U.S. Offer to Purchase, the Company believes that the Offers, if completed, will improve the trading dynamics and refresh the Company’s shareholders’ structure.

In this regard, we understand from the Management that the Company considers that the current market price of Class A Ordinary Share and ADS does not reflect the intrinsic value and business prospects of the Group. In particular, it is observed that the closing prices of the Class A Ordinary Share had generally been decreasing during the Review Period despite the Group’s improved business and financial performance as evidenced by its narrowed net loss position as discussed in the paragraph headed “1.2 Historical financial performance of the Group” above. Additionally, there has been limited liquidity in the trading of Class A Ordinary Shares on the Hong Kong Stock Exchange and in the form of ADSs on the NYSE.
Given the above observations, the Management believes that the Offers would demonstrate the Company’s confidence in long-term development prospects, thereby sending positive signals to the market.
Best use of the Group’s financial resources to enhance Shareholders’ return
The Company pointed out that making the Offers is the best use of its financial resources after evaluating its cash position, and is in the best interests of the Company and its Shareholders as a whole.
We note that the Company has maintained a substantial liquid position as discussed in the paragraph headed “1.2 Historical financial performance of the Group” above. As advised by the Management, the Company has considered different options to enhance Shareholders’ return. For instance, it had conducted on-market share/ADS repurchases on over 100 market days and repurchased a total of 18,141,552 Class A Ordinary Shares since obtaining the 2023 Repurchase Mandate and up to the Latest Practicable Date, as discussed in the paragraph headed “2.3 The Company’s previous share/ADS repurchase activities” above. However, given the past low trading liquidity of the Class A Ordinary Shares and ADS, it would be difficult or it would require a prolonged period of time for the Company to conduct repurchase Class A Ordinary Shares/ADS on market of a substantial scale. Furthermore, the loss-making status of the Group has compromised the Company’s ability to declare and distribute dividends to Shareholders, as discussed in the paragraph headed “1.3 Dividends” above.
Therefore, considering the current circumstances, the Management believes that making the Offers is the best use of the Group’s financial resources to enhance Shareholders’ return.
3.3
Section summary

In summary, the Offers provide Independent Shareholders with the opportunity to realize part of their investments in the Company at premium to prevailing market price with certainty, amidst low trading liquidity of the Class A Ordinary Shares/ADSs. Additionally, Independent Shareholders have the flexibility to retain a portion or all of their shareholdings, such that they would continue to participate in the future development and prospects of the Group. At the same time, the Offers may improve future market trading dynamics of the Shares and represents an efficient use of the Group’s financial resources to enhance Shareholders’ return.
4.
The Offer Price

The Offer Price of HK$9.11 per Class A Ordinary Share represents:
(i)
a premium of approximately 8.8% over the closing price of HK$8.37 per Class A Ordinary Share as quoted on the Hong Kong Stock Exchange on September 5, 2024, being the last trading day of the Hong Kong Stock Exchange prior to the Latest Practicable Date,

(ii)
a premium of approximately 7.2% over the closing price of HK$8.50 per Class A Ordinary Share as quoted on the Hong Kong Stock Exchange on July 19, 2024 (being the Last Trading Day),

(iii)
a premium of approximately 10.0% over HK$8.28, which is the average closing price per Class A Ordinary Share as quoted on the Hong Kong Stock Exchange for the five consecutive trading days up to and including the Last Trading Day,

(iv)
a premium of approximately 9.6% over HK$8.31, which is the average closing price per Class A Ordinary Share as quoted on the Hong Kong Stock Exchange for the ten consecutive trading days up to and including the Last Trading Day,

(v)
a premium of approximately 14.9% over HK$7.93, which is the average closing price per Class A

Ordinary Share as quoted on the Hong Kong Stock Exchange for the thirty consecutive trading days up to and including the Last Trading Day,
(vi)
a discount of approximately 47.1% to the consolidated net asset value of the Company as of December 31, 2023 of approximately RMB15.61 per Share (equivalent to approximately HK$17.22 per Share) pursuant to the latest audited consolidated financial statements of the Company, calculated based on the audited consolidated net asset value attributable to the Shareholders of approximately RMB4,599.81 million as of December 31, 2023 and the total Shares in issue and outstanding as of the date of the Announcement, and

(vii)
a discount of approximately 43.6% to the consolidated net asset value of the Company as of June 30, 2024 of approximately RMB14.63 per Share (equivalent to approximately HK$16.14 per Share) pursuant to the latest unaudited consolidated financial statements of the Company, calculated based on the unaudited consolidated net asset value attributable to the Shareholders of approximately RMB4,312.29 million as of June 30, 2024 and the total Shares in issue and outstanding as of the Latest Practicable Date.

According to the U.S. Offer to Purchase, the Offer Price per ADS, being US$3.50, was determined on the same basis as the Offer Price per Class A Ordinary Share and was calculated based on the ADS to Class A Ordinary Share ratio (i.e., every one representing three Class A Ordinary Shares) and an exchange rate of US$1.00 : HK$7.8073, the exchange rate prevailing on the date of the Announcement set forth in the H.10 statistical release of the Federal Reserve Board.
Given the Offer Price per ADS is determined on equivalent basis as the Offer Price per Class A Ordinary Share, our analysis on the fairness and reasonableness of the Offer Price will be focused on Class A Ordinary Share.
Specific considerations on the discount of the Offer Price to Net Asset Value as of December 31, 2023 and June 30, 2024
The Offer Price represents discounts of approximately 47.1% and 43.6% to the Net Asset Values per Share as of December 31, 2023 and June 30, 2024, respectively. We have also conducted further analysis on the composition of the Group’s net assets and noted that it had maintained healthy liquid position with substantial amount of cash and cash equivalents, term deposits as well as short-term investments.
Using the Group’s financial position as of June 30, 2024 for illustration, the Group would have maintained positive net cash and cash equivalents of RMB1,451 million1 had it used such resources to repay all its current and non-current liabilities. In addition, the Group also maintained a liquid position with aggregate term deposits and short-term investments of RMB1,850 million as of June 30, 2024, which together with its abovementioned net cash and cash equivalents, is higher than the value of the entire issued and outstanding share capital of the Company as valued based on the Offer Price. That being said, we noted the fact that the Group’s operations have yet to achieve profitability. Considering its ongoing loss situation and operating cash outflow in the past, which amounted to RMB1,115 million, RMB416 million, and RMB392 million in FY2022, FY2023, and 1H2024, respectively according to the 2023 Annual Report and 2024 Interim Results Announcement, and the uncertainty surrounding when the Company will become profitable, existing liquid financial resources will likely be needed to continue to finance its operations. This will lead to reductions in Net Asset Value, a trend observed in recent years from RMB5,654 million as of December 31, 2022 to RMB4,600 million as of December 31, 2023 and then to RMB4,312 million as of June 30, 2024 as discussed in the paragraph headed “1.2 Historical financial performance of the Group” above.
Solely by comparing against Net Asset Values per Share, we consider that the aforesaid discounts are in itself a disadvantage to Independent Shareholders and reduce the attractiveness of the Offer from the perspective of the Offer Price, since this indicates that the valuation of the Group as implied by the Offer Price is below the Net Asset Value. However, when arriving at our recommendation as set out in the paragraph headed “Recommendation” below, we have considered a host of factors with comprehensive analysis, in addition to this discount of Offer Price to Net Asset Value per Share.

1
Calculated as: RMB3,159 million (cash and cash equivalents) — RMB1,680 million (total current liabilities) — RMB28 million (total non-current liabilities)

4.1
Historical price performance of the Shares

Set out below is a chart illustrating the historical closing prices of Class A Ordinary Shares as quoted on the Hong Kong Stock Exchange during the period commencing from July 19, 2023 to the Last Trading Day (“Pre-Announcement Period”), and subsequently up to and including the Latest Practicable Date (“Post-Announcement Period”) (collectively, the “Review Period”). We consider that a period of approximately one year is adequate and representative to illustrate the recent price movements of Class A Ordinary Shares, which reflect (i) market and investors’ reaction towards the latest developments of the Group, including its financial performance and position, outlook, and prospects, and (ii) prevailing market sentiment. We are of the view that this allows us to conduct a meaningful comparison between these closing prices of Class A Ordinary Shares and the Offer Price.

Source: The website of the Hong Kong Stock Exchange (https://www.hkex.com.hk)
During the Review Period, the highest and lowest closing prices of Class A Ordinary Shares were HK$19.58 and HK$6.83 per Share recorded on August 1, 2023 and June 28, 2024, respectively, where the Offer Price per Class A Ordinary Share, being HK$9.11, is within the aforesaid range of closing prices. Out of 281 trading days during the Review Period, the Offer Price was above the closing prices of Class A Ordinary Shares for 70 days, and these had occurred more recently during the past three months since the end of May 2024.
As illustrated in the graph above, we note that the closing prices of Class A Ordinary Shares were in general on a downward trend during the Review Period, notwithstanding the numerous on-market Share/ADS repurchases conducted by the Company as mentioned above. After recording its highest at HK$19.58 per Class A Ordinary Share on August 1, 2023, the closing price of Class A Ordinary Share dropped significantly subsequent to the Company’s publication of interim results announcement for 1H2023 on August 23, 2023 and closed at HK$16.10 per Class A Ordinary Share on August 24, 2023. Thereafter, closing prices of Class A Ordinary Shares had traded between HK$16.80 per Share and HK$14.70 per Share during the period from August 25, 2023 and November 29, 2023. After market close on November 29, 2023, the Company published its unaudited financial results for the quarter ended September 30, 2023, where we note that the closing price of Class A Ordinary Share declined to HK$13.44 per Share on the subsequent trading day, being November 30, 2023. The closing prices continued to decrease after the Company published its annual results announcement for FY2023 on March 26, 2024 and dropped to a level close to the Offer Price on April 23, 2024. Thereafter, the closing price of Class A Ordinary Share rebounded to HK$11.16 per Share on May 20, 2024. This was largely in line with the overall market performance as evidenced by the Hang Seng Index, which increased from 16,829 as of April 23, 2024 to 19,636 as of May 20, 2024.
However, such rebound did not sustain for long as the closing prices of Class A Ordinary Shares declined to levels below the Offer Price since the end of May 2024 and reached its lowest at HK$6.83 per

Share on June 28, 2024. Thereafter, the closing price of Class A Ordinary Share increased but remained at levels below the Offer Price. As of the Last Trading Day and September 5, 2024, being the last trading day prior to the Latest Practicable Date, the Class A Ordinary Share closed at HK$8.50 per Share and HK$8.37 per Share, respectively. The Offer Price of HK$9.11 per Class A Ordinary Share represents premiums of approximately 7.2% and 8.8% over the aforesaid closing prices, respectively.
Overall, save for the publications of financial results by the Company during the Review Period, we are not aware of any specific reason for the overall downward trend in the closing prices of Class A Ordinary Shares as described above. This decreasing trend in market price could potentially reflect the market’s response to the Group’s ongoing loss making status, despite these losses narrowing along with the visibility on monetization and the path toward profitability. We meanwhile also observed that the trading patterns of ADSs closing prices had been similar to those of Class A Ordinary Shares.
Considering (i) the Offer Price is above the closing prices of Class A Ordinary Shares during the recent period from the end of May 2024 to the Latest Practicable Date; (ii) the Offer Price represents premiums of approximately 7.2% and 8.8% over the closing prices of Class A Ordinary Shares on the Last Trading Day and September 5, 2024, being the last trading day prior to the Latest Practicable Date, respectively; (iii) the Offer Price is within the range of closing prices of Class A Ordinary Share during the Review Period, which means the valuation of the Group as implied by the Offer Price is consistent and within the range as valued by the market during the recent year;(iv) the overall declining trend in the closing prices of Class A Ordinary Shares; and (v) the Offer Price should be evaluated in conjunction with the most recent Share price performance that reflects the current market conditions, we consider that the Offer Price is fair and reasonable from the point of view of historical trading price of Class A Ordinary Shares.
4.2
Trading liquidity of the Class A Ordinary Shares

As of the Latest Practicable Date, a total of 277,359,593 Class A Ordinary Shares were in issue and outstanding. The table below sets out information of the market trading liquidity of Shares during the Review Period. Considering that the Class A Ordinary Shares can also be traded in the form of ADS on the NYSE, we have included relevant information for the Independent Shareholders’ information.

Month	Number of trading days on the Hong Kong Stock Exchange	Number of trading days on the NYSE	Average daily trading volume of Class A Ordinary Shares on the Hong Kong Stock Exchange (number of Shares)	Average daily trading volume of Class A Ordinary Shares in the form of ADS on the NYSE (number of Shares)	Average daily trading volume on the Hong Kong Stock Exchange as a percentage to the total number of issued and outstanding Class A Ordinary Shares(Note)	Average daily trading volume on the NYSE as a percentage to the total number of issued and outstanding Class A Ordinary Shares(Note)	Total average daily trading volume on the Hong Kong Stock Exchange and the NYSE as a percentage to the total number of issued and outstanding Class A Ordinary Shares(Note)
2023
July (from July 19)	9	9	81,880	1,153,986	0.028%	0.395%	0.423%
August	23	23	80,123	1,280,065	0.027%	0.439%	0.466%
September	19	20	31,276	1,641,165	0.011%	0.562%	0.573%
October	20	22	30,575	568,719	0.010%	0.195%	0.205%
November	22	21	27,636	1,849,505	0.010%	0.645%	0.655%
December	19	20	49,789	2,345,827	0.017%	0.816%	0.833%
2024
January	22	21	18,218	1,706,016	0.006%	0.594%	0.600%
February	19	20	29,205	427,088	0.010%	0.153%	0.163%
March	20	20	37,835	542,528	0.014%	0.194%	0.208%
April	20	22	39,575	548,728	0.014%	0.196%	0.210%
May	21	22	150,148	1,779,450	0.054%	0.635%	0.689%
June	19	19	100,826	1,207,589	0.037%	0.438%	0.475%
July (up to July 19, the Last Trading Day for Class A Ordinary Shares / July 18, the NYSE trading day prior to the Last Trading Day for ADSs)	14	13	102,393	1,321,756	0.037%	0.477%	0.514%
July (from July 22 for Class A Ordinary Shares / July 19 for ADSs)	8	9	67,875	1,111,053	0.024%	0.401%	0.425%
August	22	22	25,105	643,658	0.009%	0.232%	0.241%
September (up to September 6, the Latest Practicable Date for Class A Ordinary Shares/September 5, the NYSE trading day prior to the Latest Practicable Date for ADSs)	4	3	17,000	609,571	0.006%	0.220%	0.226%

Source: The website of the Hong Kong Stock Exchange (https://www.hkex.com.hk) and the NYSE (https://www.nyse.com)
Note: The calculation is based on the average daily trading volume divided by total number of issued and outstanding Class A Ordinary Shares (on a one share one vote basis) as of the end of each relevant month.

In respect of trading liquidity on the Hong Kong Stock Exchange, as illustrated in the above table, the percentage of average daily trading volume of Class A Ordinary Shares to the total number of issued and outstanding Class A Ordinary Shares ranged from approximately 0.006% to approximately 0.054%. The average daily trading volume of the Shares during the Pre-Announcement Period was approximately 58,080 Shares, representing approximately 0.020% of the total number of issued and outstanding Class A Ordinary Shares (on a one share one vote basis) as of the Last Trading Day. During the Post-Announcement Period, the average daily trading volume of Shares amounted to approximately 34,215 Shares, representing approximately 0.012% of the total number of issued and outstanding Class A Ordinary Shares (on a one share one vote basis) as of the Latest Practicable Date.
It can be concluded that the trading activities in Class A Ordinary Shares on the Hong Kong Stock Exchange were generally illiquid during the Review Period. We meanwhile observed that the trading liquidity of ADSs, while comparatively higher than that of Class A Ordinary Shares on the Hong Kong Stock Exchange, had also fluctuated where average daily trading volume ranged between 0.153% and 0.816% of the total number of issued and outstanding Class A Ordinary Shares during the months over the Review Period.
In the absence of the Offers, Independent Shareholders will only be able to dispose of their Class A Ordinary Shares on-market to realize their investment in the Company. Considering the thin trading volume of Shares during the Review Period, Independent Shareholders may experience difficulty in disposing of their Class A Ordinary Shares, and any sale of a significant number of Class A Ordinary Shares on the market may result in downward pressure on the market price, which will be a disadvantage to the Independent Shareholders.
4.3
Comparable analysis

In evaluating the Offers, we have attempted to assess the fairness and reasonableness of the Offer Price through conducting a price multiple analysis with comparable listed companies.
We have set the following criteria in identifying comparable companies to the Group:
(i)
principally engaged in similar businesses as the Group, with over 50% of revenue being derived from the operation of a online content community in China; and

(ii)
the shares of which are listed on the Hong Kong Stock Exchange or the NYSE (i.e., same listing platforms as the Company).

From our research conducted to the extent possible and which we consider to be exhaustive, we are unable to identify comparable companies based on the selection criteria set out above. We believe that the scarcity may be due to the fact that Q&A-inspired community business is rather niche and unique, where the few market players in China are either (i) part of larger-scale publicly listed entities and their revenue contribution constitute a relatively insignificant part of the listed entities or (ii) not publicly listed.
We note that, more generically, there are other PRC online communities that are listed on the Hong Kong Stock Exchange, such as Bilibili Inc. (Nasdaq: BILI; HKEX: 9626) (“Bilibili”), Kuaishou Technology (HKEX: 1024) (“Kuaishou”), and Weibo Corporation (Nasdaq: WB; HKEX: 9898) (“Weibo”). Despite these companies can broadly be classified as online communities operating in China, we consider that they differ from the Company in terms of core services and content form and revenue source based on our observations below, thus are not comparable to the Company. For the Independent Shareholders’ information, we have also set out details of Bilibili, Kuaishou, and Weibo in the table below.

Stock code	Company name	Principal activities	Revenue in the latest financial year	Revenue breakdown
BILI/9626	Bilibili Inc.
Bilibili Inc is a China-based company principally engaged in the internet and other related businesses. The company operates its business through four segments. The mobile games segment mainly publishes mobile games on its platform for third-party game developers that are free to download and play with Bilibili accounts. The advertising segment is mainly engaged in display advertising arrangements business. The live broadcasting and value-added services segment mainly generates revenue from subscription fee of premium membership program, sales of in-channel virtual items, and sales of paid content and virtual items on its video, audio, and comic platforms. The e-commerce and others segment mainly engages in the online sales of anime, comics, and games-related merchandise and offline performance events and activities.
			RMB22,528 million	(i) Value-added services (44%) (ii) Advertising (29%) (iii) Mobile games (18%) (iv) Intellectual property derivatives and others (9%)
1024	Kuaishou Technology
Kuaishou Technology is a China-based investment holding company mainly engaged in the operation of content communities and social platforms. The company mainly provides live streaming services, online marketing services, and other services. The online marketing solutions include advertising services, Kuaishou fans headline services, and other marketing services. Other services include e-commerce, online games, and other value-added services.
			RMB113,470 million	(i) Online marketing services (53%) (ii) Live streaming (34%) (iii) Other services (13%)
WB/9898	Weibo Corporation
Weibo Corporation is a China-based company mainly engaged in social media advertising business. The company’s main product is the social platform Weibo. The company operates two segments. Advertising and marketing segment mainly provides a full range of advertising customisation and marketing solutions. Value-added services segment mainly provides services such as membership services on social platforms, online games, live broadcasts, social e-commerce and others. The company also engages in internet and other related businesses, including the provision of internet content and online game operations.
			US$1,760 million (equivalent to RMB12,452 million)	(i) Advertising and marketing services (87%) (ii) Value-added services (13%)

Stock code	Company name	Principal activities	Revenue in the latest financial year	Revenue breakdown
ZH/2390	The Company	The Company is a China-based holding company principally engaged in the operation of a leading Q&A-inspired community	RMB4,199 million	(i) Paid membership (44%) (ii) Marketing services (39%) (iii) Vocational training (14%) (iv) Others (3%)

(a)
Core services

The community operated by the Company is essentially a knowledge-sharing platform, where individuals typically gather to share and exchange knowledge, experiences, and insights in the form of questions and answers. In contrast, listed PRC online community platforms such as Bilibili, Kuaishou, or Weibo focus on services revolving around video content and social networking, with a predominant emphasis on entertainment. As a result, the targeted demographic and user base appears to differ from those of the Company.
(b)
Content form and revenue source

Video content is prevalent among these listed PRC online community platforms. For example, Kuaishou focuses on short videos, and Bilibili derives most of its revenue from live broadcasts and gaming videos. In contrast, the Company is predominantly text-based. As such, user behaviours may differ.
In terms of monetization, we note that the Company, as a knowledge-sharing platform, generated the majority of its revenue from paid membership and vocational training according to its latest financial year FY2023. In contrast, other listed PRC online community platforms appear to generate a lesser extent or none of this type of revenue. For example, Kuaishou monetizes mainly through live streaming, virtual gifting, and online marketing services; while Weibo primarily generates revenue via social media advertising.
Having considered the above, we could not apply market comparable analysis in this case.
5.
Effect on the shareholding structure of the Company

As set out in the paragraph headed “Changes in Shareholding structure of the Company” in the “Letter from the Board” of the U.S. Offer to Purchase, the following table illustrates the shareholding structure of the Company as of the Latest Practicable Date and immediately after completion of the Offers.

	As of the Latest Practicable Date			Upon completion of the Offers
	Number of Shares	Approximate % of interest in the total issued and outstanding Shares (on a one share one vote basis)	Approximate % of voting rights	Number of Shares	Approximate % of interest in the total issued and outstanding Shares (on a one share one vote basis)	Approximate % of voting rights
Controlling Shareholders
– MO Holding Ltd	19,460,912 Class A Ordinary Shares	6.6%	4.3%	22,227,776 Class A Ordinary Shares	9.0%	5.9%
	17,393,666 Class B Ordinary Shares	5.9%	38.5%	14,626,802 Class B Ordinary Shares	5.9%	38.5%
Sub-total	36,854,578 Shares	12.5%	42.9%	36,854,578 Shares	14.9%	44.4%
Directors who hold Shares
– Mr. Dahai Li	2,878,690 Class A Ordinary Shares	1.0%	0.6%	2,878,690 Class A Ordinary Shares	1.2%	0.8%
– Mr. Hanhui Sam Sun	7,500 Class A Ordinary Shares	0.0%	0.0%	7,500 Class A Ordinary Shares	0.0%	0.0%
– Ms. Hope Ni	7,500 Class A Ordinary Shares	0.0%	0.0%	7,500 Class A Ordinary Shares	0.0%	0.0%
– Mr. Derek Chen	5,000 Class A Ordinary Shares	0.0%	0.0%	5,000 Class A Ordinary Shares	0.0%	0.0%
Parties acting in concert with the Company
– Deutsche Bank Concert Group	—	—	—	—	—	—
Other Shareholders
Trustee of the 2022 Plan	10,109,451 Class A Ordinary Shares	3.4%	2.2%	10,109,451 Class A Ordinary Shares	4.1%	2.7%
Innovation Works Shareholders	11,889,945 Class A Ordinary Shares	4.0%	2.6%	2,889,945 Class A Ordinary Shares	1.2%	0.8%

	As of the Latest Practicable Date			Upon completion of the Offers
	Number of Shares	Approximate % of interest in the total issued and outstanding Shares (on a one share one vote basis)	Approximate % of voting rights	Number of Shares	Approximate % of interest in the total issued and outstanding Shares (on a one share one vote basis)	Approximate % of voting rights
Qiming Shareholders	10,201,891 Class A Ordinary Shares	3.5%	2.3%	4,309,897 Class A Ordinary Shares	1.7%	1.1%
SAIF Shareholder	12,028,878 Class A Ordinary Shares	4.1%	2.7%	9,028,878 Class A Ordinary Shares	3.6%	2.4%
Other shareholders	210,769,826 Class A Ordinary Shares	71.5%	46.7%	181,740,372 Class A Ordinary Shares	73.3%	47.9%
Total	294,753,259 Shares	100.0%	100.0%	247,831,811 Shares	100.0%	100.0%

*
Percentage may not add up to 100% due to rounding.

Assuming that (i) valid acceptances are received for the Maximum Number of Class A Ordinary Shares (including in the form of ADSs) and the Maximum Number of Class A Ordinary Shares are bought back under the Offers; (ii) Mr. Zhou will simultaneously reduce his WVR in the Company by way of converting his Class B Ordinary Shares into Class A Ordinary Shares on a one to one ratio pursuant to the Listing Rules to the effect that the proportion of shares carrying WVR of the Company will not be increased; (iii) no outstanding options or restricted share units granted pursuant to the 2012 Plan or the 2022 Plan will be exercised or vested from the Latest Practicable Date up to and including the date of completion of the Offers; and (iv) none of the Controlling Shareholders, Director who holds Shares, or parties acting in concert with the Company will accept the Offers, the interest of other Shareholders in the Company’s total number of issued Shares will increase slightly from approximately 71.5% to 73.3% on a one share one vote basis or from approximately 46.7% to 47.9% in terms of voting rights. We observed that the Offers, if and when fully completed, will not result in significant change in shareholding in the Company nor any change in control of the Company.
6.
Financial effects of the Offers

This section sets out analysis on potential financial effects of the Offers on the Group. It should be noted that the figures and financial impact shown below are for illustrative purpose only.
6.1
Effects on Net Asset Value per Share

The Net Asset Value per Share as of June 30, 2024 was RMB15.54. As shown in the “Unaudited pro forma financial information of the Group” as set out in Appendix III to the Offer Document, assuming that the Offers had been completed as of June 30, 2024, the unaudited pro forma adjusted consolidated net assets attributable to the Shareholders would be RMB3,912 million as of June 30, 2024. As of June 30, 2024, there were 277,466,242 Shares outstanding. Assuming the Maximum Number of Class A Ordinary Shares are bought back under the Offers, there would be 230,544,794 Shares outstanding.
Based on the above, the Net Asset Value per Share would have improved to RMB16.97 from RMB15.54 as a result of the Offers.

6.2
Effects on working capital

The consideration of the Offers will be fully financed by the Group’s internal resources. Assuming the Offers are accepted in full, the Group’s cash and cash equivalents is expected to decrease by approximately HK$427,454,392. In this regard, we note that the Group had maintained a substantial cash and cash equivalents balance of RMB3,159 million as of June 30, 2024. Therefore, it is expected that the Offers will not have material adverse impact on the Group’s working capital.
Recommendation
Having considered the above principal factors and reasons, in particular,
(i)
the Group’s business and financial performance had improved from FY2022 to FY2023 underpinned by increased revenue and gross profit margins. In 1H2024, despite a decrease in revenue, the continued improvement in gross profit margins and lower operating expenses had positively contributed to the Group’s financial performance. It however remained loss making although net loss position had narrowed;

(ii)
our observations that the process of monetisation of the Group’s business appears to be ongoing necessitating continued and substantial spending of selling and marketing expenses as well as R&D expenses. It appears uncertain when the Company will turn profitable amidst such development;

(iii)
the Company has not declared or paid any dividends to the Shareholders since its Listing, and there is no certainty regarding when the Company will pay dividends in the future given its loss-making status;

(iv)
the Offers provide Independent Shareholders with the opportunity to realize part of their investments in the Company at a premium to prevailing market price with certainty, amidst low trading liquidity of the Class A Ordinary Shares/ADSs. Under the Offers, Independent Shareholders would have the flexibility to retain a portion or all of their shareholding, such that they would continue to participate in the future development and prospects of the Group;

(v)
the Offer Price is above the closing prices of Class A Ordinary Shares during the recent three months since the end of May 2024 and represents premiums of approximately 7.2% and 8.8% over the closing prices of Class A Ordinary Shares on the Last Trading Day and September 5, 2024, being the last trading day prior to the Latest Practicable Date, respectively; and

(vi)
the Offer Price represents discounts of approximately 47.1% and 43.6% to the Net Asset Values per Share as of December 31, 2023 and June 30, 2024, respectively, and the Net Asset Values were composed mainly of liquid assets such as cash and cash equivalents, term deposits and short-term investments, we consider that while the Offer Price being at a discount to Net Asset Value per Share is in itself a disadvantage to the Independent Shareholders and reduce the attractiveness of the Offer Price, on balance, the Offers (including the Offer Price) are fair and reasonable taking into particular account of the premiums of prevailing market prices of Class A Ordinary Shares, the opportunity for Independent Shareholders to realize part of their investments with certainty and the fact that Independent Shareholders will retain meaningful shareholding in the Company after accepting the Offers, allowing them to participate in the future development and prospects of the Group and potentially benefit from the Group’s improved business and financial performance. Accordingly, we recommend the Independent Board Committee to advise, and we ourselves, advise the Independent Shareholders to vote in favor in respect of the resolution relating to the Offers to be proposed at the EGM and to accept the Offers.
Nevertheless, Independent Shareholders who are optimistic about the future financial performance of the Group after the Offers or do not have immediate liquidity needs may, having regard to their own circumstances, consider retaining all of their Shares/ADSs or not accepting their entitlements under the Offers in full.
Independent Shareholders are also advised to closely monitor the market price and liquidity of the Shares/ADSs during the Offer Period and should, having regard to their own circumstances and investment objectives, consider selling their Shares/ADS in the open market, instead of accepting the Offers, if the net proceeds from the sale of such Shares/ADSs would be higher than that receivable under the Offers.

Independent Shareholders should closely monitor the business development and financial performance of the Group. Independent Shareholders are strongly advised that the decision to realize or to continue to hold their investments in the Shares/ADSs is subject to individual circumstances and investment objectives. As different Independent Shareholders would have different investment criteria, objectives, or risk appetite and profiles, we recommend any Independent Shareholders who may require individualised advice in relation to any aspect of the Offers, or as to the action to be taken, to consult a licensed securities dealer, bank manager, solicitor, professional accountant, tax adviser, or other professional adviser.
Yours faithfully,
For and behalf of
Altus Capital Limited
Jeanny Leung Responsible Officer	Chang Sean Pey Responsible Officer
Ms. Jeanny Leung (“Ms. Leung”) is a Responsible Officer of Altus Capital licensed to carry on Type 6 (advising on corporate finance) regulated activity under the SFO and permitted to undertake work as a sponsor. She is also a Responsible Officer of Altus Investments Limited licensed to carry on Type 1 (dealing in securities) regulated activity under the SFO. Ms. Leung has over 30 years of experience in corporate finance advisory and commercial field in Greater China, in particular, she has participated in sponsorship work for initial public offerings and acted as financial adviser or independent financial adviser in various corporate finance advisory transactions.
Mr. Chang Sean Pey (“Mr. Chang”) is a Responsible Officer of Altus Capital Limited licensed to carry on Type 4 (advising on securities), Type 6 (advising on corporate finance) and Type 9 (asset management) regulated activities under the SFO and permitted to undertake work as a sponsor. He is also a Responsible Officer of Altus Investments Limited licensed to carry on Type 1 (dealing in securities) regulated activity under the SFO. Mr. Chang has over 25 years of experience in banking, corporate finance advisory and investment management. In particular, he has participated in sponsorship work for initial public offerings and acted as financial adviser or independent financial adviser in various corporate finance advisory transactions.

GENERAL INFORMATION
Responsibility Statement
This U.S. Offer of Purchase includes particulars given in compliance with the Listing Rules and the Codes of Hong Kong for the purpose of giving information with regard to the Offers and the Company. All Directors jointly and severally accept full responsibility for the accuracy of information contained in this U.S. Offer to Purchase and confirm, having made all reasonable inquiries, that to the best of their knowledge, opinions expressed in this U.S. Offer to Purchase have been arrived at after due and careful consideration, and there are no other matters or facts not contained in this U.S. Offer to Purchase, the omission of which would make any statement in this U.S. Offer to Purchase misleading.
Share Capital
The authorized and issued share capital of the Company as of the Latest Practicable Date and immediately upon completion of the Offers (assuming full acceptance of the Offers) are set forth as follows.
Authorized
Number of Shares	Description of Shares	Aggregate Nominal Value of Shares
1,550,000,000	Class A Ordinary Shares of a par value of US$0.000125 each	US$193,750.00
50,000,000	Class B Ordinary Shares of a par value of US$0.000125 each	US$ 6,250.00
Issued and outstanding as of the Latest Practicable Date
277,359,593(1)	Class A Ordinary Shares of a par value of US$0.000125 each as of the Latest Practicable Date	US$ 34,669.95
17,393,666	Class B Ordinary Shares of a par value of US$0.000125 each as of the Latest Practicable Date	US$ 2,174.21
Issued and outstanding upon completion of the Offers (assuming full acceptance of the Offers)
233,205,009(1)	Class A Ordinary Shares of a par value of US$0.000125 each upon completion of the Offers	US$ 29,150.63
14,626,802	Class B Ordinary Shares of a par value of US$0.000125 each upon completion of the Offers	US$ 1,828.35

Note:
(1)
This excludes 234,531 Class A Ordinary Shares issued to the Depositary for bulk issuance of ADSs reserved for future issuances upon the exercise or vesting of awards granted under the 2012 Plan and the 2022 Plan as of the Latest Practicable Date.

Class B Ordinary Shares confer weighted voting rights in the Company such that a holder of a Class B Ordinary Share is entitled to ten votes per Share on any resolution tabled at the Company’s general meeting, save for resolutions with respect to any Reserved Matters, in which case they will be entitled to one vote per Share. Class A Ordinary Shares confer a holder of a Class A Ordinary Share one vote per Share on any resolution tabled at the Company’s general meeting. Save as disclosed, all the issued and outstanding Shares rank pari passu with each other in all respects including the rights as to dividends and capital.
Details of all classes of relevant securities (as defined in Note 4 to Rule 22 of the Takeovers Code) issued by the Company and the numbers of such securities in issue as of the Latest Practicable Date are as follows:
(i)
a total of 294,753,259 Shares issued and outstanding, which comprised 277,359,593 Class A Ordinary Shares and 17,393,666 Class B Ordinary Shares issued and outstanding, excluding the Class A Ordinary Shares issued to the Depositary for bulk issuance of ADSs reserved for future issuances upon the exercise or vesting of awards granted under the 2012 Plan and the 2022 Plan, which amounted to 214,692 ;

(ii)
a total of 1,766,572 outstanding options entitling the holders to subscribe for an aggregate of 1,766,572 Class A Ordinary Shares under the 2012 Plan; and

(iii)
a total of 241,344 outstanding restricted shares entitling the holders to subscribe for an aggregate of 241,344 Class A Ordinary Shares under the 2012 Plan; and

(iv)
a total of 16,779,305 outstanding restricted share units entitling the holders to acquire an aggregate of 16,779,305 Class A Ordinary Shares under the 2022 Plan.

As of the Latest Practicable Date, save as disclosed above, the Company had no other outstanding options, derivatives, warrants, securities, or conversion rights that are convertible or exchangeable into Shares and the Company has no other relevant securities (as defined in Note 4 to Rule 22 of the Takeovers Code). As of the Latest Practicable Date, the Company did not hold any treasury shares (as defined under the Listing Rules).
Save for a total of 7,208,889 Shares issued due to the exercise of outstanding options, restricted shares, and restricted share units, the Company had not issued Shares (i) during the two-year period immediately preceding the commencement date of the Offer Period and (ii) since December 31, 2023, being the end of the immediately preceding financial year and up to the Latest Practicable Date.
Details of the Shares bought-back by the Company during the 12-month period immediately preceding the date of this Offer Document and since December 31, 2023, being the end of the last financial year of the Company, up to the Latest Practicable Date, which were solely in the form of ADSs traded on the NYSE, are set out as follows:
Date of Buy-back	Class of Shares	Number of ADSs Involved	Number of Shares	Average Price per Share (US$)	Total Consideration (US$)
July 19, 2023	Class A Ordinary Shares	179,100	89,550	2.31	207,308
July 20, 2023	Class A Ordinary Shares	167,448	83,724	2.21	185,148
July 21, 2023	Class A Ordinary Shares	209,200	104,600	2.22	231,731
July 24, 2023	Class A Ordinary Shares	188,200	94,100	2.20	207,152
July 25, 2023	Class A Ordinary Shares	179,300	89,650	2.31	207,360
July 26, 2023	Class A Ordinary Shares	152,470	76,235	2.30	174,975
July 27, 2023	Class A Ordinary Shares	180,600	90,300	2.30	207,329
July 28, 2023	Class A Ordinary Shares	174,502	87,251	2.38	207,273
July 31, 2023	Class A Ordinary Shares	44,200	22,100	2.40	53,013
August 1, 2023	Class A Ordinary Shares	166,700	83,350	2.40	199,907
August 2, 2023	Class A Ordinary Shares	180,600	90,300	2.30	207,437
August 3, 2023	Class A Ordinary Shares	177,000	88,500	2.34	207,479
August 4, 2023	Class A Ordinary Shares	174,500	87,250	2.38	207,411
August 7, 2023	Class A Ordinary Shares	175,200	87,600	2.37	207,367
August 8, 2023	Class A Ordinary Shares	173,388	86,694	2.32	200,974
August 9, 2023	Class A Ordinary Shares	179,200	89,600	2.31	206,671
August 10, 2023	Class A Ordinary Shares	176,300	88,150	2.35	207,470
August 11, 2023	Class A Ordinary Shares	305,180	152,590	2.21	337,894
August 14, 2023	Class A Ordinary Shares	185,700	92,850	2.23	207,334
August 15, 2023	Class A Ordinary Shares	215,970	107,985	2.21	238,194
August 16, 2023	Class A Ordinary Shares	196,784	98,392	2.21	217,130
August 17, 2023	Class A Ordinary Shares	182,000	91,000	2.28	207,425
August 18, 2023	Class A Ordinary Shares	442,198	221,099	2.19	483,721
August 21, 2023	Class A Ordinary Shares	189,000	94,500	2.21	208,883
August 22, 2023	Class A Ordinary Shares	438,430	219,215	2.20	482,579
August 23, 2023	Class A Ordinary Shares	558,500	279,250	2.05	572,017
August 24, 2023	Class A Ordinary Shares	509,148	254,574	2.00	510,420
September 20, 2023	Class A Ordinary Shares	374,268	187,134	2.03	380,132
September 21, 2023	Class A Ordinary Shares	569,266	284,633	1.99	566,020

Date of Buy-back	Class of Shares	Number of ADSs Involved	Number of Shares	Average Price per Share (US$)	Total Consideration (US$)
September 22, 2023	Class A Ordinary Shares	520,000	260,000	1.99	518,560
September 25, 2023	Class A Ordinary Shares	580,000	290,000	2.01	583,654
September 28, 2023	Class A Ordinary Shares	472,826	236,413	2.09	493,747
October 6, 2023	Class A Ordinary Shares	157,296	78,648	2.03	159,888
October 9, 2023	Class A Ordinary Shares	173,598	86,799	2.04	176,939
October 11, 2023	Class A Ordinary Shares	4,868	2,434	2.04	4,964
October 12, 2023	Class A Ordinary Shares	179,970	89,985	2.03	182,532
October 13, 2023	Class A Ordinary Shares	60,344	30,172	2.04	61,551
October 16, 2023	Class A Ordinary Shares	102,704	51,352	2.04	104,708
October 17, 2023	Class A Ordinary Shares	62,298	31,149	2.04	63,470
October 18, 2023	Class A Ordinary Shares	415,292	207,646	2.02	420,138
October 19, 2023	Class A Ordinary Shares	194,638	97,319	2.03	197,319
October 20, 2023	Class A Ordinary Shares	71,716	35,858	2.04	73,143
October 23, 2023	Class A Ordinary Shares	19,906	9,953	2.04	20,301
October 26, 2023	Class A Ordinary Shares	277,732	138,866	2.03	282,140
October 27, 2023	Class A Ordinary Shares	326,966	163,483	2.04	333,385
October 30, 2023	Class A Ordinary Shares	198,944	99,472	1.98	197,129
October 31, 2023	Class A Ordinary Shares	195,794	97,897	1.98	193,505
November 1, 2023	Class A Ordinary Shares	221,524	110,762	1.97	218,029
November 2, 2023	Class A Ordinary Shares	201,008	100,504	2.02	203,291
November 3, 2023	Class A Ordinary Shares	97,122	48,561	2.04	98,996
November 6, 2023	Class A Ordinary Shares	221,016	110,508	2.04	225,086
November 7, 2023	Class A Ordinary Shares	133,600	66,800	2.04	136,253
November 8, 2023	Class A Ordinary Shares	259,940	129,970	2.04	265,081
November 9, 2023	Class A Ordinary Shares	57,300	28,650	2.04	58,440
November 10, 2023	Class A Ordinary Shares	302,956	151,478	2.02	306,646
November 13, 2023	Class A Ordinary Shares	485,000	242,500	2.04	494,179
November 14, 2023	Class A Ordinary Shares	129,600	64,800	2.04	132,111
November 15, 2023	Class A Ordinary Shares	476,332	238,166	2.04	485,449
November 16, 2023	Class A Ordinary Shares	473,078	236,539	2.02	477,520
November 17, 2023	Class A Ordinary Shares	198,744	99,372	2.03	201,517
November 20, 2023	Class A Ordinary Shares	485,000	242,500	2.02	490,135
November 21, 2023	Class A Ordinary Shares	472,730	236,365	2.02	478,057
November 22, 2023	Class A Ordinary Shares	459,856	229,928	2.02	464,601
November 24, 2023	Class A Ordinary Shares	485,000	242,500	2.02	490,196
November 27, 2023	Class A Ordinary Shares	485,000	242,500	2.02	490,755
November 28, 2023	Class A Ordinary Shares	438,178	219,089	2.02	443,625
November 29, 2023	Class A Ordinary Shares	485,000	242,500	1.93	467,506
November 30, 2023	Class A Ordinary Shares	485,000	242,500	1.60	387,883
December 6, 2023	Class A Ordinary Shares	700,000	350,000	1.96	685,160
December 7, 2023	Class A Ordinary Shares	900,000	450,000	2.00	899,010

Date of Buy-back	Class of Shares	Number of ADSs Involved	Number of Shares	Average Price per Share (US$)	Total Consideration (US$)
December 8, 2023	Class A Ordinary Shares	750,384	375,192	1.99	745,807
December 11, 2023	Class A Ordinary Shares	849,714	424,857	2.00	848,100
December 13, 2023	Class A Ordinary Shares	873,800	436,900	1.94	846,800
December 18, 2023	Class A Ordinary Shares	900,000	450,000	1.96	881,550
December 20, 2023	Class A Ordinary Shares	524,898	262,449	1.86	488,679
December 26, 2023	Class A Ordinary Shares	1,000,000	500,000	1.98	987,900
January 2, 2024	Class A Ordinary Shares	184,370	92,185	1.78	164,292
January 3, 2024	Class A Ordinary Shares	116,798	58,399	1.80	105,013
January 4, 2024	Class A Ordinary Shares	557,000	278,500	1.76	491,441
January 5, 2024	Class A Ordinary Shares	572,996	286,498	1.72	491,917
January 8, 2024	Class A Ordinary Shares	561,500	280,750	1.75	492,099
January 9, 2024	Class A Ordinary Shares	556,674	278,337	1.77	492,100
January 10, 2024	Class A Ordinary Shares	562,350	281,175	1.75	492,056
January 11, 2024	Class A Ordinary Shares	559,700	279,850	1.76	492,144
January 12, 2024	Class A Ordinary Shares	551,506	275,753	1.78	490,895
January 16, 2024	Class A Ordinary Shares	588,700	294,350	1.67	491,682
January 17, 2024	Class A Ordinary Shares	619,172	309,586	1.59	491,251
January 18, 2024	Class A Ordinary Shares	595,900	297,950	1.65	491,439
January 19, 2024	Class A Ordinary Shares	610,730	305,365	1.61	491,394
January 22, 2024	Class A Ordinary Shares	606,392	303,196	1.62	491,420
January 23, 2024	Class A Ordinary Shares	589,726	294,863	1.67	491,654
January 24, 2024	Class A Ordinary Shares	580,800	290,400	1.69	491,821
January 25, 2024	Class A Ordinary Shares	578,192	289,096	1.70	491,869
January 26, 2024	Class A Ordinary Shares	264,292	132,146	1.71	225,917
March 28, 2024	Class A Ordinary Shares	252,652	126,326	1.37	173,647
During the two-year period immediately preceding the date of this U.S. Offer to Purchase, the Company did not declare or pay any dividend. As of the Latest Practicable Date, the Company has no intention to declare any dividends or make any other distributions during the Offer Period. As of the Latest Practicable Date, the Company did not intend to alter the dividend policy before the close of the Offers.
There had been no re-organization of capital of the Company during the two financial years immediately preceding the commencement of the Offer Period.
Interests of Directors and Chief Executives in Shares, Underlying Shares, and Debentures
As of the Latest Practicable Date, the interests and short positions of the Directors and chief executives of the Company in the Shares, underlying Shares, and debentures of the Company or its associated corporations within the meaning of Part XV of the SFO, which were required (i) to be notified to the Company and the Hong Kong Stock Exchange pursuant to Divisions 7 and 8 of Part XV of the SFO (including interests and short positions that they were taken or deemed to have under such provisions of the SFO), or (ii) to be recorded in the register required to be kept by the Company pursuant to Section 352 of the SFO, or (iii) as otherwise notified to the Company and the Hong Kong Stock Exchange pursuant to the Model Code for Securities Transactions by Directors of Listed Issuers set forth in Appendix C3 of the Listing Rules, or (iv) to be disclosed under the Codes were as follows.

Name	Nature of Interest	Number of Shares	Approximate % of Interest in Each Class of Shares(4)	Approximate % of Interest in the Total Issued and Outstanding Shares (on a one share one vote basis)(4)	Long Position/ Short Position
Mr. Zhou	Interest in controlled corporations / founder of a discretionary trust / beneficiary of a trust	19,460,912 Class A Ordinary Shares(1)	7.02%	6.60%	Long Position
	Interest in controlled corporations / founder of a discretionary trust / beneficiary of a trust	17,393,666 Class B Ordinary Shares(1)	100%	5.90%	Long Position
Mr. Dahai Li	Interest in controlled corporations	2,779,240 Class A Ordinary Shares(2)	1.00%	0.94%	Long Position
	Beneficial interest	99,450 Class A Ordinary Shares(2)	0.04%	0.03%	Long Position
Ms. Hope Ni	Beneficial interest	7,500 Class A Ordinary Shares(3)	0.003%	0.003%	Long Position
Mr. Hanhui Sam Sun	Beneficial interest	7,500 Class A Ordinary Shares(3)	0.003%	0.003%	Long Position
Mr. Derek Chen	Beneficial interest	5,000 Class A Ordinary Shares(3)	0.002%	0.002%	Long Position

Notes:
(1)
These Shares are held by MO Holding Ltd. More than 99% of the interest of MO Holding Ltd is held by South Ridge Global Limited, which is in turn wholly-owned by a trust that was established by Mr. Zhou (as the settlor) for the benefit of Mr. Zhou and his family. The remaining interest of MO Holding Ltd is held by Zhihu Holdings Inc., which is wholly-owned by Mr. Zhou. Mr. Zhou is therefore deemed to be interested the Shares held by MO Holding Ltd.

(2)
Includes (i) 1,673,042 Class A Ordinary Shares held by Ocean Alpha Investment Limited; , (ii) 1,106,198 Class A Ordinary Shares held by SEA & SANDRA Global Limited, and (iii) 99,450 Class A Ordinary Shares representing the ADSs held by Mr. Dahai Li. The entire interest in Ocean Alpha Investment Limited is held by a trust that was established by Mr. Dahai Li for the benefit of him and his family. SEA & SANDRA Global Limited is wholly-owned by Mr. Dahai Li. Mr. Dahai Li is therefore deemed to be interested in the Shares held by Ocean Alpha Investment Limited and SEA & SANDRA Global Limited.

(3)
The relevant Directors are entitled to receive 10,000 restricted shares (the underlying Shares of which are Class A Ordinary Shares) pursuant to their respective director agreements with the Company. As of the Latest Practicable Date, 75%, 75%, and 50% of the relevant restricted shares have become vested to Mr. Hanhui Sam Sun, Ms. Hope Ni, and Mr. Derek Chen, respectively.

(4)
The calculation is based on a total number of 277,359,593 Class A Ordinary Shares and 17,393,666 Class B Ordinary Shares issued and outstanding as of the Latest Practicable Date (excluding the Class A Ordinary Shares issued to the Depositary for bulk issuance of ADSs reserved for future issuances upon the exercise or vesting of awards granted under the 2012 Plan and the 2022 Plan). In addition, percentage can not add up to 100%.

Save as disclosed above, to the best knowledge, information, and belief of the Company, as of the Latest Practicable Date, none of the Directors or chief executives of the Company had or was deemed to have any interests or short positions in the Shares, underlying Shares, or debentures of the Company or any of its associated corporations (within the meaning of Part XV of the SFO) that were required (i) to be notified to the Company and the Hong Kong Stock Exchange pursuant to Divisions 7 and 8 of Part XV of the SFO (including interests and short positions that they were taken or deemed to have under such provisions of the SFO), or (ii) to be recorded in the register required to be kept by the Company pursuant to Section 352 of the SFO, or (iii) as otherwise notified to the Company and the Hong Kong Stock Exchange pursuant to the Model Code for Securities Transactions by Directors of Listed Issuers set out forth in Appendix C3 of the Listing Rules, or (iv) to be disclosed under the Codes.

Interests of Substantial Shareholders
As of the Latest Practicable Date, the following persons (other than the Directors and chief executives), had an interest or short position in the Shares and underlying Shares that would fall to be disclosed to the Company pursuant to Divisions 2 and 3 of Part XV of the SFO or as recorded in the register required to be kept by the Company pursuant to Section 336 of the SFO.
Name	Nature of Interest	Number of Shares	Approximate % of Interest in Each Class of Shares(4)	Approximate % of Interest in the Total Issued and Outstanding Shares (on a one share one vote basis)(4)	Long Position/ Short Position
Class A Ordinary Shares
Huang River Investment Limited(1)	Beneficial interest	27,448,933	9.90%	9.31%	Long Position
Image Frame Investment (HK) Limited(1)	Beneficial interest	10,617,666	3.83%	3.60%	Long Position
Tencent Holdings Limited(1)	Interest in controlled corporations	38,066,599	13.73%	12.91%	Long Position
Cosmic Blue Investments Limited(2)	Beneficial interest	19,975,733	7.20%	6.78%	Long Position
MO Holding Ltd(3)	Beneficial interest	19,460,912	7.02%	6.60%	Long Position
AI Knowledge LLC	Beneficial interest	17,865,410	6.44%	6.06%	Long Position
Matthews International Capital Management LLC	Beneficial interest	16,079,142	5.80%	5.46%	Long Position
Class B Ordinary Shares
MO Holding Ltd(3)	Beneficial interest	17,393,666	100%	5.90%	Long Position

Notes:
(1)
Huang River Investment Limited, a company incorporated in the British Virgin Islands, and Image Frame Investment (HK) Limited, a company incorporated in Hong Kong, are subsidiaries of Tencent Holdings Limited (HKEX stock code: 700).

(2)
Cosmic Blue Investments Limited, a company incorporated in the British Virgin Islands, is wholly owned by Kuaishou Technology (HKEX stock code: 1024).

(3)
MO Holding Ltd is a company incorporated in the British Virgin Islands. More than 99% of the interest of MO Holding Ltd is held by South Ridge Global Limited, which is in turn wholly-owned by a trust that was established by Mr. Zhou (as the settlor) for the benefit of Mr. Zhou and his family. The remaining interest of MO Holding Ltd is held by Zhihu Holdings Inc., which is wholly-owned by Mr. Zhou.

(4)
The calculation is based on a total number of 277,359,593 Class A Ordinary Shares and 17,393,666 Class B Ordinary Shares issued and outstanding as of the Latest Practicable Date (excluding the Class A Ordinary Shares issued to the Depositary for bulk issuance of ADSs reserved for future issuances upon the exercise or vesting of awards granted under the 2012 Plan and the 2022 Plan). In addition, percentage can not add up to 100%.

Save as disclosed above, to the best knowledge, information, and belief of the Company, as of the Latest Practicable Date, no other person (other than the Directors or chief executives of the Company) had an interest or short position in the shares or underlying shares of the Company that were required to be disclosed to the Company under the provisions of Divisions 2 and 3 of Part XV of the SFO, or that were required to be entered in the register required to be kept under section 336 of the SFO.
Disclosure of Shareholdings and Dealings Pursuant to the Takeovers Code
As of the Latest Practicable Date:
(i)
save as disclosed in the sections headed “Interests of Directors and Chief Executives in Shares, Underlying Shares, and Debentures” and “Interests of Substantial Shareholders” herein, the Company and the Directors and the persons acting in concert with any of them are not interested in any Shares or any convertible securities, warrants, options, or derivatives in respect of any Shares;

(ii)
Innovation Works Shareholders, Qiming Shareholders, and SAIF Shareholder, which have provided the Irrevocable Undertakings, hold 11,889,945, 10,201,891, and 12,028,878 Class A Ordinary Shares (including in the form of ADSs), representing approximately 4.0%, 3.5%, and 4.1% of interest in the total issued and outstanding Shares (on a one share one vote basis, and excluding the Class A Ordinary Shares issued to the Depositary for bulk issuance of ADSs reserved for future issuances upon the exercise or vesting of awards granted under the 2012 Plan and the 2022 Plan) and approximately 2.6%, 2.3%, and 2.7% of voting rights in the Company. Pursuant to the Irrevocable Undertakings, (i) Innovation Works Shareholders, Qiming Shareholders, and SAIF Shareholder have irrevocably undertaken to the Company to tender 9,000,000, 5,891,994, and 3,000,000 Class A Ordinary Shares (including in the form of ADSs) for acceptance of the Offers, respectively, representing approximately 3.1%, 2.0%, and 1.0% of the total Shares (on a one share one vote basis) in issue and outstanding as of the Latest Practicable Date, and (ii) in respect of the undertaking to vote in favor of the resolution in connection with the Offers at the EGM, Innovation Works Shareholders, Qiming Shareholders, and SAIF Shareholder together hold a total of 34,120,714 Class A Ordinary Shares (including in the form of ADSs), representing approximately 7.6% of the voting rights in the Company as of the Latest Practicable Date;
(iii)
save for the Irrevocable Undertakings, no persons have irrevocably committed themselves to accept or reject the Offers;

(iv)
save as disclosed in the section headed “Interests of Substantial Shareholders” herein, there is no Shareholder who holds 10% or more of the voting rights of the Company;

(v)
none of the Company, the Directors or any person acting in concert with any of them have borrowed or lent any Class A Ordinary Shares or any convertible securities, warrants, options, or derivatives in respect of any Class A Ordinary Shares;

(vi)
none of the subsidiaries of the Company, nor pension funds of the Company or of any of the Company’s subsidiaries, nor any person who is presumed to be acting in concert with the Company by virtue of class (5) of the definition of “acting in concert” under the Takeovers Code or who is an associate of the Company by virtue of class (2) of the definition of “associate” under the Takeovers Code, but excluding exempt principal traders and exempt fund managers, had any interest in any Shares or any convertible securities, warrants, options or derivatives in respect of any Shares;

(vii)
save for the Irrevocable Undertakings, no person had any arrangement of the kind referred to in Note 8 to Rule 22 of the Takeovers Code with the Company or any person who is presumed to be acting in concert with the Company by virtue of classes (1), (2), (3), and (5) of the definition of “acting in concert,” or the Company’s associates by virtue of classes (2), (3), or (4) of the definition of “associate” under the Codes;

(viii)
save as disclosed in the sections headed “Interests of Substantial Shareholders” and “Interests of Directors and Chief Executives in Shares, Underlying Shares, and Debentures,” no person with whom the Company or any party acting in concert with either of them had any arrangement of the kind referred to in Note 8 to Rule 22 of the Takeovers Code owned or controlled any Shares or any convertible securities, warrants, options, or derivatives in respect of the Shares; and

(ix)
no shareholding in the Company was managed on a discretionary basis by fund managers (other than exempt fund managers) connected with the Company.

Dealing in Securities
The Company did not, and will not, conduct any on-market buy-back of Shares from the date of the Announcement up to and including the date on which the Offers closes, lapses, or are withdrawn, as the case may be.
During the Relevant Period, save as disclosed below and save for the issuances and buy-backs of Shares by the Company as disclosed in the section headed “Share Capital” in this Appendix IV, (i) the Company, the Directors, or any persons acting in concert with any of them, (ii) any person who prior to the issuance of this Offer Document had irrevocably committed to accept or reject the Offers, and (iii) any person who had an arrangement of the kind referred to in Note 8 to Rule 22 of the Takeovers Code with the Company or with any party acting in concert with the Company, did not deal for value in any Shares or any convertible securities, warrants, options, or derivatives in respect of any Shares.
Name of Party	Date of Transaction	Nature of Transaction	Number of Shares	Price per Share (US$/HK$)
SAIF Shareholder	January 19, 2024	Sale	181,250	US$1.58
SAIF Shareholder	January 22, 2024	Sale	207,500	US$1.58
SAIF Shareholder	January 23, 2024	Sale	237,500	US$1.64
SAIF Shareholder	January 24, 2024	Sale	192,500	US$1.66
SAIF Shareholder	January 25, 2024	Sale	175,000	US$1.68
SAIF Shareholder	January 26, 2024	Sale	75,341	US$1.70
SAIF Shareholder	January 29, 2024	Sale	43,535.5	US$1.58
SAIF Shareholder	January 31, 2024	Sale	152,500	US$1.54
SAIF Shareholder	February 1, 2024	Sale	72,500	US$1.52
SAIF Shareholder	February 2, 2024	Sale	57,500	US$1.50
SAIF Shareholder	February 6, 2024	Sale	59,996.5	US$1.50
SAIF Shareholder	February 12, 2024	Sale	13,771	US$1.50
SAIF Shareholder	February 15, 2024	Sale	119,050	US$1.52
SAIF Shareholder	February 16, 2024	Sale	51,414.5	US$1.52
SAIF Shareholder	February 21, 2024	Sale	8,880	US$1.52
SAIF Shareholder	February 22, 2024	Sale	1,001	US$1.50
SAIF Shareholder	February 23, 2024	Sale	94,107	US$1.50
SAIF Shareholder	February 26, 2024	Sale	167,500	US$1.60
SAIF Shareholder	February 27, 2024	Sale	80,576.5	US$1.58
SAIF Shareholder	February 28, 2024	Sale	59,905	US$1.56
SAIF Shareholder	February 29, 2024	Sale	77,295	US$1.58
SAIF Shareholder	March 1, 2024	Sale	158,511	US$1.60
SAIF Shareholder	March 4, 2024	Sale	77,904.5	US$1.52
SAIF Shareholder	March 5, 2024	Sale	650	US$1.50
SAIF Shareholder	March 6, 2024	Sale	3,050	US$1.50
SAIF Shareholder	March 7, 2024	Sale	34,242	US$1.50
SAIF Shareholder	March 8, 2024	Sale	27,966	US$1.50
SAIF Shareholder	March 11, 2024	Sale	69,053.5	US$1.52
SAIF Shareholder	March 12, 2024	Sale	110,000	US$1.54
SAIF Shareholder	March 13, 2024	Sale	53,846.5	US$1.52
SAIF Shareholder	March 14, 2024	Sale	205	US$1.50
SAIF Shareholder	March 15, 2024	Sale	56,385	US$1.50
SAIF Shareholder	March 18, 2024	Sale	64,957	US$1.50
SAIF Shareholder	April 3, 2024	Sale	56,584.5	US$1.50
SAIF Shareholder	May 20, 2024	Sale	161,607	US$1.34
Innovation Works Holdings Limited	January 25, 2024	Sale	27,300	US$1.70
Innovation Works Holdings Limited	January 26, 2024	Sale	10,700	US$1.70
Innovation Works Holdings Limited	January 27, 2024	Sale	23,400	US$1.70
Innovation Works Holdings Limited	February 1, 2024	Sale	7,000	HK$11.59
Innovation Works Holdings Limited	February 2, 2024	Sale	2,400	HK$12.13

Name of Party	Date of Transaction	Nature of Transaction	Number of Shares	Price per Share (US$/HK$)
Innovation Works Holdings Limited	February 6, 2024	Sale	2,500	HK$11.61
Innovation Works Holdings Limited	February 7, 2024	Sale	3,100	HK$11.45
Innovation Works Holdings Limited	February 8, 2024	Sale	1,500	HK$11.56
Innovation Works Holdings Limited	February 14, 2024	Sale	12,500	HK$11.15
Innovation Works Holdings Limited	February 15, 2024	Sale	11,000	HK$11.38
Innovation Works Holdings Limited	February 19, 2024	Sale	2,000	HK$11.74
Innovation Works Holdings Limited	February 20, 2024	Sale	3,500	HK$11.76
Innovation Works Holdings Limited	February 23, 2024	Sale	3,600	HK$11.64
Innovation Works Holdings Limited	February 26, 2024	Sale	3,600	HK$11.58
Innovation Works Holdings Limited	February 27, 2024	Sale	9,700	HK$12.37
Innovation Works Holdings Limited	March 1, 2024	Sale	30,800	HK$12.28
Innovation Works Holdings Limited	March 4, 2024	Sale	11,100	HK$11.66
Innovation Works Holdings Limited	March 6, 2024	Sale	4,000	HK$11.36
Innovation Works Holdings Limited	March 7, 2024	Sale	9,100	HK$11.37
Innovation Works Holdings Limited	March 12, 2024	Sale	16,900	HK$12.11
Innovation Works Holdings Limited	March 13, 2024	Sale	3,300	HK$12.34
Innovation Works Holdings Limited	March 14, 2024	Sale	4,300	HK$11.68
Innovation Works Holdings Limited	March 15, 2024	Sale	4,400	HK$11.62
Innovation Works Holdings Limited	March 18, 2024	Sale	5,500	HK$11.75
Innovation Works Holdings Limited	March 19, 2024	Sale	3,900	HK$11.55
Innovation Works Holdings Limited	March 20, 2024	Sale	4,400	HK$11.40
Innovation Works Holdings Limited	March 21, 2024	Sale	13,700	HK$11.45
Innovation Works Holdings Limited	March 22, 2024	Sale	14,300	HK$11.34
Innovation Works Holdings Limited	March 25, 2024	Sale	6,300	HK$11.12
Innovation Works Holdings Limited	April 2, 2024	Sale	8,500	HK$11.08
Innovation Works Holdings Limited	April 3, 2024	Sale	18,500	HK$11.45
Innovation Works Holdings Limited	April 4, 2024	Sale	7,000	US$1.49
Innovation Works Holdings Limited	April 5, 2024	Sale	18,412	US$1.48
Innovation Works Holdings Limited	April 5, 2024	Sale	5,300	HK$11.52
Innovation Works Holdings Limited	April 8, 2024	Sale	2,500	HK$11.27
Innovation Works Holdings Limited	April 9, 2024	Sale	5,900	HK$10.67
Innovation Works Holdings Limited	April 10, 2024	Sale	13,450	US$1.42
Innovation Works Holdings Limited	April 10, 2024	Sale	10,600	HK$10.74
Innovation Works Holdings Limited	April 11, 2024	Sale	17,039	US$1.42
Innovation Works Holdings Limited	April 11, 2024	Sale	5,200	HK$10.58
Innovation Works Holdings Limited	April 12, 2024	Sale	5,000	HK$10.39
Innovation Works Holdings Limited	April 15, 2024	Sale	1,100	HK$10.30
Innovation Works Holdings Limited	April 16, 2024	Sale	2,200	HK$9.85
Innovation Works Holdings Limited	April 17, 2024	Sale	8,100	HK$9.44
Innovation Works Holdings Limited	April 18, 2024	Sale	4,300	HK$9.63
Innovation Works Holdings Limited	April 19, 2024	Sale	14,900	HK$9.64
Innovation Works Holdings Limited	April 22, 2024	Sale	6,200	HK$9.49

Name of Party	Date of Transaction	Nature of Transaction	Number of Shares	Price per Share (US$/HK$)
Innovation Works Holdings Limited	April 23, 2024	Sale	8,500	HK$9.27
Innovation Works Holdings Limited	April 24, 2024	Sale	21,000	HK$9.28
Innovation Works Holdings Limited	April 25, 2024	Sale	9,500	HK$9.22
Innovation Works Holdings Limited	April 26, 2024	Sale	11,000	HK$9.45
Innovation Works Holdings Limited	April 29, 2024	Sale	13,600	HK$9.60
Innovation Works Holdings Limited	April 30, 2024	Sale	600	HK$9.80
Innovation Works Holdings Limited	May 2, 2024	Sale	1,600	HK$10.01
Innovation Works Holdings Limited	May 6, 2024	Sale	7,700	HK$10.49
Innovation Works Holdings Limited	May 7, 2024	Sale	4,000	HK$10.26
Innovation Works Holdings Limited	May 8, 2024	Sale	4,000	HK$10.28
Innovation Works Holdings Limited	May 9, 2024	Sale	4,500	HK$10.25
Innovation Works Holdings Limited	May 10, 2024	Sale	3,500	HK$10.23
Innovation Works Holdings Limited	May 13, 2024	Sale	5,400	HK$10.86
Innovation Works Holdings Limited	May 14, 2024	Sale	3,900	HK$10.88
Innovation Works Holdings Limited	May 16, 2024	Sale	4,800	HK$9.90
Innovation Works Holdings Limited	May 17, 2024	Sale	4,000	HK$10.65
Innovation Works Holdings Limited	May 20, 2024	Sale	4,100	HK$11.10
Innovation Works Holdings Limited	May 21, 2024	Sale	4,000	HK$10.49
Innovation Works Holdings Limited	May 22, 2024	Sale	4,100	HK$10.30
Innovation Works Holdings Limited	May 23, 2024	Sale	5,000	HK$9.87
Innovation Works Holdings Limited	May 24, 2024	Sale	3,900	HK$9.55
Innovation Works Holdings Limited	May 27, 2024	Sale	4,000	HK$9.42
Innovation Works Holdings Limited	May 28, 2024	Sale	4,500	HK$9.43
Innovation Works Holdings Limited	May 29, 2024	Sale	4,000	HK$8.92
Innovation Works Holdings Limited	May 30, 2024	Sale	4,300	HK$8.63
Innovation Works Holdings Limited	May 31, 2024	Sale	5,000	HK$8.79
Innovation Works Holdings Limited	June 3, 2024	Sale	5,000	HK$8.28
Innovation Works Holdings Limited	June 4, 2024	Sale	3,500	HK$8.31
Innovation Works Holdings Limited	June 5, 2024	Sale	4,500	HK$8.33
Innovation Works Holdings Limited	June 6, 2024	Sale	5,000	HK$8.49
Innovation Works Holdings Limited	June 7, 2024	Sale	4,600	HK$8.72
Innovation Works Holdings Limited	June 11, 2024	Sale	6,000	HK$8.56
Innovation Works Holdings Limited	June 12, 2024	Sale	5,100	HK$8.42
Innovation Works Holdings Limited	June 13, 2024	Sale	4,100	HK$8.20
Innovation Works Holdings Limited	June 15, 2024	Sale	4,200	HK$7.90
Innovation Works Holdings Limited	June 17, 2024	Sale	4,500	HK$7.55
Innovation Works Holdings Limited	June 18, 2024	Sale	4,000	HK$7.42
Innovation Works Holdings Limited	June 19, 2024	Sale	4,500	HK$7.66
Innovation Works Holdings Limited	June 20, 2024	Sale	2,500	HK$7.64
Innovation Works Holdings Limited	June 21, 2024	Sale	3,600	HK$7.42
Innovation Works Holdings Limited	June 24, 2024	Sale	4,000	HK$7.26
Innovation Works Holdings Limited	June 25, 2024	Sale	3,600	HK$7.32

Name of Party	Date of Transaction	Nature of Transaction	Number of Shares	Price per Share (US$/HK$)
Innovation Works Holdings Limited	June 26, 2024	Sale	3,700	HK$7.25
Innovation Works Holdings Limited	June 27, 2024	Sale	4,000	HK$7.02
Innovation Works Holdings Limited	June 28, 2024	Sale	3,800	HK$6.86
Innovation Works Holdings Limited	July 2, 2024	Sale	1,500	HK$6.91
Innovation Works Holdings Limited	July 3, 2024	Sale	11,700	HK$6.81
Innovation Works Holdings Limited	July 4, 2024	Sale	6,000	HK$8.03
Innovation Works Holdings Limited	July 5, 2024	Sale	8,700	HK$7.86
Innovation Works Holdings Limited	July 8, 2024	Sale	11,700	US$1.06
Innovation Works Holdings Limited	July 8, 2024	Sale	8,000	HK$8.30
Innovation Works Holdings Limited	July 9, 2024	Sale	13,377	US$1.04
Innovation Works Holdings Limited	July 9, 2024	Sale	4,700	HK$7.92
Innovation Works Holdings Limited	July 10, 2024	Sale	6,000	HK$8.39
Innovation Works Holdings Limited	July 11, 2024	Sale	144,600	US$1.10
Innovation Works Holdings Limited	July 12, 2024	Sale	39,990	US$1.11
Innovation Works Holdings Limited	July 13, 2024	Sale	2,556	US$1.12
Innovation Works Holdings Limited	July 15, 2024	Sale	6,000	US$1.02
Innovation Works Holdings Limited	July 15, 2024	Sale	2,800	HK$8.18
Innovation Works Holdings Limited	July 16, 2024	Sale	88,800	US$1.02
Innovation Works Holdings Limited	July 16, 2024	Sale	12,200	HK$8.02
Innovation Works Holdings Limited	July 17, 2024	Sale	2,500	HK$8.11
Innovation Works Development Fund, L.P.	April 3, 2024	Sale	27,850	US$1.50
Innovation Works Development Fund, L.P.	April 4, 2024	Sale	43,350	US$1.51
Innovation Works Development Fund, L.P.	April 5, 2024	Sale	10,900	US$1.44
Innovation Works Development Fund, L.P.	April 6, 2024	Sale	11,779.5	US$1.42
Innovation Works Development Fund, L.P.	April 9, 2024	Sale	5,382.5	US$1.44
Innovation Works Development Fund, L.P.	April 10, 2024	Sale	16,400	US$1.43
Innovation Works Development Fund, L.P.	April 11, 2024	Sale	49,450	US$1.44
Innovation Works Development Fund, L.P.	April 12, 2024	Sale	23,238	US$1.43
Innovation Works Development Fund, L.P.	April 13, 2024	Sale	9,850	US$1.40
Innovation Works Development Fund, L.P.	April 15, 2024	Sale	1,750	US$1.38
Innovation Works Development Fund, L.P.	April 16, 2024	Sale	22,100	US$1.35
Innovation Works Development Fund, L.P.	April 17, 2024	Sale	16,400	US$1.30
Innovation Works Development Fund, L.P.	April 18, 2024	Sale	5,050	US$1.31
Innovation Works Development Fund, L.P.	April 19, 2024	Sale	29,250	US$1.32
Innovation Works Development Fund, L.P.	April 20, 2024	Sale	8,154.5	US$1.26
Innovation Works Development Fund, L.P.	April 22, 2024	Sale	26,050	US$1.26
Innovation Works Development Fund, L.P.	April 23, 2024	Sale	57,800	US$1.27
Innovation Works Development Fund, L.P.	April 24, 2024	Sale	63,300.5	US$1.30
Innovation Works Development Fund, L.P.	April 25, 2024	Sale	41,550	US$1.33
Innovation Works Development Fund, L.P.	April 26, 2024	Sale	30,250	US$1.31
Innovation Works Development Fund, L.P.	April 27, 2024	Sale	26,872	US$1.32
Innovation Works Development Fund, L.P.	April 29, 2024	Sale	4,100	US$1.31

Name of Party	Date of Transaction	Nature of Transaction	Number of Shares	Price per Share (US$/HK$)
Innovation Works Development Fund, L.P.	April 30, 2024	Sale	43,100	US$1.33
Innovation Works Development Fund, L.P.	May 1, 2024	Sale	71,700	US$1.34
Innovation Works Development Fund, L.P.	May 2, 2024	Sale	52,000	US$1.33
Innovation Works Development Fund, L.P.	May 3, 2024	Sale	59,818.5	US$1.35
Innovation Works Development Fund, L.P.	May 4, 2024	Sale	14,006	US$1.36
Innovation Works Development Fund, L.P.	May 6, 2024	Sale	3,600	US$1.31
Innovation Works Development Fund, L.P.	May 7, 2024	Sale	40,951	US$1.32
Innovation Works Development Fund, L.P.	May 8, 2024	Sale	38,297	US$1.32
Innovation Works Development Fund, L.P.	May 9, 2024	Sale	12,450.5	US$1.34
Innovation Works Development Fund, L.P.	May 10, 2024	Sale	34,200	US$1.31
Innovation Works Development Fund, L.P.	May 13, 2024	Sale	40,200	US$1.29
Innovation Works Development Fund, L.P.	May 14, 2024	Sale	344,400	US$1.29
Innovation Works Development Fund, L.P.	May 15, 2024	Sale	98,406	US$1.30
Innovation Works Development Fund, L.P.	May 16, 2024	Sale	163,275	US$1.25
Innovation Works Development Fund, L.P.	May 17, 2024	Sale	234,327	US$1.30
Innovation Works Development Fund, L.P.	May 18, 2024	Sale	243,591	US$1.42
Innovation Works Development Fund, L.P.	May 20, 2024	Sale	30,600	US$1.36
Innovation Works Development Fund, L.P.	May 21, 2024	Sale	43,524	US$1.33
Innovation Works Development Fund, L.P.	May 22, 2024	Sale	106,500	US$1.30
Innovation Works Development Fund, L.P.	May 23, 2024	Sale	16,500	US$1.29
Innovation Works Development Fund, L.P.	May 24, 2024	Sale	4,800	US$1.23
Innovation Works Development Fund, L.P.	May 28, 2024	Sale	42,600	US$1.16
Innovation Works Development Fund, L.P.	May 29, 2024	Sale	26,400	US$1.14
Innovation Works Development Fund, L.P.	May 30, 2024	Sale	81,945	US$1.11
Innovation Works Development Fund, L.P.	May 31, 2024	Sale	103,776	US$1.11
Innovation Works Development Fund, L.P.	June 1, 2024	Sale	82,200	US$1.07
Innovation Works Development Fund, L.P.	June 3, 2024	Sale	64,500	US$1.09
Innovation Works Development Fund, L.P.	June 4, 2024	Sale	63,006	US$1.08
Innovation Works Development Fund, L.P.	June 5, 2024	Sale	81,900	US$1.08
Innovation Works Development Fund, L.P.	June 6, 2024	Sale	241,200	US$1.10
Innovation Works Development Fund, L.P.	June 7, 2024	Sale	136,635	US$1.14
Innovation Works Development Fund, L.P.	June 8, 2024	Sale	92,487	US$1.14
Innovation Works Development Fund, L.P.	June 11, 2024	Sale	5,700	US$1.13
Innovation Works Development Fund, L.P.	June 12, 2024	Sale	6,000	US$1.05
Innovation Works Development Fund, L.P.	June 13, 2024	Sale	66,066	US$1.04
Innovation Works Development Fund, L.P.	June 14, 2024	Sale	7,500	US$1.01
Innovation Works Development Fund, L.P.	June 15, 2024	Sale	62,670	US$1.00
Innovation Works Development Fund, L.P.	June 17, 2024	Sale	5,700	US$0.98
Innovation Works Development Fund, L.P.	June 18, 2024	Sale	79,056	US$0.99
Innovation Works Development Fund, L.P.	June 22, 2024	Sale	5,700	US$0.94
Innovation Works Development Fund, L.P.	June 28, 2024	Sale	6,900	US$0.90
Innovation Works Development Fund, L.P.	July 1, 2024	Sale	86,397	US$0.91

Name of Party	Date of Transaction	Nature of Transaction	Number of Shares	Price per Share (US$/HK$)
Innovation Works Development Fund, L.P.	July 2, 2024	Sale	57,000	US$0.91
Innovation Works Development Fund, L.P.	July 3, 2024	Sale	129,900	US$0.96
Innovation Works Development Fund, L.P.	July 4, 2024	Sale	63,999	US$1.01
Innovation Works Development Fund, L.P.	July 5, 2024	Sale	85,800	US$1.07
Innovation Works Development Fund, L.P.	July 6, 2024	Sale	37,428	US$1.06
Innovation Works Development Fund, L.P.	July 8, 2024	Sale	31,998	US$1.06
As of the Latest Practicable Date, the Company had no agreement, arrangement, or understanding to transfer, charge, or pledge any of the Class A Ordinary Shares (including in the form of ADSs) pursuant to the Offers to any other persons.
As of the Latest Practicable Date, there was no agreement or arrangement to which the Company was a party related to circumstances in which a party might or might not invoke or seek to invoke a pre-condition or a condition to the Offers.
Market Prices
The following table sets forth the closing prices per Class A Ordinary Share on the Hong Kong Stock Exchange and the closing prices per ADS on the NYSE on (i) the Latest Practicable Date, (ii) the Last Trading Day (in respect of Class A Ordinary Shares) and the NYSE trading day prior to the Last Trading Day (in respect of ADSs), and (iii) the last trading day of each of the calendar months during the Relevant Period.
Date	Closing Price per Class A Ordinary Share (HK$)	Closing Price per ADS(1) (US$)
January 31, 2024	11.24	4.6752
February 29, 2024	11.90	4.7940
March 28, 2024	10.60	4.1034
April 30, 2024	9.97	4.0746
May 31, 2024	8.21	3.2600
June 28, 2024	6.83	2.7300
July 19, 2024 (Last Trading Day for Class A Ordinary Shares / July 18, 2024 (New York City time) (the NYSE trading day prior to the Last Trading Day for ADSs)	8.50	3.0600
July 31, 2024	8.50	3.3000
August 31, 2024	8.35	3.3100
September 5, 2024 (The last trading day of the Hong Kong Stock Exchange prior to the Latest Practicable Date for Class A Ordinary Shares) / September 5, 2024 (New York City time) (the NYSE trading day prior to the Latest Practicable Date for ADSs)	8.37	3.43

Note:
(1)
On May 10, 2024, we effected a change in the ratio of ADSs to Class A Ordinary Shares from two ADSs representing one Class A Ordinary Share to a new ratio of one ADS representing three Class A Ordinary Shares. Closing prices per ADS have been retrospectively adjusted to reflect this ADS ratio change for all periods presented.

The highest and lowest closing prices per Class A Ordinary Share as quoted on the Hong Kong Stock Exchange during the Relevant Period were HK$12.60 per Share on January 25, 2024 and HK$6.83 per Share on June 28, 2024, respectively.
The highest and lowest closing prices per ADS as quoted on the NYSE during the Relevant Period were US$2.59 per ADS on June 27, 2024 and US$5.3706 per ADS on January 3, 2024, respectively. The ADR ratio change has been retrospectively applied for all presented ADR prices.

Arrangements Affecting Directors
No benefit has been or will be given to any Director as compensation for loss of office or otherwise in connection with the Offers.
As of the Latest Practicable Date, there was no agreement or arrangement between any Director and any other person that was conditional on or dependent upon the outcome of the Offers or otherwise connected with the Offers.
As of the Latest Practicable Date, there was no agreement, arrangement, or understanding (including any compensation arrangement) that existed between (i) the Company or any person acting in concert with it and (ii) any of the Directors, which had any connection with or was dependent upon the Offers.
Directors’ Service Contracts
As of the Latest Practicable Date, none of the Directors had entered into a service contract with the Company or any of its subsidiaries or associated companies that (i) (including both continuous and fixed term contracts) had been entered into or amended within 6 months before the commencement of the Offer Period; (ii) is a continuous contract with a notice period of 12 months or more, or (iii) is a fixed term contract with more than 12 months to run irrespective of the notice period.
Material Litigation
As of the Latest Practicable Date, no member of the Group was involved in any litigation or arbitration of material importance and no litigation or claim of material importance was pending or threatened by or against any member of the Group.
Material Contracts
The Group did not enter into any contracts that were or might be material (other than those entered into in the ordinary course of business carried on or intended to be carried on by the Company or any of its subsidiaries) within the two years immediately preceding the commencement date of the Offer Period and up to the Latest Practicable Date.
Documents Available for Inspection
Copies of the following documents are available for inspection (i) on the website of the Company (https//ir.zhihu.com); and (ii) on the website of the Securities and Futures Commission (https://www.sfc.hk) from the date of this U.S. Offer to Purchase for so long as the Offers remain open for acceptance:
(i)
the Articles of Association of the Company,

(ii)
the Prospectus,

(iii)
the annual reports of the Company for the years ended December 31, 2022 and 2023,

(iv)
the 2024 Interim Results Announcement,

(v)
the letter from the Board, the text of which is included in this U.S. Offer to Purchase,

(vi)
the letter from Deutsche Bank in connection with the Non-U.S. Offer,

(vii)
the letter from the Independent Board Committee, the text of which is included in this U.S. Offer to Purchase,

(viii)
the letter from the Independent Financial Adviser, the text of which is included in this U.S. Offer to Purchase,

(ix)
the report from PricewaterhouseCoopers in respect of certain financial information of the Group required under the Non-U.S. Offer,

(x)
the Irrevocable Undertakings, and

(xi)
the written consents required under the Non-U.S. Offer.

Miscellaneous
(i)
The registered office of the Company is situated at PO Box 309, Ugland House, Grand Cayman KY1-1104, Cayman Islands.

(ii)
The head office and principal place of business of the Company in the People’s Republic of China is situated at 18 Xueqing Road, Haidian District, Beijing 10083, People’s Republic of China.

(iii)
The principal place of business of the Company in Hong Kong is situated at 5/F, Manulife Place, 348 Kwun Tong Road, Kowloon, Hong Kong.

(iv)
The principal place of business of Deutsche Bank in Hong Kong is situated at 58-61/F, International Commerce Centre, 1 Austin Road West, Kowloon, Hong Kong.

(v)
Members of the Deutsche Bank Concert Group are presumed to be acting in concert with the Company in accordance with class 5 of the definition of “acting in concert” under the Takeovers Code.

DEFINITIONS
In this U.S. Offer to Purchase, the following expressions have the meanings set forth below unless the context requires otherwise.
“2012 Plan”	the share incentive plan adopted by the Company in June 2012, as amended from time to time
“2022 Plan”	the share incentive plan adopted by the Company on March 30, 2022, as amended from time to time
“Accepting ADS holder(s)”	ADS holder(s) accepting the U.S. Offer
“Accepting Shareholder(s)”	Accepting Non-U.S. Shareholders and Accepting U.S. Shareholders
“Accepting Non-U.S. Shareholder(s)”	Non-U.S. Qualifying Shareholder(s) accepting the Non-U.S. Offer
“Accepting U.S. Shareholder(s)”	U.S. Qualifying Shareholder(s) accepting the U.S. Offer
“acting in concert”	has the meaning ascribed thereto in the Codes, and “parties acting in concert” shall be construed accordingly
“ADR(s)”	American depositary receipt(s) evidencing ADSs
“ADS(s)”	American depositary share(s), each representing three Class A Ordinary Shares
“ADS EGM Record Date”	the close of business on September 23, 2024, New York City time, as the record date of ADSs for the EGM
“ADS Letter of Transmittal”	the form of letter of transmittal to accompany the U.S. Offer to Purchase for use by ADS holders in connection with the U.S. Offer
“Agent’s Message”	a message transmitted by DTC that forms part of a book-entry confirmation and states that DTC has received an express acknowledgment from the participant tendering the ADSs that are the subject of such book-entry confirmation stating that such participant has received, and agrees to be bound by, the terms of the U.S. Offer to Purchase and the ADS Letter of Transmittal, and that the Company may enforce such agreement against such participant
“Announcement”	the announcement of the Company dated July 19, 2024 in relation to, among other things, the Offers
“Articles of Association”	the currently effective articles of association of the Company, as amended from time to time
“associate(s)”	has the meaning ascribed thereto in the Codes
“ATOP”	Automated Tender Offer Program of DTC
“Board”	the board of Directors
“Business Day”	a day on which the Hong Kong Stock Exchange is open for the transaction of business
“CCASS”	the Central Clearing and Settlement System established and operated by Hong Kong Securities Clearing Company Limited
“China” or “PRC”	the People’s Republic of China, and, unless the context requires otherwise and solely for the purpose of this U.S. Offer to Purchase such as describing legal or tax matters, authorities, entities, or persons, excludes Hong Kong Special Administrative Region, Macao Special Administrative Region, and Taiwan region of the People’s Republic of China

“Class A Ordinary Share(s)”	Class A ordinary shares in the share capital of the Company with a par value of US$0.000125 each, conferring a holder thereof one vote per Share on any resolution tabled at the Company’s general meeting
“Class B Ordinary Share(s)”	Class B ordinary shares in the share capital of the Company with a par value of US$0.000125 each, conferring weighted voting rights in the Company such that a holder thereof is entitled to ten votes per Share on any resolution tabled at the Company’s general meeting, save for resolutions with respect to any Reserved Matters, in which case they shall be entitled to one vote per Share
“Codes”	collectively, the Takeovers Code and the Share Buy-backs Code
“Company”	Zhihu Inc., a company with limited liability incorporated under the laws of the Cayman Islands on May 17, 2011
“Condition”	the condition of the Offers, as set forth under the section headed “Condition of the Offers” in the Letter from the Board in this U.S. Offer to Purchase
“Consolidated Affiliated Entity(ies)”	entities the Group controls through the Contractual Arrangements
“Contractual Arrangement(s)”	the series of contractual arrangements entered into between the WFOEs, the Onshore Holdcos, and the VIE Registered Shareholders (as applicable)
“Controlling Shareholder(s)”	has the meaning ascribed thereto under the Listing Rules and, unless the context requires otherwise, refers to Mr. Zhou and the intermediary company through which Mr. Zhou controls his interest in the Company, namely, MO Holding Ltd, South Ridge Global Limited, and Zhihu Holdings Inc. and “Controlling Shareholder” means any one of them
“Custodian”	The Hongkong and Shanghai Banking Corporation Limited, as custodian of the Depositary in Hong Kong
“Depositary”	JPMorgan Chase Bank, N.A.
“Deposit Agreement”	the amended and restated deposit agreement dated May 10, 2024 and entered into by the Company, JP Morgan Chase Bank, N.A. (as Depositary), and all owners and holders from time to time of the ADSs issued thereunder
“Deutsche Bank”	Deutsche Bank AG, Hong Kong Branch, a registered institution under the SFO to carry out type 1 (dealing in securities), type 4 (advising on securities), type 6 (advising on corporate finance), and type 9 (asset management) regulated activities under the SFO, being the financial adviser to the Company in respect of the Offers
“Deutsche Bank Concert Group”	Deutsche Bank and persons controlling, controlled by, or under the same control as Deutsche Bank (except exempt principal traders and exempt fund managers, in each case recognized by the Executive as such for the purpose of the Takeovers Code)
“Director(s)”	the director(s) of the Company
“DTC”	The Depository Trust Company
“EGM”	the extraordinary general meeting of the Company to be convened and held at 10:00 a.m., Beijing time, on October 16, 2024 at Room Landing, Floor 1, Zone B, China Industry-Academy-Research Achievement Transformation Center, 18A Xueqing Road, Haidian District, Beijing 100083, People’s Republic of China for the Independent Shareholders to consider and, if thought fit, to approve the resolution in respect of the Offers
“Executive”	the Executive Director of the Corporate Finance Division of the

SFC or any delegate of the Executive Director
“Exchange Act”	United States Securities Exchange Act of 1934, as amended
“Expiration Date”	closing date of the Offers
“Form of Acceptance”	the form of acceptance to be issued with the Offer Document in connection with the Non-U.S. Offer and with the U.S. Offer to Purchase in connection with the U.S. Offer
“Group”	the Company, its subsidiaries, and the Consolidated Affiliated Entities from time to time, and where the context requires, in respect of the period prior to the Company becoming the holding company of its present subsidiaries and Consolidated Affiliated Entities, such subsidiaries and Consolidated Affiliated Entities as if they were subsidiaries and Consolidated Affiliated Entities of the Company at the relevant time
“HK$”or “Hong Kong dollars”	Hong Kong dollars, the lawful currency of Hong Kong
“HKSCC”	HKSCC Nominees Limited
“Hong Kong”	Hong Kong Special Administrative Region of the People’s Republic of China
“Hong Kong Stock Exchange”	The Stock Exchange of Hong Kong Limited
“Independent Board Committee”	the independent committee of the Board comprising all the non-executive Directors, namely Mr. Dahai Li, Mr. Zhaohui Li, Mr. Bing Yu, and all the independent non-executive Directors, namely Mr. Hanhui Sam Sun, Ms. Hope Ni, and Mr. Derek Chen, who have no interest in the Offers other than as a Shareholder (only Mr. Dahai Li, Mr. Hanhui Sam Sun, Ms. Hope Ni, and Mr. Derek Chen are Shareholders), which has been formed to advise the Independent Shareholders in relation to the Offers
“Independent Financial Adviser”	Altus Capital Limited, a corporation licensed to carry out Type 4 (advising on securities), Type 6 (advising on corporate finance), and Type 9 (asset management) regulated activities under the SFO, being the independent financial adviser to advise the Independent Board Committee in connection with the Offers
“Independent Shareholder(s)”	Shareholder(s) other than (i) any Shareholder who has a material interest in the Offers different from all other Shareholders, and (ii) any person who may be required to abstain from voting on the ordinary resolution in respect of the Offers to be proposed at the EGM in accordance with the Codes
“Information Agent”	Broadridge Corporate Issuer Solutions, LLC
“Innovation Works Shareholders”	being (i) Innovation Works Development Fund, L.P., a fund organized under the laws of the Cayman Islands, and (ii) Innovation Works Holdings Limited, a company incorporated in the British Virgin Islands, which in aggregate hold 11,889,945 Class A Ordinary Shares (including in the form of ADSs), representing approximately 4.0% of interest in the total issued and outstanding Shares (on a one share one vote basis, and excluding the Class A Ordinary Shares issued to the Depositary for bulk issuance of ADSs reserved for future issuances upon the exercise or vesting of awards granted under the 2012 Plan and the 2022 Plan) and approximately 2.6% of voting rights in the Company as of the Latest Practicable Date
“Irrevocable Undertakings”	the irrevocable undertakings given by each of SAIF Shareholder, Innovation Works Shareholders, and Qiming Shareholders to the Company that (i) it will, and will procure the holders of Class A

Ordinary Shares and/or ADSs whose Class A Ordinary Shares and/or ADSs it is deemed to be interested in by virtue of Part XV of the SFO to, accept the Offers in respect of part of such Class A Ordinary Shares and/or ADSs (details of which are set forth under the section headed “The Irrevocable Undertakings” in the Letter from the Board in this U.S. Offer to Purchase); (ii) it will, and will procure the holders of Class A Ordinary Shares whose Class A Ordinary Shares it is deemed to be interested in by virtue of Part XV of the SFO to, vote in favor of the resolution in connection with the Offers at the EGM; and (iii) prior to the earlier of the Offers closing or lapsing: (a) it will not, and will procure any party acting in concert with it not to, acquire any Class A Ordinary Share or ADS or other securities of the Company; and (b) it will not, and will procure any party acting in concert with it not to, sell, transfer, assign, charge, encumber, grant any option over, or otherwise dispose of or permit the sale, transfer, charging, or other disposition or creation or grant of any other encumbrance or option of or over all or any Class A Ordinary Shares and/or ADSs
“Last Trading Day”	July 19, 2024, being the last full trading day in the Class A Ordinary Shares on the Hong Kong Stock Exchange immediately prior to the issue of the Announcement
“Latest Acceptance Time”	the latest time for receipt by the Registrar of the Form of Acceptance submitted by the Shareholders and by the Tender Agent of the ADS Letter of Transmittal submitted by the ADS holders, both in respect of the Offers, being 4:00 p.m., Hong Kong time, or 4:00 a.m., New York City time, on Wednesday, October 30, 2024, or such later time and date as the Company may announce in accordance with the requirements of the Codes and U.S. laws and regulations
“Latest Practicable Date”	September 6, 2024, being the latest practicable date for the purpose of ascertaining certain information referred to in this U.S. Offer to Purchase
“Listing Rules”	the Rules Governing the Listing of Securities on The Stock Exchange of Hong Kong Limited
“Long Stop Date”	December 31, 2024
“Maximum Number”	46,921,448 Class A Ordinary Shares (including in the form of ADSs), being the maximum number of Class A Ordinary Shares to be bought back pursuant to the Offers, in aggregate, representing approximately 15.9% of the total Shares (on a one share one vote basis) in issue and outstanding as of the Latest Practicable Date
“Mr. Zhou”	Mr. Yuan Zhou, founder, chairman, executive Director, and chief executive officer of the Company
“Non-U.S. Offer”	the conditional voluntary cash offer by Deutsche Bank on behalf of the Company to buy back Class A Ordinary Shares at the Offer Price from all Non-U.S. Qualifying Shareholders in accordance with the Share Buy-backs Code, which, together with the U.S. Offer, is subject to the cap of the Maximum Number
“Non-U.S. Qualifying Shareholder(s)”	Shareholder(s) who are not U.S. Shareholders and whose name(s) appear(s) on the Register of Members on the Record Date
“NYSE”	New York Stock Exchange
“Offers”	the Non-U.S. Offer and the U.S. Offer, which together are subject to the cap of the Maximum Number
“Offer Document”	the offer document in connection with the Non-U.S. Offer (accompanied with, among others, the notice of the EGM, the form of proxy for voting at the EGM, and the Form of Acceptance) issued by the Company in connection with the Non-U.S. Offer in accordance with the Codes
“Offer Period”	has the meaning ascribed thereto under the Codes and commencing from the date of the Announcement
“Offer Price”	HK$9.11 per Class A Ordinary Share or US$3.50 per ADS
“Onshore Holdco(s)”	Beijing Zhizhe Tianxia Technology Co., Ltd. (北京智者天下科技有限公司), Shanghai Pinzhi Education Technology Co., Ltd. (上海品職教育科技有限公司), and Wuhan Xinyue Network Technology Co., Ltd. (武漢昕越網絡科技有限公司)
“Overseas Shareholder(s)”	Shareholder(s), whose address(es) as shown on the register of members of the Company is/are outside Hong Kong
“Paying Agent”	Broadridge Corporate Issuer Solutions, LLC
“PFIC”	passive foreign investment company, as defined by the Internal Revenue Service of the United States for U.S. federal income tax purposes
“Prospectus”	the prospectus of the Company dated April 11, 2022
“Qiming Shareholders”	being (i) Qiming Venture Partners III, L.P., an exempted limited partnerships organized under the laws of the Cayman Islands, (ii) Qiming Managing Directors Fund III, L.P., an exempted limited partnerships organized under the laws of the Cayman Islands, and (iii) Qiming Venture Partners III Annex Fund, L.P., an exempted limited partnerships organized under the laws of the Cayman Islands, which in aggregate hold 10,201,891 Class A Ordinary Shares (including in the form of ADSs), representing approximately 3.5% of interest in the total issued and outstanding Shares (on a one share one vote basis, and excluding the Class A Ordinary Shares issued to the Depositary for bulk issuance of ADSs reserved for future issuances upon the exercise or vesting of awards granted under the 2012 Plan and the 2022 Plan) and approximately 2.3% of voting rights in the Company as of the Latest Practicable Date
“Qualifying Shareholder(s)”	Non-U.S. Qualifying Shareholder(s) and U.S. Qualifying Shareholder(s)
“Record Date”	the record date for the Offers, which will be the 14th day after the date of the EGM, or October 30, 2024
“Register”	the register of members of the Company
“Registrar” or “Computershare”	Computershare Hong Kong Investor Services Limited, being the Company’s Hong Kong branch share registrar, whose address is situated at Shops 1712-1716, 17th Floor, Hopewell Centre, 183 Queen’s Road East, Wanchai, Hong Kong
“Relevant Period”	the period from January 19, 2024 (being the date falling six months prior to July 19, 2024, the commencement date of the Offer Period) up to and including the Latest Practicable Date
“Reserved Matters”	those matters whose resolutions with respect to which each Share is entitled to one vote at general meetings of the Company pursuant to the Articles of Association, being: (i) any amendment to the Memorandum or Articles, including the variation of the rights attached to any class of shares, (ii) the appointment, election or removal of any independent non-executive Director, (iii) the appointment or removal of the Company’s auditors, and (iv) the voluntary liquidation or winding up of the Company
“RMB” or “Renminbi”	Renminbi, the lawful currency of the People’s Republic of China
“SAIF Shareholder”	SAIF IV Mobile Apps (BVI) Limited is a company incorporated in the British Virgin Islands and holds 12,028,878 Class A Ordinary Shares (including in the form of ADSs), representing approximately 4.1% of interest in the total issued and outstanding Shares (on a one share one vote basis, and excluding the Class A Ordinary Shares issued to the Depositary for bulk issuance of ADSs reserved for future issuances upon the exercise or vesting of awards granted under the 2012 Plan and the 2022 Plan) and approximately 2.7% of voting rights in the Company as of the Latest Practicable Date
“SEC”	the United States Securities and Exchange Commission
“SFC”	the Securities and Futures Commission of Hong Kong
“SFO”	Securities and Futures Ordinance (Chapter 571 of the Laws of Hong Kong)
“Share(s)”	the Class A Ordinary Shares and Class B Ordinary Shares in the share capital of the Company, as the context so requires
“Share Buy-backs Code”	the Code on Share Buy-backs of Hong Kong
“Share EGM Record Date”	the close of business on September 23, 2024, Hong Kong time, as the record date of Class A Ordinary Shares and Class B Ordinary Shares for the EGM
“Shareholder(s)”	holder(s) of the Shares from time to time
“Takeovers Code”	the Code on Takeovers and Mergers of Hong Kong
“Tender Agent”	Broadridge Corporate Issuer Solutions, LLC
“Title Document(s)”	the relevant Share certificate(s), transfer receipt(s), and/or other document(s) of title with respect to ownership(s) of the Share(s) (and/or any satisfactory indemnity or indemnities required in respect thereof)
“United States”	United States of America
“U.S. Business Day”	any day, other than Saturday, Sunday, or a federal holiday in the United States, and consisting of the time period from 12:01 a.m. through 12:00 midnight Eastern Time
“U.S. Holder(s)”	a beneficial owner of the ADSs or Class A Ordinary Shares that is, for U.S. federal income tax purposes: (i) an individual who is a citizen or resident of the United States; (ii) a corporation (or other entity treated as a corporation for U.S. federal income tax purposes) created in, or organized under the law of the United States or any state thereof or the District of Columbia; (iii) an estate the income of which is includible in gross income for U.S. federal income tax purposes regardless of its source; or a trust (a) the administration of which is subject to the primary supervision of a U.S. court and which has one or more U.S. persons who have the authority to control all substantial decisions of the trust or (b) that has otherwise validly elected to be treated as a U.S. person under the U.S. Internal Revenue Code of 1986, as amended
“U.S. Offer”	the conditional voluntary cash offer by the Company to buy back Class A Ordinary Shares (including in the form of ADSs) at the Offer Price from all U.S. Qualifying Shareholders and ADS holders

(wherever such ADS holders are located), which, together with the Non-U.S. Offer, is subject to the cap of the Maximum Number
“U.S. Offer to Purchase”	this U.S. offer to purchase dated September 9, 2024 and issued by the Company in connection with the U.S. Offer (accompanied with, among others, the Form of Acceptance, the ADS Letter of Transmittal, the notice of EGM, the form of proxy for voting at the EGM, and the ADS voting instruction card) in accordance with the U.S. laws and regulations
“U.S. Qualifying Shareholder(s)”	Shareholder(s) that are resident(s) of, or located in, the United States with their name(s) appear(s) on the Register on the Record Date and other Shareholder(s) whose names do not appear on the Register on the Record Date (including Shareholders whose Class A Ordinary Shares are held through CCASS or otherwise in the name of a nominee) and who have duly notified the Company that they are resident(s) of, or located in, the United States on the Record Date
“US$” or “U.S. dollars”	United States dollars, the lawful currency of the United States of America
“VIE Registered Shareholders”	the registered shareholders of the Onshore Holdcos, namely, Mr. Zhou and Mr. Dahai Li with respect to Beijing Zhizhe Tianxia Technology Co., Ltd. (北京智者天下科技有限公司); Nanjing Zhizhe Tianxia Information Technology Co., Ltd. (南京智者天下信息技術有限公司), Sike Li and Lingtao Zhang with respect to Shanghai Pinzhi Education Technology Co., Ltd. (上海品職教育科技有限公司); and Mr. Zhou and Rongle Zhang with respect to Wuhan Xinyue Network Technology Co., Ltd. (武漢昕越網絡科技有限公司) (other than Beijing Radio and Television Station (北京廣播電視台) which is an independent third party with 1% shareholding in Beijing Zhizhe Tianxia Technology Co., Ltd. (北京智者天下科技有限公司))
“weighted voting rights” or “WVR”	has the meaning ascribed to it under the Listing Rules
“WFOEs,” each a “WFOE”	Zhizhe Sihai (Beijing) Technology Co., Ltd. (智者四海(北京)技術有限公司), Shanghai Zhishi Technology Co., Ltd. (上海知匙科技有限公司), and Wuhan Bofeng Technology Co., Ltd. (武漢博烽科技有限公司)
“WVR Beneficiary”	has the meaning ascribed to it under the Listing Rules and unless the context otherwise requires, refers to Mr. Zhou, being the beneficial owner of the Class B Ordinary Shares which carry weighted voting rights, details of which are set out in the section headed “Share Capital” in the Prospectus
“WVR Structure”	has the meaning ascribed to it in the Listing Rules
“%”	per cent
Unless otherwise specified, (i) all translations of financial data in Hong Kong dollars into U.S. dollars and from U.S. dollars into Hong Kong dollars in this U.S. Offer to Purchase were made at the exchange rate prevailing on the date of the Announcement as set forth in the H.10 statistical release of the Federal Reserve Board: US$1.00 : HK$7.8073; and (ii) all translations of financial data in Hong Kong dollars into Renminbi and from Renminbi into Hong Kong dollars in this U.S. Offer to Purchase were made at the exchange rate published by the People’s Bank of China on December 29, 2023: HK$1.00 : RMB0.90622. The translations should not be construed as representations that the converted amounts actually represent such amounts could be converted into another currency at the rates indicated above.

SCHEDULE A
Directors and Executive Officers of Zhihu Inc.
The following table sets forth the names and positions of the directors and executive officers of Zhihu Inc. The business address of each of the Company’s directors and executive officers is c/o 18 Xueqing Road, Haidian District, Beijing 100083, People’s Republic of China with its telephone number: +86 (10) 8271-6603.
Name	Position
Yuan Zhou	Chairman and Chief Executive Officer
Han Wang	Chief Financial Officer
Bin Sun	Chief Technology Officer
Dahai Li	Director
Zhaohui Li	Director
Bing Yu	Director
Hanhui Ham Sun	Independent Director
Hope Ni	Independent Director
Derek Chen	Independent Director

A-1